    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 2001
                                                   FILE NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 10
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                            UNISPHERE NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                           522142617
           (STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)             IDENTIFICATION
                                                           NO.)
                 ONE EXECUTIVE DRIVE
              CHELMSFORD, MASSACHUSETTS                    01824
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                            ------------------------

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (978) 848-0300

                            ------------------------

                                   COPIES TO:

          MARK G. BORDEN, ESQ.                   SUZANNE M. ZABITCHUCK. ESQ.
        PHILIP P. ROSSETTI, ESQ.                  UNISPHERE NETWORKS, INC.
            HALE AND DORR LLP                        ONE EXECUTIVE DRIVE
             60 STATE STREET                   CHELMSFORD, MASSACHUSETTS 01824
       BOSTON, MASSACHUSETTS 02109                TELEPHONE: (978) 848-0300
        TELEPHONE: (617) 526-6000                 TELECOPY: (978) 441-0678
        TELECOPY: (617) 526-5000

                            ------------------------

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                NOT APPLICABLE                           NOT APPLICABLE
             TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                   EACH CLASS TO BE REGISTERED

                            ------------------------

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                        OPTIONS TO PURCHASE COMMON STOCK
                               (TITLE OF CLASS)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                INFORMATION REQUIRED IN REGISTRATION STATEMENT:

ITEM NUMBER                            CAPTION                             PAGE
-----------                            -------                             ----
Item 1.      Business....................................................   15
Item 2.      Financial Information.......................................   29
Item 3.      Properties..................................................   41
Item 4.      Security Ownership of Certain Beneficial Owners and
             Management..................................................   41
Item 5.      Directors and Executive Officers............................   44
Item 6.      Executive Compensation......................................   49
Item 7.      Certain Relationships and Related Transactions..............   54
Item 8.      Legal Proceedings...........................................   57
Item 9.      Market Price of and Dividends on the Registrant's Common
             Equity and Related Stockholder Matters......................   57
Item 10.     Recent Sales of Unregistered Securities.....................   58
Item 11.     Description of Registrant's Securities to be Registered.....   58
Item 12.     Indemnification of Directors and Officers...................   59
Item 13.     Financial Statements and Supplementary Data.................   61
Item 14.     Changes in and Disagreements With Accountants on Accounting
             and Financial Disclosure....................................   61
Item 15.     Financial Statements and Exhibits...........................   61

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                                    SUMMARY

     You should read this summary together with the more detailed information contained in this registration statement, including the risk factors and financial statements and the notes to the financial statements.

                            UNISPHERE NETWORKS, INC.

     We provide data and voice networking products to communications service providers. Our suite of products enable communications service providers to offer value-added, integrated voice and high-speed data services to business and residential users. Our target markets include:

     - Internet Protocol routing, or IP routing, which consists of the equipment and software for transporting information packets through the internet;

     - broadband access, which involves the connection and management of data at high-speed to the internet; and

     - next-generation voice switching, which incorporates the equipment and software used to transition telephone traffic from today's circuit-switched telephone network to a new packet-based network.

     Our ERX edge routing products connect and manage large numbers of business subscribers at the edge of the internet using dedicated network connections, such as T1, T3 and optical interfaces. Our ERX broadband access products connect and manage large numbers of business and residential users to the internet using emerging broadband, or high-speed, access technologies, such as digital subscriber line, cable and wireless. Our SMX voice switching products enable communications service providers to deliver integrated data and voice services and to direct voice traffic onto the internet or the traditional telephone network. These products, combined with our Unisphere Management Center network and service management software, provide integrated solutions that support communications traffic ranging from basic voice services to value-added, high-speed data services.

     The increasing use of applications such as email, e-commerce, online research, telecommuting and online entertainment has led to a dramatic growth in the volume of data traffic transported over the internet. The large amount of data traffic has burdened the traditional telephone network and the volume of data traffic now exceeds voice traffic. Communications service providers have responded by investing significant resources to build packet networks, which divide data traffic into small units called packets. The internet is a packet-based network that is expanding upon, and we believe ultimately will replace, the capabilities and functionality of the traditional telephone network. This evolution of the internet into the new public network requires new communications equipment that can deliver the high levels of reliability users require of a public network. Our integrated data and voice hardware and software products are specifically designed to meet the requirements of the new public network.

     Our products are used by leading communications service providers such as Global Crossing, IP Communications, ITC Deltacom, Korea Telecom, Pacific Century CyberWorks HKT, Portugal Telecom and XO Communications, formerly known as Nextlink Communications. We sell our products primarily through a direct sales force and through value-added resellers.

     Our objective is to be a leading supplier of data and voice networking products for the new public network that enable communications service providers to offer value-added, integrated voice and high-speed data services to business and residential users. We intend to achieve this objective by:

     - leveraging our combined data and voice technology expertise;

     - expanding and broadening our customer base;

     - expanding our global sales and distribution capabilities;

     - continuing to work closely with key customers; and

     - broadening our product offerings through internal investment, partnerships and acquisitions.

     We were incorporated in Delaware in January 1999 as a subsidiary of Siemens Corporation, which is a wholly owned subsidiary of Siemens AG. We changed our name from Unisphere Solutions, Inc. to Unisphere Networks, Inc. in September 2000. We refer to Siemens Corporation, Siemens AG and their affiliates as Siemens. Our business has been built upon the acquisitions of three companies. Siemens acquired Argon Networks in March 1999 and Castle Networks and Redstone Communications in April 1999. We have accounted for these acquisitions as if we had effectively acquired the three companies. In April 1999, Siemens contributed a research and development group for voice switching products located in Boca Raton, Florida to us. In June 1999, Siemens contributed the stock of Argon, Castle and Redstone to us. In September 1999, we began shipment of our products for commercial deployment.

     Our principal executive offices are located at One Executive Drive, Chelmsford, Massachusetts 01824. Our telephone number at that location is (978) 848-0300. Our internet address is www.unispherenetworks.com. The information contained on, or linked to, our web site is not a part of this registration statement.

     Unisphere, Unisphere Networks, ERX, SMX, SRX and the Unisphere logo are our trademarks. All other trade names referred to in this registration statement are the property of their respective owners.

                              RECENT DEVELOPMENTS

     On October 20, 2000, we entered into a definitive agreement to acquire BroadSoft, Inc. in a stock-for-stock merger. BroadSoft is a development stage company that provides software architecture that supports business telephony applications for use on the internet, such as call waiting, voice mail and conferencing. Under the terms of the agreement, each share of BroadSoft common stock will be converted into shares of our common stock and all outstanding options to acquire BroadSoft common stock will be exchanged for options to purchase shares of our common stock. The total number of shares of our common stock that we will issue in the BroadSoft acquisition, together with the number of shares of our common stock issuable upon exercise of the assumed BroadSoft options, will be between 5,710,000 and 7,460,000. The actual number will depend upon the trading price for our common stock in the public market during a specified period following the completion of our proposed initial public offering.

     The closing of the BroadSoft acquisition is subject to the condition that we have completed our proposed initial public offering and that the registration statement that we have filed with the Securities and Exchange Commission registering the shares of our common stock issuable to BroadSoft stockholders has been declared effective, and to a variety of other customary conditions. We currently anticipate that the acquisition will be closed within two months after the closing of our proposed initial public offering.

     We expect to account for the BroadSoft acquisition using the purchase method of accounting. For this reason, we will record goodwill in an amount equal to the difference between the value of the consideration given by us in the acquisition and the value of identifiable net assets of BroadSoft. We expect the majority of the purchase price will be allocated to intangible assets and deferred compensation, all of which is expected to be amortized over periods between two to five years. This amortization will result in significant non-cash charges to us.

     We have filed a registration statement on Form S-1 with the Securities and Exchange Commission in connection with the proposed sale of our common stock in our initial public offering. There can be no assurance that our initial public offering will be completed.

                             SUMMARY FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     We present below summary historical and supplemental data of Unisphere for the periods and as of the dates indicated.

                                                               JANUARY 12, 1999
                                                                 (INCEPTION)
                                                                   THROUGH              YEAR ENDED
                                                              SEPTEMBER 30, 1999    SEPTEMBER 30, 2000
                                                              ------------------    ------------------
                  UNISPHERE NETWORKS, INC.                        (RESTATED)            (RESTATED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net revenues................................................      $   2,813             $  49,628
Cost of revenues:
    Cost of revenues, excluding stock-based compensation....          6,485                43,476
    Stock-based compensation................................             --                   644
                                                                  ---------             ---------
        Total cost of revenues..............................          6,485                44,120
                                                                  ---------             ---------
        Gross profit(loss)..................................         (3,672)                5,508
Operating expenses:
    Research and development(1).............................         68,369               112,451
    Sales and marketing(1)..................................         20,291                42,874
    General and administrative(1)...........................         13,919                14,736
    Amortization of intangible assets.......................         61,629               127,033
    Impairment of intangible assets.........................             --               118,810
    Purchased in-process research and development...........        217,400                    --
    Stock-based compensation................................             --                21,820
                                                                  ---------             ---------
        Total operating expenses............................        381,608               437,724
                                                                  ---------             ---------
        Loss from operations................................       (385,280)             (432,216)
Other income (expense)......................................            227                (1,466)
                                                                  ---------             ---------
        Net loss............................................      $(385,053)            $(433,682)
                                                                  =========             =========
Basic and diluted net loss per share........................      $   (4.47)            $   (5.02)
                                                                  =========             =========
Weighted average shares used in computing basic and diluted
  net loss per share........................................         86,133                86,399
                                                                  =========             =========

(1) Excludes non-cash, stock-based compensation as follows:

                                                               JANUARY 12, 1999
                                                                 (INCEPTION)
                                                                   THROUGH              YEAR ENDED
                                                              SEPTEMBER 30, 1999    SEPTEMBER 30, 2000
                                                              ------------------    ------------------
                                                                                        (RESTATED)
Research and development....................................             --                 9,212
Sales and marketing.........................................             --                 4,753
General and administrative..................................             --                 7,855
                                                                  ---------             ---------
                                                                  $      --             $  21,820
                                                                  =========             =========

                                                                                    SEPTEMBER 30, 2000
                                                                                    ------------------
                                                                                        (RESTATED)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents...................................                             $    634
Working capital (deficit)...................................                              (14,013)
Total assets................................................                              471,954
Total stockholders' equity..................................                              429,663

    The separate financial data of Redstone and Castle have been derived from audited financial statements and are presented below because we consider these companies to be our predecessor business.

                                                                                                   PERIOD FROM
                                                     SEPTEMBER 16, 1997                          JANUARY 1, 1999
                                                     (INCEPTION) THROUGH       YEAR ENDED            THROUGH
                                                      DECEMBER 31, 1997     DECEMBER 31, 1998    APRIL 27, 1999
                                                     -------------------    -----------------    ---------------
                                                                                                   (RESTATED)
REDSTONE COMMUNICATIONS, INC.
Net revenues.......................................         $  --               $     --            $     --
Loss from operations...............................          (676)               (10,263)            (28,618)
Net loss...........................................         $(592)              $ (9,902)           $(28,511)

                                                                                                   PERIOD FROM
                                                      OCTOBER 16, 1997                           JANUARY 1, 1999
                                                     (INCEPTION) THROUGH       YEAR ENDED            THROUGH
                                                      DECEMBER 31, 1997     DECEMBER 31, 1998    APRIL 20, 1999
                                                     -------------------    -----------------    ---------------
                                                                                                   (RESTATED)
CASTLE NETWORKS, INC.
Net revenues.......................................         $  --               $     --            $     --
Loss from operations...............................           (63)                (8,663)            (22,390)
Net loss...........................................         $ (63)              $ (8,386)           $(22,289)

                                  RISK FACTORS

                     RISKS RELATED TO OUR FINANCIAL RESULTS

WE HAVE A LIMITED OPERATING HISTORY AND HAVE OPERATED AS A CONSOLIDATED COMPANY FOR A SHORT PERIOD OF TIME, WHICH WILL MAKE IT DIFFICULT FOR YOU TO PREDICT OUR FUTURE RESULTS OF OPERATIONS.

     We have a limited operating history and have operated as a consolidated company for a short period of time. We were incorporated in January 1999 as a subsidiary of Siemens. Siemens acquired Argon Networks in March 1999 and Castle Networks and Redstone Communications in April 1999, and contributed them to us in June 1999. In addition, our management team has a limited operating history together. James A. Dolce, Jr., our President and Chief Executive Officer, and Thomas M. Burkardt, our Chief Operating Officer and Executive Vice President, assumed their current positions beginning in January 2000, and Mark Nasiff, our Vice President, Finance and Administration, assumed his current position beginning in January 2001. We did not begin to ship any products for commercial deployment until September 1999. Due to our limited operating history, it is difficult to predict our future results of operations.

WE HAVE INCURRED NET LOSSES AND NEGATIVE CASH FLOW SINCE OUR INCEPTION AND WE EXPECT TO CONTINUE TO INCUR NET LOSSES AND NEGATIVE CASH FLOW FOR THE FORESEEABLE FUTURE, AND WE MAY NEVER ACHIEVE PROFITABILITY.

     We have incurred net losses and negative cash flow for our entire history, and we expect to continue to incur net losses and negative cash flow for the foreseeable future. We have incurred and will continue to incur significant expenses for research and development, sales and marketing, customer support, developing distribution channels and general and administrative expenses as we expand our business. We will need to generate significantly higher revenues to achieve profitability, and we may never be able to achieve or sustain profitability.

OUR REVENUE AND OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND AS A RESULT THE VALUE OF OUR COMMON STOCK COULD SIGNIFICANTLY DECLINE.

     Our quarterly revenue and operating results have fluctuated in the past and are likely to fluctuate significantly in the future due to a variety of factors, many of which are beyond our control. If our quarterly or annual operating results do not meet the expectations of investors, the value of our common stock could significantly decline. Some of the factors that could affect our quarterly or annual revenue and operating results include:

     - the timing and size of sales of our products, particularly those products recently introduced;

     - our ability to obtain sufficient supplies of sole or limited source components for our products;

     - our ability to develop, manufacture, introduce, ship and support our current product lines as well as new products and product enhancements;

     - non-cash, variable compensation expense charges applicable to some of our employee stock options;

     - the mix of distribution channels through which our products are sold;

     - our ability to control or quickly adjust our fixed expenses, such as research and development and personnel expenses;

     - announcements, new product introductions and reductions in the price of products offered by our competitors;

     - variation in capital spending budgets of communications service providers; and

     - our ability to realize forecasted sales for a particular period.

     As a result, a delay in generating or recognizing revenue and controlling our costs for the reasons set forth above, or for any other reason, could cause significant variations in our operating results. In addition, as a result of any of these factors, it is possible that, in the future, our revenue and operating results will fall below the expectations of public market analysts and investors. In this event, the value of our common stock could significantly decline.

WE MAY NEED ADDITIONAL FINANCING IN THE FUTURE, WHICH MAY NOT BE AVAILABLE, AND WE MAY BE REQUIRED TO ISSUE ADDITIONAL SECURITIES. ANY ADDITIONAL FINANCING MAY RESULT IN RESTRICTIONS ON OUR OPERATIONS OR SUBSTANTIAL DILUTION TO OUR STOCKHOLDERS.

     Historically, Siemens has funded our operations as needed. However, after completion of our proposed initial public offering, Siemens has no obligation to provide us with additional funds. We will be required to fund our operations independently and we may need to raise substantial additional funds to:

     - support our expansion;

     - develop new technologies;

     - respond to competitive pressures;

     - acquire complementary businesses; or

     - respond to unanticipated requirements.

     We may try to raise additional funds through public or private financings, strategic relationships or other arrangements. Additional funding may not be available on acceptable terms or at all. If adequate funds are not available, we may be required to curtail significantly or defer one or more of our operating goals or programs. If we succeed in raising additional funds through the issuance of equity or convertible securities, the issuance could result in substantial dilution to existing stockholders. If we raise additional funds through the issuance of debt securities or preferred stock, these new securities would have rights, preferences and privileges senior to those of the holders of our common stock. The terms of these securities could also impose restrictions on our operations.

                         RISKS RELATED TO OUR CUSTOMERS

WE DERIVE A SIGNIFICANT PORTION OF OUR REVENUE FROM A LIMITED NUMBER OF CUSTOMERS AND OUR REVENUE COULD DECLINE SIGNIFICANTLY IF WE LOSE A CUSTOMER OR IF A CUSTOMER CANCELS OR DELAYS AN ORDER.

     Because we depend on a limited number of customers, our revenue could decline significantly if we lose a customer, or if a customer cancels or delays an order. Sales to Siemens as a value-added reseller of our products accounted for 41.0% of our net revenues for the fiscal year ended September 30, 2000 and 63.5% of our net revenues for the fiscal year ended September 30, 1999. In addition, sales to ITC Deltacom accounted for 28.3% of our net revenues for the fiscal year ended September 30, 2000. We do not have any long-term contracts with any of our customers and we do not expect the distribution and other agreements to which we are a party with Siemens will have a material effect on the revenues generated by sales to Siemens following the effectiveness of this registration statement. We expect to continue to derive a majority of our revenues from a limited number of customers in the near future.

THE LONG AND VARIABLE SALES AND DEPLOYMENT CYCLES FOR OUR PRODUCTS MAY CAUSE OUR REVENUE AND OPERATING RESULTS TO VARY SIGNIFICANTLY, WHICH INCREASES THE RISK OF AN OPERATING LOSS FOR ANY GIVEN FISCAL QUARTER.

     Our products have lengthy sales cycles and we may incur substantial sales and marketing expenses and expend significant management effort without making a sale. A customer's decision to purchase our products often involves a significant commitment of its resources and a lengthy product evaluation and qualification process. In addition, the length of our sales cycles will vary depending on the type of customer to whom we are selling and the product being sold. Even after making the decision to purchase our products, our customers often deploy our products slowly. Timing of deployment can vary widely and depends on:

     - the size of the network deployment;

     - the complexity of our customers' network environments;

     - our customers' skill sets;

     - the hardware and software configuration and customization necessary to deploy our products; and

     - our customers' ability to finance their purchase of our products.

     As a result, it is difficult for us to predict the quarter in which our customers may purchase our products and our revenue and operating results may vary significantly from quarter to quarter, which increases the risk of an operating loss for us for any given quarter.

IF OUR PRODUCTS DO NOT INTEROPERATE WITH OUR CUSTOMERS' NETWORKS, ORDERS FOR OUR PRODUCTS WILL BE DELAYED OR CANCELED AND SUBSTANTIAL PRODUCT RETURNS COULD OCCUR, WHICH COULD HARM OUR BUSINESS.

     Many of our customers require that our products be designed to interoperate with their existing networks, each of which may have different specifications and use multiple standards. Our customers' networks may contain multiple generations of products from different vendors that have been added over time as their networks have grown and evolved. Our products must interoperate with these products as well as with future products in order to meet our customers' requirements. In some cases, we may be required to modify our product designs to achieve a sale, which may result in a longer sales cycle, increased research and development expense, and reduced operating margins. If our products do not interoperate with existing equipment in our customers' networks, installations could be delayed, orders for our products could be canceled or our products could be returned. This could harm our business, financial condition and results of operations.

IF WE FAIL TO DEVELOP AND SELL NEW PRODUCTS THAT MEET THE EVOLVING NEEDS OF OUR CUSTOMERS, OR IF OUR NEW PRODUCTS OR ENHANCEMENTS FAIL TO ACHIEVE MARKET ACCEPTANCE, OUR BUSINESS AND RESULTS OF OPERATIONS WOULD BE HARMED.

     Our success depends on our ability to anticipate our customers' evolving needs and to develop and market products that address those needs. We are currently in the process of developing higher-capacity IP routing and next-generation voice switching products to meet the growing bandwidth demands of communications service providers. We expect to be in the beta stage of testing our SRX-3000 softswitch during the second quarter of fiscal 2001. The timely development of these products, as well as any additional new or enhanced products, is a complex and uncertain process. We may experience design, manufacturing, marketing and other difficulties that could delay or prevent our development, introduction or marketing of these and other new products and enhancements. We may not have sufficient resources to anticipate successfully and accurately technological and market trends, or to manage successfully long development cycles. The introduction of new or enhanced products also requires that we manage the transition from older products to these new or enhanced products in order to minimize disruption in customer ordering patterns. We may also be required to collaborate with third parties to develop our products and may not be able to do so on a timely and cost-effective basis, if at all. If we are not able to develop new products or enhancements to existing products on a timely and cost-effective basis, or if our new products or enhancements fail to achieve market acceptance, our ability to continue to sell our products and grow our business would be harmed.

IF WE FAIL TO CAPITALIZE ON OPPORTUNITIES TO WIN CONTRACTS FROM OUR TARGET CUSTOMERS, WE MAY NOT BE ABLE TO SELL PRODUCTS TO THOSE CUSTOMERS FOR AN EXTENDED PERIOD OF TIME AND OUR REVENUE COULD DECLINE.

     We believe that our customers deploy and upgrade their networks infrequently and in large increments. As a result, if we fail to win a purchase contract from a target customer, we may not have an opportunity to sell products to that customer for an extended period of time. In addition, if we fail to win contracts from target customers that are at an early stage in their network design cycle, we may never be able to sell products to these customers because they may prefer to continue purchasing products from their existing vendor. Because we rely on a small number of customers for the majority of our sales, our failure to capitalize on limited opportunities to win contracts with these customers would harm our business, financial condition and results of operations.

CONSOLIDATION AMONG COMMUNICATIONS SERVICE PROVIDERS MAY CAUSE A REEXAMINATION OF STRATEGIC AND PURCHASING DECISIONS BY OUR CURRENT AND POTENTIAL CUSTOMERS, WHICH COULD HARM OUR BUSINESS AND FINANCIAL CONDITION.

     Consolidation among communications service providers may cause delays in the purchase of our products and cause a reexamination of strategic and purchasing decisions by our current and potential customers. In addition, we may lose valuable relationships with key personnel of a customer of ours due to budget cuts, layoffs or other disruptions following, or during, a consolidation.

                         RISKS RELATED TO OUR INDUSTRY

INTENSE COMPETITION AND CONSOLIDATION IN THE MARKETS IN WHICH WE COMPETE COULD PREVENT US FROM INCREASING OR SUSTAINING OUR REVENUE AND PREVENT US FROM ACHIEVING OR SUSTAINING PROFITABILITY.

     The market for data and voice networking products is highly competitive. We compete directly with numerous companies, including Cisco Systems, Juniper Networks, Lucent Technologies, Nortel Networks, Redback Networks and Sonus Networks. Our voice switching products also compete to a limited extent with some traditional voice switching products of Siemens. Many of our current and potential competitors have longer operating histories, significantly greater selling and marketing, technical, financial and customer support resources and broader customer relationships and product offerings than we do. As a result, these competitors may be able to devote greater resources to the development, promotion, sale and support of their products. In addition, these companies may adopt aggressive pricing policies and leverage their customer bases and broader product offerings to gain market share. We believe that competitive pressures are likely to result in price reductions and reduced margins, which would harm our results of operations. Moreover, our competitors may foresee the course of market developments more accurately than we do and could develop new technologies that compete with our products or even render our products obsolete. We may not have sufficient resources to continue to make the investments or achieve the technological advances necessary to compete successfully with existing or new competitors.

     The markets in which we compete are characterized by increasing consolidation. We cannot predict how industry consolidation will affect our competitors and we may not be able to compete successfully in an increasingly consolidated industry. Additionally, because we may be dependent on strategic relationships with third parties in our industry, any consolidation involving these parties could reduce the demand for our products and otherwise harm our business prospects. Our competitors that have large market capitalizations or cash reserves are also better positioned than we are to acquire other companies, including other competitors of ours, thereby obtaining new technologies or products that may displace our product lines. Any of these acquisitions could give our competitors a strategic advantage that would harm our business, financial condition and results of operations.

IF USAGE OF THE INTERNET DOES NOT CONTINUE TO GROW AS EXPECTED OR THE MIGRATION OF COMMUNICATIONS SERVICES TO THE INTERNET IS NOT WIDELY ACCEPTED, OUR BUSINESS COULD BE HARMED.

     The internet is a packet-based network and packet-based technology may not be widely accepted as the platform for the new public network. If use of the internet does not grow significantly or the migration to, and the market acceptance of, the internet as the new public network does not occur, or occurs more slowly than expected, we may not be able to sell our products in significant volumes. Many factors beyond our control may limit the increased use of the internet or delay the migration of communications services to the internet, including:

     - the inability of the internet to support the growing performance and reliability demands placed on it;

     - inadequate demand for IP routing, broadband access and next-generation voice switching from business and residential users;

     - the inability of businesses to address adequately security and privacy concerns of users;

     - the development of legislation and regulations related to the internet and the new public network;

     - installation, space and power constraints at carrier central offices; and

     - evolving industry standards for IP routing, broadband access, next-generation voice switching and other technologies.

IF WE FAIL TO COMPLY WITH EVOLVING INDUSTRY STANDARDS, SALES OF OUR EXISTING AND FUTURE PRODUCTS COULD BE HARMED.

     Failure of our products to comply, or delays in compliance, with the various existing, anticipated, and evolving industry regulations and standards could harm sales of our existing and future products. The markets for our products are characterized by a significant number of communications regulations and standards, some of which are evolving as new technologies are deployed. Our customers often require our products to comply with various standards, including those promulgated by the:

     - Federal Communications Commission;

     - American National Standards Institute;

     - Institute of Electrical and Electronic Engineers;

     - International Telecommunication Union;

     - Internet Engineering Task Force;

     - Telcordia Technologies; or

     - Underwriters Laboratories.

     In addition, our key competitors may establish proprietary standards that they may not make available to us. As a result, our products may not interoperate with their products. We may also be required to comply with recommendations of telecommunications authorities in various countries. Our customers may also require, or we may otherwise deem it necessary or advisable, that we modify our products to address actual or anticipated changes in the regulatory environment.

COMMUNICATIONS SERVICE PROVIDERS ARE SUBJECT TO GOVERNMENT REGULATION, AND CHANGES IN CURRENT OR FUTURE LAWS OR REGULATIONS THAT NEGATIVELY IMPACT COMMUNICATIONS SERVICE PROVIDERS COULD HARM OUR BUSINESS.

     The jurisdiction of the Federal Communications Commission, or FCC, extends to the entire communications industry, including communications service providers. Future FCC regulations affecting the internet, communications service providers or their service offerings, may harm our business. For example, FCC regulatory policies that affect the availability of data and internet services may impede communication service providers' penetration into some markets or affect the prices that they are able to charge. In addition, domestic and international regulatory bodies, such as the Federal Trade Commission and the European Commission, are beginning to adopt standards and regulations for the internet. These domestic and foreign standards and regulations address various aspects of internet use, including issues over invasion of privacy, the security of data transmitted over the internet and taxation of e-commerce. Resulting standards and regulations could adversely affect the development of e-commerce and other uses of the internet. This could directly or indirectly harm the telecommunications industry in which communications service providers operate. To the extent communications service providers are adversely affected by laws or regulations regarding their business, products or service offerings, this could harm our business, financial condition and results of operations.

                       RISKS ASSOCIATED WITH OUR PRODUCTS

WE DEPEND ON ACT MANUFACTURING, CELESTICA AND PLEXUS TO MANUFACTURE SUBSTANTIALLY ALL OF OUR PRODUCTS, AND ANY DELAY OR INTERRUPTION IN MANUFACTURING BY THESE CONTRACT MANUFACTURERS WOULD RESULT IN DELAYED OR REDUCED SHIPMENTS TO OUR CUSTOMERS AND MAY HARM OUR BUSINESS.

     We currently outsource substantially all of our manufacturing to ACT Manufacturing, or ACT, Celestica Inc., or Celestica, and Plexus Corp., or Plexus. We do not have internal manufacturing capabilities. Our reliance on ACT, Celestica and Plexus involves a number of risks, including the absence of adequate capacity, the unavailability of, or interruptions in access to, process technologies and reduced control over component availability, delivery schedules, manufacturing yields and costs. ACT, Celestica and Plexus also build products for other companies, and they may not have sufficient quantities of inventory available to fill our orders, or may be unwilling to allocate their internal resources to fill our orders on a timely basis. If any of ACT, Celestica or Plexus is unable or unwilling to continue manufacturing our products in required volumes and at high quality levels, we will have to identify, qualify and select acceptable alternative manufacturers, which could be a timely process. It is possible that an alternate source may not be available to us when needed or be in a position to satisfy our production requirements at acceptable prices and quality. If we are required or choose to change any one or all of our contract manufacturers, our revenue may decline and our customer relationships may be damaged. Any significant interruption in manufacturing would reduce our supply of products to our customers, which may harm our business.

IF WE FAIL TO ACCURATELY PREDICT OUR COMPONENT OR MANUFACTURING REQUIREMENTS, WE COULD INCUR ADDITIONAL COSTS OR EXPERIENCE MANUFACTURING DELAYS.

     We currently provide forecasts of our demand to ACT, Celestica, Plexus and our component suppliers months prior to scheduled delivery of products to our customers. Lead times for the materials and components that we order vary significantly and depend on numerous factors, including the specific supplier, contract terms and demand for a component at a given time. If we overestimate our component requirements, our contract manufacturer may purchase excess inventory. For those parts that are unique to our products, we could be required to pay for these excess parts and recognize related inventory write-down costs. In the past, we have overestimated our demand for some of our components. If we underestimate our requirements, our contract manufacturer may have an inadequate inventory, which could interrupt the manufacturing of our products and result in delays in shipments and revenue, or could cause us to purchase materials and components from third parties at higher costs. In the past, we have underestimated our demand for some of our components.

WE DEPEND ON SOLE SOURCE AND LIMITED SOURCE SUPPLIERS FOR KEY COMPONENTS, AND IF WE ARE UNABLE TO OBTAIN THESE COMPONENTS ON A TIMELY BASIS, WE WILL NOT BE ABLE TO DELIVER OUR PRODUCTS TO OUR CUSTOMERS.

     We currently purchase several key components from single or limited sources, including IBM, Motorola and PMC-Sierra. For example, we have worked with IBM for over a year to develop several of our key application specific integrated circuits, or ASICs, which are custom designed to perform a specific function more rapidly than a general purpose microprocessor. These ASICs are very complex and IBM is our sole supplier. In the event our sole source or limited source suppliers cannot supply us in the future with the quantity of key components that we require, we may not be able to deliver our products to our customers. We may not be able to develop an alternate source to these suppliers in a timely manner.

     We do not have guaranteed supply arrangements with most of our key suppliers and we may not be able to obtain necessary supplies in a timely manner. Financial or other difficulties faced by these suppliers or significant changes in demand for these components could limit the availability of these components. In addition, any of our sole-source suppliers could be acquired by, or enter into exclusive arrangements with, our competitors or stop selling their products or components to us at acceptable prices, or at all. Any interruption or delay in the supply of any of these components, or the inability to obtain these components from alternate sources at acceptable prices and within a reasonable amount of time, would harm our ability to meet scheduled product deliveries to our customers and would harm our business, financial condition and results of operations.

IF OUR PRODUCTS CONTAIN UNDETECTED SOFTWARE OR HARDWARE ERRORS, OUR BUSINESS COULD BE HARMED.

     Our products are highly technical and are designed to be deployed in very large and complex networks. Because of their nature, our products can only be fully tested when deployed in networks that generate high amounts of data and/or voice traffic. Because of our short operating history, our products have not yet been broadly deployed. For example, we expect to be in the beta stage of testing our

SRX-3000 softswitch during the second quarter of fiscal 2001. We have experienced errors in the past in connection with new products and enhancements. We expect that errors may be found from time to time in new or enhanced products after we begin commercial shipments. In addition, our customers may use our products in conjunction with products from other vendors. As a result, if problems occur, it may be difficult to identify the source of these problems. Any defects or errors in our products discovered in the future, or failures of our customers' networks, whether caused by our products or another vendor's products, could result in:

     - loss of, or delay in, revenue and loss of market share;

     - loss of customers;

     - negative publicity regarding us and our products;

     - increased service and warranty costs; and

     - legal actions by our customers.

CLAIMS BASED ON ERRORS IN OUR PRODUCTS OR IN PERFORMING PRODUCT RELATED SERVICES COULD RESULT IN COSTLY LITIGATION AGAINST US.

     Because our products are designed to provide critical communications services, we may be subject to significant liability claims or liquidated damages pursuant to contracts with our customers. Our insurance may not, or may not be sufficient to, cover us against these liabilities or may not continue to be available to us. Liability claims could also require us to spend significant time and money in litigation. As a result, any of these claims, whether or not successful, could seriously damage our reputation and harm our business, financial condition and results of operations.

              RISKS ASSOCIATED WITH OTHER ASPECTS OF OUR BUSINESS

IF WE FAIL TO MANAGE THE GROWTH OF OUR OPERATIONS AND INTEGRATION OF OUR ACQUISITIONS, OUR FUTURE GROWTH WILL BE LIMITED.

     We have rapidly and significantly expanded our operations and expect to continue to do so. This expansion, together with the integration of Argon Networks, Castle Networks and Redstone Communications, and our proposed acquisition of BroadSoft, places or may place a significant strain on our managerial, operational and financial resources. From June 30, 1999 to December 31, 2000, we increased the number of our employees from 260 to 700. We are still in the process of integrating managerial and other personnel. In particular, James A. Dolce, Jr., our President and Chief Executive Officer, and Thomas M. Burkardt, our Chief Operating Officer and Executive Vice President, assumed their current positions beginning in January 2000, and Mark Nasiff, our Vice President, Finance and Administration, assumed his current position beginning in January 2001. Our rapid growth has placed a significant demand on management and operational resources. Our management, personnel, systems, procedures, controls and customer service may be inadequate to support our future operations. To manage the expected growth of our operations and personnel, we will be required to:

     - improve existing and implement new operational, financial and management controls, reporting systems and procedures;

     - hire, train, motivate and manage our personnel; and

     - effectively manage multiple relationships with our customers, suppliers and other parties.

     If we are not able to accomplish the foregoing in an efficient and timely manner, our business, financial condition and results of operations will be harmed.

OUR EXECUTIVE OFFICERS AND KEY PERSONNEL ARE CRITICAL TO OUR BUSINESS AND THE LOSS OF THEIR SERVICES COULD DISRUPT OUR OPERATIONS AND OUR CUSTOMER RELATIONSHIPS.

     Our success depends to a significant degree upon the continued contributions of the principal members of our management, many of whom would be difficult to replace. In particular, we rely on the services of each of James A. Dolce, Jr., our President and Chief Executive Officer, and Thomas M. Burkardt, our Chief Operating Officer and Executive Vice President. Mr. Dolce formerly served as the Chief Executive Officer of Redstone Communications and Mr. Burkardt formerly served as President and Chief Executive Officer of Castle Networks. Siemens acquired Redstone and Castle in April 1999 and contributed them to us in June 1999. Messrs. Dolce and Burkardt have played integral roles in the development and commercialization of the technology and products of those two businesses. In addition, Messrs. Dolce and Burkardt have existing relationships with several communications service providers that are critical to our sales efforts. The loss of the services of either of Messrs. Dolce or Burkardt, or any other key personnel, particularly senior management, sales personnel and engineers, could harm our operations and our customer relationships. We do not have key man life insurance for any of our executive officers or key personnel, including Messrs. Dolce and Burkardt.

COMPETITION FOR QUALIFIED PERSONNEL IN OUR INDUSTRY IS INTENSE AND IF WE ARE NOT SUCCESSFUL IN HIRING AND RETAINING THESE PERSONNEL, OUR ABILITY TO OPERATE AND GROW OUR BUSINESS MAY BE HARMED.

     Competition for qualified personnel in the networking equipment industry is intense and we may not be successful in hiring and retaining qualified personnel. Failure to hire qualified personnel could harm the growth of our business. Our growth and expansion of operations has placed significant demands on our management, engineering, sales and marketing staff and facilities. We will need to hire additional personnel in each of these areas to continue to grow our business. We have experienced, and expect to continue to experience, difficulty in recruiting and retaining qualified personnel.

WE FACE RISKS ASSOCIATED WITH OUR INTERNATIONAL OPERATIONS THAT COULD HARM OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     The market for our products is global and we market, sell and service our products in the United States and internationally. For the fiscal year ended September 30, 2000, we derived 41.2% of our net revenues from international sales. The majority of our revenue from these international sales has been derived through sales of our products through Siemens, primarily to companies in Portugal, Germany and Hong Kong. We intend to expand substantially our international operations and enter new international markets. We have a limited management team and this expansion will require significant management attention and financial resources to develop successfully direct and indirect international sales and support channels.

     We have limited experience in marketing and distributing our products internationally. In addition, our international operations are subject to other inherent risks, including:

     - difficulties and costs of staffing and managing foreign operations;

     - certification requirements and differing regulatory and industry standards;

     - reduced protection for intellectual property rights in some countries;

     - fluctuations in currency exchange rates; and

     - import or export licensing requirements.

     In addition, sales efforts on our behalf by Siemens in European countries are subject to seasonal purchasing patterns typical of European customers, particularly in the summer, which could harm our operating results. Moreover, our sales efforts in Asia-Pacific countries are susceptible to recessions that could lead to increased governmental ownership or regulation of the economy, higher interest rates, increased barriers to entry, such as higher tariffs and taxes, and reduced demand for United States manufactured goods.

IF WE MAKE ANY ACQUISITIONS OR STRATEGIC INVESTMENTS, OUR BUSINESS COULD BE DISRUPTED AND OUR FINANCIAL CONDITION COULD BE HARMED.

     Our business has been built upon the acquisition of three companies. Although we have no current agreements or negotiations underway with respect to any acquisitions or strategic investments other than BroadSoft, we may acquire or make investments in other businesses, products or technologies in the future. Our acquisition of BroadSoft, as well as any other acquisitions or strategic investments, if any, may entail numerous risks, including:

     - difficulties in assimilating acquired operations, technologies or products;

     - diversion of management's attention from our core business concerns;

     - risks of entering markets in which we have no or limited prior experience;

     - substantial dilution of our current stockholders' ownership;

     - incurrence of substantial debt;

     - incurrence of significant amortization expenses related to goodwill and other intangible assets; and

     - incurrence of significant immediate write-offs.

OUR BUSINESS WILL BE HARMED IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS FROM THIRD-PARTY CHALLENGES.

     We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. We also enter into confidentiality or license agreements with our employees, consultants and corporate partners, and control access to and distribution of our software, documentation and other proprietary information. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring unauthorized use of our technology is difficult and the steps taken by us may not prevent unauthorized use of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

WE COULD BECOME SUBJECT TO LITIGATION REGARDING INTELLECTUAL PROPERTY RIGHTS, WHICH COULD SERIOUSLY HARM OUR BUSINESS.

     In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. We may be a party to litigation in the future to protect our intellectual property or as a result of an alleged infringement of others' intellectual property. Claims for alleged infringement and any resulting lawsuit, if successful, could subject us to significant liability for damages and invalidation of our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation could also force us to do one or more of the following:

     - stop selling, incorporating or using our products that use the challenged intellectual property;

     - obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, the license for which may not be available on reasonable terms, or at all; or

     - redesign those products that use such technology.

     If we are forced to take any of the foregoing actions, our business may be seriously harmed. Our general liability insurance does not cover potential claims of this type.

NECESSARY LICENSES OF THIRD-PARTY TECHNOLOGY MAY NOT BE AVAILABLE TO US OR MAY BE VERY EXPENSIVE.

     We integrate third-party technology with our products, including signalling system gateway technology of Trillium Digital Systems and software from Fujitsu Siemens Computers. From time to time we may be required to license technology from third parties to develop new products or product enhancements. Third-party licenses may not be available to us on commercially reasonable terms, if at all. Our inability to obtain third-party licenses required to develop new products and product enhancements could require us to obtain substitute technology of lower quality or performance standards or at a greater cost, any of which could seriously harm our business, financial condition and results of operations.

                 RISKS RELATED TO OUR RELATIONSHIP WITH SIEMENS

YOU WILL NOT BE ABLE TO CONTROL OUR CORPORATE EVENTS BECAUSE SIEMENS OWNS APPROXIMATELY 95.0% OF OUR OUTSTANDING COMMON STOCK. SIEMENS' MAJORITY OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL ACQUIRER FROM OBTAINING CONTROL OF US, WHICH MAY HARM THE MARKET PRICE OF OUR COMMON STOCK.

     Siemens beneficially owns, as of January 15, 2001, approximately 95.0% of our outstanding common stock, or 87.7% if we close our proposed acquisition of BroadSoft and issue the maximum 7,460,000 shares and options issuable pursuant to the acquisition agreement. Accordingly, Siemens, by virtue of its majority ownership of our common stock, will have the power, acting alone, to elect a majority of our board of directors and will have the ability to determine the outcome of any corporate actions requiring stockholder approval, regardless of how our other stockholders may vote. Siemens, other than by virtue of its majority ownership of our common stock, does not have the right to elect a minimum number of our directors. Under Delaware law and our by-laws, Siemens may exercise its voting power by written consent, without convening a meeting of stockholders. Siemens' interests could conflict with the interests of our other stockholders. Siemens' ownership may have the effect of delaying, deferring or preventing a change in control of our company or of discouraging a potential acquirer from attempting to obtain control of us, which could harm the value of our common stock.

BECAUSE WE HAVE THREE DIRECTORS WHO ARE ALSO SENIOR EXECUTIVES OF SIEMENS OR ARE AFFILIATED WITH SIEMENS, SOME OF OUR DIRECTORS MAY FACE CONFLICTS OF INTEREST.

     Three of our directors are also senior executives of Siemens or are affiliated with Siemens. These directors may have conflicts of interest with respect to matters potentially or actually involving us, such as acquisitions, financings and other corporate opportunities that may be suitable for us. These relationships could create, or appear to create, potential conflicts of interest when directors or officers are faced with decisions that could have different implications for our company and Siemens.

WE COMPETE WITH SIEMENS AND WE MAY HAVE POTENTIAL BUSINESS CONFLICTS OF INTEREST WITH SIEMENS. BECAUSE OF SIEMENS' MAJORITY OWNERSHIP OF OUR COMPANY, WE MAY NOT RESOLVE THESE CONFLICTS ON THE MOST FAVORABLE TERMS TO US AND OUR BUSINESS MAY BE HARMED.

     Conflicts of interests may arise between Siemens and ourselves in a number of areas, including:

     - business opportunities that may be attractive to both Siemens and us; and

     - contractual relationships with Siemens concerning distribution relationships, technical services, and other matters.

     Our voice switching products compete to a limited extent with some traditional voice switching products of Siemens. In addition, Siemens is a value-added reseller of products of our competitors. We may not be able to resolve any potential conflicts with Siemens and, even if we do, the resolution may be less favorable than if we were dealing with an unaffiliated party.

     We have agreements with Siemens relating to distribution of our products, engineering services and other matters and they may be amended or terminated upon agreement between the parties. While we are controlled by Siemens, Siemens may be able to require us to terminate these agreements or to agree to amend these agreements. The amendments may be less favorable to us than the current terms of these agreements.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This registration statement contains forward-looking statements. In some cases, you can identify forward-looking statements by terminology -- for instance, as may, will, should, expect, plan, anticipate, believe, estimate, predict, potential or continue, the negative of these terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in the risk factors section. These factors may cause our actual results to differ materially from any forward-looking statement.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this registration statement to conform these statements to actual results or to changes in our expectations.

ITEM 1.  BUSINESS

OVERVIEW

     We provide data and voice networking products to communications service providers. Our suite of products enables communications service providers to offer value-added, integrated voice and high-speed data services to business and residential users. The markets for our products include IP routing, broadband access and next generation voice switching. Our target customers include new and established service providers, cable operators and domestic and international wireless and wireline carriers.

     Our ERX edge routing products connect and manage large numbers of business subscribers at the edge of the internet using dedicated network connections, such as T1, T3 and optical interfaces. Our ERX broadband access products connect and manage large numbers of business and residential subscribers to the internet using any of the emerging broadband, or high-speed, access technologies, such as digital subscriber line, or DSL, cable and wireless. We believe IP routing and broadband access are essential for the efficient and reliable delivery of both data and voice traffic over the internet.

     Our SMX voice switching products enable communications service providers to convert voice traffic into a packet format, direct voice traffic onto either the internet or the traditional telephone network, and deliver basic and advanced voice services to business and residential users. The redirection or conversion of voice traffic from the traditional telephone network to the new public network is also referred to as voice mediation. Our SMX products perform voice mediation by supporting redirection, or internet offload, and voice conversion, or voice over IP. These products, combined with our Unisphere Management Center network and service management software, provide integrated solutions that support communications traffic ranging from basic voice services to value-added, high-speed data services.

     We believe the use and functionality of the internet will continue to grow at significant rates. The internet is expanding upon, and we believe that ultimately it will replace, the capabilities and functionality of the traditional telephone network. This evolution of the internet into the new public network requires new internet communications equipment that can deliver the high levels of reliability users require of a public network. We offer integrated data and voice hardware and software products that are specifically designed to meet these requirements.

INDUSTRY BACKGROUND

  Data Traffic is Growing More Rapidly than Voice Traffic

     The internet has become an integral communications medium for many consumers, businesses, students and others. The increasing use of applications such as email, e-commerce, online research, telecommuting and online entertainment have led to a dramatic growth in the volume of data traffic transported over the internet. The large amount of data traffic has burdened the traditional telephone network and the volume of data traffic now exceeds voice traffic. Communications service providers have responded by investing significant resources to build and expand data networks.

  The Traditional Circuit-Switched Telephone Network is Inefficient

     Although the traditional telephone network is highly reliable in transporting voice traffic, it is inefficient in carrying combined voice and data traffic. It is a circuit-switched network that delivers voice traffic by establishing a dedicated path, or circuit, for the duration of each call. A dedicated circuit is inefficient because it provides substantially more network capacity than is required to support a voice conversation, particularly during pauses in a conversation. The inefficiency of the traditional telephone network is even greater when it is used to carry data traffic, which is characterized by larger bursts of traffic followed by longer periods of inactivity. The larger bursts of data traffic often exceed the capacity of the circuit, which can result in slow performance or a failed connection. The longer periods of inactivity between bursts of data traffic result in large amounts of unutilized network capacity on the dedicated circuit and the network overall.

  Packet Networks are More Efficient

     Unlike the traditional telephone network, the internet aggregates and transports data from multiple users over shared network connections. Data traffic is divided into small units called packets. The aggregation of packets from multiple users enables communications service providers to better utilize available network capacity, thereby reducing their equipment and operating costs. The efficient use of network capacity has become increasingly important due to the growing number of internet users and the larger variety of applications and content being downloaded from the internet, including rich web content such as complex graphics and streaming video and audio. This substantial growth in data traffic is driving communications service providers to build large-scale packet networks in order to provide better service at a lower cost.

  The Internet is Evolving Into the New Public Network

     The growing importance of the internet and its efficiency and scalability, coupled with the inefficiency of the traditional telephone network in transporting data traffic, position the internet to become the new public network for providing data, voice and other services. The co-existence of the traditional telephone network and the packet-based internet requires investment in and maintenance of disparate networks to provide services to a common user. Substantial savings can be realized by providing these services over a single network. These savings include the elimination of duplicative or overlapping equipment purchases, the reduction in network operating costs and the rapid deployment of new services.

  Users Increasingly Demand High-Speed Internet Connections

     With the increasing importance of the internet, users are demanding high-speed internet access. Users have traditionally connected to the internet using dial-up connections over traditional telephone lines. This access method often causes dropped connections, delays in access and slow performance. Several minutes are often required to access a multi-media web site and several hours may be required to transfer or download large files. As a result, users are demanding higher-speed connections. Business users are connecting to the internet using dedicated network connections, such as T1, T3 and optical interfaces. Smaller businesses and residential users are connecting to the internet using emerging high-speed internet connections, including DSL, cable and wireless. These high-speed internet connections provide "always on" availability and eliminate the tedious dial-up process and uncertainties associated with dial-up connections.

  Service Providers Compete by Offering Value-Added Services

     As new entrants in the communications service provider industry emerge, the delivery of high-speed connectivity is becoming intensely competitive. This competition is resulting in the rapid decline in the price of bandwidth that communications service providers may charge their customers. To offset this price erosion, communications service providers are offering integrated data and voice services, which require high-speed internet connections. In addition, communications service providers are seeking to retain and grow their user bases and increase their profitability by offering value-added services such as security, remote data storage and virtual private data networks over high-speed internet connections.

REQUIREMENTS OF THE NEW PUBLIC NETWORK

     We believe that the internet will evolve into a new public network that is capable of delivering mission-critical data and voice communications and services. This new network must expand upon the scalability and efficiencies of packet networks in moving data and minimizing equipment and operating costs. In addition, the new public network must enable communications service providers to deliver revenue-generating data and voice services to business and residential users. To meet these requirements, communications products for the new public network must offer the following benefits:

     Evolutionary Path to the New Public Network. Communications equipment for the new public network must integrate seamlessly with the traditional telephone network. Given the substantial investment in the traditional telephone network, the transition to the new public network will be gradual. The shift to the new public network must be nondisruptive to users. We believe next-generation products used in this new environment must first reduce the burden on overloaded and expensive circuit switches by offloading data traffic onto the new public network. The continued transport of data and voice traffic between the circuit-switched and packet networks will allow communications service providers to migrate to the new public network while maintaining revenue streams from existing equipment. Ultimately, next-generation products must enable communications service providers to build incremental data and voice traffic capacity and offer value-added services on the new public network.

     Provide Scalability, Performance and Reliability. Communications service providers' central offices typically support tens or even hundreds of thousands of simultaneous calls. The new public network must allow communications service providers to increase easily their service offerings and network capacity as demand increases. As voice traffic is moved onto the new public network, users will demand from their communications service providers the same quality of service and functionality that they are accustomed to with the traditional telephone network. Because communications service providers operate complex networks and must carry mission-critical traffic, they adhere to internal and industry reliability requirements.

     Reduce Costs Per Connection. To be economically attractive, the new public network must provide clear advantages over the traditional telephone network to communications service providers in terms of cost per connection, space occupied and power consumption.

     Support Growth in High-Speed Internet Connections. With the growth in high-speed internet connections, communications service providers must manage hundreds of thousands of new user connections and provide high-speed routing of data to and from the internet. These management and routing functions include connectivity, provisioning, authentication and accounting. In addition, many communications service providers require the ability to support dedicated connections, such as T1, T3 and optical interfaces, and multiple types of high-speed internet connections at a single central office location, including DSL, cable and wireless.

     Provide New Revenue Generating Services. As competition among communications service providers continues to escalate, they must differentiate themselves by offering value-added services that can be offered with high-speed internet connections. These value-added services help to increase revenue and profits for communications service providers. In addition, these value-added services reduce customer turnover by encouraging users to consider the total cost of replacing multiple services and to evaluate the risk of transitioning business critical services to a new communications service provider. As a result, the new public network must be based on open standard architecture that allows the development of innovative data and voice services.

OUR SOLUTION

     We develop, market and support data and voice networking products for the new public network. Our suite of products enable communications service providers to offer value-added, integrated voice and high-speed data services to business and residential users. We believe our solutions enable a nondisruptive migration to the new public network. We design and market next-generation:

     - Edge routing products;

     - Broadband access products;

     - Voice switching products; and

     - Network and service management products.

     Our products are designed to provide highly reliable, cost efficient, scalable and flexible network solutions that interoperate with existing network equipment and shorten the time required to introduce new network features and services. We believe our products provide the following competitive benefits:

     Provide an Evolutionary Migration Path to the New Public Network. Our products integrate the hardware and software needed to migrate voice and data traffic from the traditional telephone network to the new public network. This migration to a packet-based network is performed as a series of steps that minimize the risk of disrupting service or compromising the performance and quality users have come to expect from the traditional telephone network. Our products permit the network to identify where traffic is coming from, which services are being used and by which customers. With this information, communications service providers' networks can intelligently match the specific requirements of the user or application with the network resources needed to maintain the performance, reliability and service level guarantees required for individual or business-critical applications. For example, we are designing our voice switching products to receive voice traffic from the traditional telephone network and to convert it into packet format for transmission over the new public network. Our ERX products are designed to provide quality of service that ensures the performance and reliability of voice traffic over the new public network.

     Our products interoperate with existing routers and switches as well as with existing software applications such as billing and customer care. This can preserve the customer's investment and reduce the cost and complexity of product deployment. Our products provide an advantage to communications service providers by permitting them to use both circuit-switched and packet-based networks for both data and voice services, without first requiring that the data and voice networks be integrated into a single network infrastructure. This enables communications service providers to migrate to the new public network with minimal disruption to users.

     Meet the Scalability, Performance and High Reliability Requirements of the New Public Network. Our modular ERX-700/1400 edge routers and SMX-2100 voice switching products provide a significant advantage to communications service providers by allowing their networks to scale. Our products provide communications service providers the ability to increase the number of users, bandwidth or services of a single system as demand increases. Our product architecture combines software and high-speed microprocessor technology with ASICs, which enable a superior level of performance for users regardless of the applications and services being used. This architecture is designed to ensure that when voice is transmitted over the internet, users receive the same quality of voice service as when it is delivered over the traditional telephone network. Our products are engineered to comply with rigorous industry standards for reliability and safety. Our products are designed to be fully redundant and thereby ensure continuous operations in the event of a network or component failure. Our ERX and SMX products have obtained Telcordia Technologies Network Equipment Building System, or NEBS, certification.

     Reduce Cost Per User/Connection. We believe that the price and performance of our products offer communications service providers a competitive advantage by reducing their cost per user/connection to deploy data and voice services. Our products are designed to reduce costs by supporting more users and connections and by decreasing complexity through the integration of the functions of multiple systems into a single product. For example, our SMX-2100 voice switching product is an alternative to a traditional telephone circuit switch at a lower cost. In addition, the modular design of our edge routers and voice switching products allows communications service providers to add incremental services by installing new modules into existing equipment.

     Support Multiple High-Speed Access Technologies. Our ERX products are designed to allow simultaneous delivery of high-speed services over dedicated connections, such as T1, T3 and optical interfaces, as well as over DSL, cable and wireless connections from a single system. By delivering multiple high-speed access services from a single system, our products reduce the need to purchase, install and operate multiple pieces of equipment. In addition to supporting these services, our products combine routing functionality with high-speed internet access to provide a competitive advantage to communications service providers.

     Deliver New High-Value Data and Voice Services. The combination of our software and hardware allows communications service providers to deploy new high-value data and voice services. Our ERX products support value-added data services for business-critical applications across the internet, such as virtual private networks and priority service levels, or IP quality of service. Additionally, our SMX products enable new voice services such as unified messaging, which brings voice messaging and electronic mail together into a single service. Our Unisphere Management Center products employ a graphical JAVA-based development environment that allows communications service providers to quickly create or modify new services for deployment.

OUR STRATEGY

     Our objective is to be a leading supplier of data and voice networking products for the new public network that enable communications service providers to offer value-added, integrated voice and high-speed data services to business and residential users. Key elements of our strategy include:

     Leverage Our Combined Data and Voice Technology Expertise. We intend to leverage our expertise in both data and voice technologies to offer comprehensive solutions that enable our customers to deploy and manage integrated data and voice services. Our highly experienced team of engineers, as well as our software, ASIC technology and product architectures, are key elements of our technology expertise. For example, we believe our ERX edge router was the first to integrate software and ASIC technology to provide wire speed routing for the edge of the internet. Wire speed routing means that our products are able to route data packets as quickly as the connection is able to deliver these packets. We believe our technological expertise will enable us to be a leading provider of products facilitating next-generation services across existing and emerging networks.

     Expand and Broaden Our Customer Base. We intend to penetrate further our existing customer base and obtain new customers by leveraging our technological expertise and by aggressively investing in sales and marketing efforts. We believe our products offer significant price and performance advantages to communications service providers deploying advanced data and voice services. Currently, our products are used by leading communications service providers such as Global Crossing, IP Communications, ITC Deltacom, Korea Telecom, Pacific Century CyberWorks HKT, Portugal Telecom and XO Communications, formerly known as Nextlink Communications. Our target customers consist of new and established communications service providers, including local, long distance and international telephone companies, competitive local exchange carriers, internet service providers, cable operators and carriers that provide services to other carriers.

     Expand Global Sales and Distribution Capabilities. We plan to continue to expand our global presence by increasing the size of our direct sales force and by opening new domestic and international sales offices. We have offices in each of three regions: North America; Asia and the Pacific; Europe, Middle East and Africa. In addition, we are adding sales and support representatives at our headquarters in Massachusetts to support our expanding worldwide sales force. To complement our direct sales force, we have entered into value-added reseller and other sales and distribution relationships.

     Continue to Work Closely with Key Customers. We intend to continue to work extensively with our customers to enhance our current products and to develop new products to meet their future requirements. We have developed our products with significant input from our customers and work with our customers to provide customized solutions and product enhancements to meet their specific needs. Our customer relationships provide insight into market requirements for new data and voice services, which is critical to providing timely and innovative solutions to our current and future customers.

     Broaden Our Product Offerings Through Internal Investment, Partnerships and Acquisitions. Through continued investment in research and development, we intend to broaden our product offerings and functionality and to expand into complementary markets. We intend to continue to develop products that address the competitive demands of communications service providers to enable them to effectively deploy the new public network. We are in the process of developing higher-capacity IP routing and voice switching products to meet the growing bandwidth demands of communications service providers.

     We have entered into strategic partnerships and plan to continue to do so to complement our existing product offerings. For example, we have partnerships with Hewlett-Packard and Micromuse to establish a broader portfolio of network management products. In addition, we plan to pursue selective acquisition opportunities as they may arise to enhance further our product offerings. For example, we have entered into a definitive agreement to acquire BroadSoft, a provider of software architecture that supports business telephony applications for use on the internet, such as call waiting, voice mail and conferencing.

PRODUCTS

     Our suite of products enable communications service providers to offer value-added, integrated voice and high-speed data services to business and residential users. It consists of our following carrier-class products:

     - ERX-1400 and ERX-700 Edge Routing Switches and our Subscriber Access Feature Pack Software;

     - SMX-2100 Service Mediation Switch;

     - SRX-3000 Softswitch; and

     - Unisphere Management Center.

ERX-1400 AND ERX-700 EDGE ROUTING SWITCHES WITH SUBSCRIBER ACCESS FEATURE PACK

     Our ERX-1400 and ERX-700 Edge Routing Switches are next-generation routing devices designed to provide the features required at the edge of communications service provider networks. Our ERX Edge Routing Switches aggregate thousands of private line connections over T1, T3 and optical interfaces. Unlike conventional routers that were originally developed for small-scale enterprise applications and are increasingly inadequate in large-scale service provider networks, our ERX Edge Routing Switches are specifically designed to accommodate the size and scope of the new public network. By providing high port density, wire-speed forwarding performance, carrier-class reliability and support for new value-added services, our ERX Edge Routing Switches meet the large-scale deployment requirements of communications service providers.

     With the addition of our optional broadband access software, Subscriber Access Feature Pack, our ERX can be placed between digital subscriber line access multiplexers, or DSLAMs, and Internet backbone routers, providing termination and aggregation for over 30,000 broadband connections such as DSL, cable and wireless. This software option is designed to support the rapid deployment of DSL services while reducing the complexity and cost of subscriber management. A wide range of packet transport options are supported, allowing communications service providers to purchase interoperable DSL transport from different carriers. Our software integrates with the communications service provider's existing back office support to provide authentication, authorization and accounting, as well as service selection and billing support.

     Our ERX-1400 is offered in a modular, 14-slot chassis with a switch fabric that operates at up to 10 Gbps. A wide range of interface options are available, including Channelized T1/E1, Channelized T3, Unchannelized T3/E3, OC-3/STM1, OC-12/STM4, Fast Ethernet and Gigabit Ethernet. Our ERX-700, designed for applications that require mid-range capacity, has the same features and performance of the ERX-1400 in a more economical 7-slot chassis. Both models feature a full complement of internet routing protocols, including BGP-4, IS-IS, OSPF and RIP. The following illustration depicts the ERX-1400 and ERX-700.

                 INTERNET PROTOCOL ROUTING AND BROADBAND ACCESS

                                      LOGO

     [DIAGRAM - IP ROUTING AND BROADBAND ACCESS
     The heading for this diagram reads "Internet Protocol Routing and Broadband Access".
     In the center of the page is a cloud depicting the new public network.
     To the left of the cloud depicting the new public network is a box depicting the ERX-700/1400. To the left of this box are four smaller diagrams representing different broadband access methods, marked "wireless", "DSL" and "cable network", used by small businesses and residential users to access the new public network. Above and to the right of the ERX 700/1400 box is a line depicting the broadband access connection provided by the ERX 700/1400 to the new public network.
     To the right of the cloud depicting the new public network is a box depicting the ERX-700/1400. To the right of this box are three smaller diagrams depicting different private line access methods, marked "T1/E1", "T3/E3" and "Optical (OC3/OC12)", used by business users to access the new public network. Above and to the left of the ERX 700/1400 box is a line depicting the private line access connection provided by the ERX-700/1400 to the new public network.]

     Key benefits of our ERX Edge Routing Switches include:

     High Port Density and Scalability. As demand for internet access increases, communications service providers must build an infrastructure that can scale to meet demand and provide value-added services. The lack of available point-of-presence, or co-location space, however, restricts the number of new users that can be brought on-line. A single 22.75-inch shelf of our ERX-1400 Edge Routing Switch supports over 30,000 concurrent connections, while drawing less than 20 amps of power. Up to three shelves may be stacked in a standard 7-foot rack, enabling efficient use of scarce space at a carrier's point of presence facilities. The common hardware and software architecture of our ERX products enables communications service providers to scale up from our ERX-700 model to our ERX-1400 model while preserving their investment as their access requirements grow.

     Wire-Speed Performance Under Demanding Traffic Patterns. Our ERX Edge Routing Switches are designed to provide high performance under a wide range of operating conditions. Unlike traditional routers, which rely on software running solely on reduced instruction set computer, or RISC, processors, our ERX architecture features software running on custom ASICs in addition to distributed RISC processors. This architecture provides independent processing resources for routing, packet forwarding and service delivery. As packets are processed by the ERX, our custom ASICs ensure the network delivers the quality of service demanded by the application or user. At the same time, RISC processors perform route computation tasks independently. This architecture is designed to enable the ERX to process a large number of small size packets at wire speed.

     Carrier-Class Reliability and Availability. Our ERX Edge Routing Switches are designed for continuous availability and consistent high performance to achieve the service levels required by communications service providers as critical applications are added to packet networks. These design features include full hardware redundancy, on-line servicing, a distributed DC power system and front-to-back airflow to ensure the system can meet stringent NEBS standards. Our ERX internet software is based on a high performance design that allows each program module to have access to dedicated resources. This design improves stability and reliability by ensuring that the performance of one program module does not adversely affect others.

     Tiered and Value-Added Services. Our ERX Edge Routing Switches deliver different levels, or tiers, of service, allowing communications service providers to attract and retain users, increase their revenue per user and strengthen brand name recognition. Different service levels are provided according to agreements that define levels of bandwidth and network performance delivered by the communications service provider to the user. Our ERX is designed to ensure that higher priority traffic is given preferential treatment according to policies defined by the communications service provider, which is critical during periods of network congestion. Our ERX also allows the delivery of value-added services such as managed security and virtual private networking, which enable the use of the internet for business-critical applications.

SMX-2100 SERVICE MEDIATION SWITCH

     Our SMX-2100 Service Mediation Switch is a next-generation product for transitioning communications traffic from the traditional circuit-switched telephone network to the new packet-based public network. It is designed to allow communications service providers to deliver differentiated services at lower cost. Its applications include:

     - Internet offload; and

     - Voice over IP, or VoIP.

     Every dial-up internet session begins with a telephone call to an internet service provider. These calls place a tremendous strain on traditional circuit switches because they can remain active for hours. This can result in an inefficient use of resources and requires communications service providers to deploy more circuit switches. Our SMX-2100 Service Mediation Switch offers a less expensive alternative solution by offloading dial-up internet traffic away from these expensive circuit switches, freeing up capacity and enabling communications service providers to cap the purchase of additional circuit switch equipment.

     With the addition of our optional VoIP module, our SMX-2100 Service Mediation Switch allows communications service providers to combine voice and data traffic onto a single, converged network. This hardware and software option is designed to receive voice traffic from the traditional telephone network and to convert it into packet format for transmission over the new public network. We expect to be in the beta stage of testing our VoIP products during the second quarter of fiscal 2001. Our VoIP products have not been commercially deployed.

     Our SMX-2100 is offered in a modular, 19-slot chassis with four slots reserved for management modules. The remaining 15 slots may be filled with four port DS3 modules. A single shelf will support up to 60 DS3 interfaces, or more than 40,000 channels.

     Our SMX-2100 is designed to be compatible with existing infrastructure, allowing communication service providers to augment traditional circuit switch equipment to cost-effectively deliver new services.

SRX-3000 SOFTSWITCH

     Our SRX-3000 softswitch is being designed as an open platform that runs on commercially available hardware and delivers real-time multi-media services. Functions performed by our softswitch will include call signaling and processing, call admission, authorization and authentication, address translation, usage recording and feature processing.

     Our SRX-3000 softswitch is designed to provide a service creation and delivery platform for communications service providers to quickly and cost effectively develop and deliver calling features, such as voice messaging, call forwarding and caller-identification, as well as new high-value voice services, such as unified messaging, calling card services and find-me features. It is designed to support published industry standard interfaces for the development and delivery of basic and advanced voice services. We expect to be in the beta stage of testing our SRX-3000 during the second quarter of fiscal 2001. Our SRX-3000 has not been commercially deployed. The following illustration depicts the SMX-2100 Service Mediation Switch and the SRX-3000 softswitch.

                 VOICE SWITCHING AND SERVICE MEDIATION PRODUCTS

                                      LOGO
[DIAGRAM : VOICE SWITCHING AND SERVICE MEDIATION PRODUCTS

     The heading for this diagram reads "Voice Switching and Service Mediation Products".

     In the center of the page is a cloud depicting the new public network.

     In the top left of the page is a box depicting the SMX-2100 Service Mediation Switch. Below and to the right of the SMX-2100 Service Mediation Switch box is a line, marked "VoIP", that connects it to the cloud in the center depicting the new public network. The SMX-2100 Service Mediation Switch box is attached on its left side to a smaller box depicting the SRX-3000 Softswitch. A line on the lower left side of the SMX-2100 Service Mediation Switch box connects it to a cloud depicting the traditional telephone network. To the left of the cloud depicting the traditional telephone network are two smaller diagrams representing different access methods to the traditional telephone network. A line, marked "Internet Offload", on the lower right side of the cloud depicting the traditional telephone network connects it to another box depicting the SMX-2100 Service Mediation Switch placed in the bottom left of the page. Above and to the right of the SMX-2100 Service Mediation Switch box is a line that connects it to the cloud in the center depicting the new public network.

     The graphical illustrations on the top and bottom of the right half of the page mirror the graphical illustrations on the top and bottom of the left half of the page.]

     Key benefits of our SMX-2100 Service Mediation Switch and SRX-3000 softswitch include:

     High Port Density and Scalability. Our voice switches are high density carrier class products that deliver increased scalability compared to traditional circuit switches at a lower cost. A single SMX-2100 supports over 40,000 concurrent voice lines in a 30 inch design. When multiple SMX-2100s are combined into a clustered configuration, they will support over 100,000 concurrent voice lines. This cluster configuration is in initial stages of testing and has not yet been commercially deployed.

     Carrier-Class Reliability. Our voice switches are based on a distributed architecture with fully redundant hardware, no single point of failure, and online servicing and configuration to protect against network failure. In addition, our voice switches have the ability to revert to earlier versions of software or a prior configuration if a failure occurs while servicing our switches. Our SRX-3000 is being designed with a full hardware and software redundancy and an open switching platform residing on commercially available NEBS compliant hardware. Communications service providers will be able to designate a primary and secondary SRX to control distributed SMX-2100s. In the event that the primary SRX-3000 fails, the SMX-2100 will automatically transfer control over to the secondary SRX-3000 without disruption to voice calls in process.

     Rapid Deployment of Data and Voice Services. Our SMX-2100 voice switch enables the rapid deployment of data and voice services. Our SRX-3000 softswitch is designed to enable rapid development of new services by providing an open and standards-based development platform. The typical deployment time for our voice switches is shorter than the deployment of traditional circuit-based switches. Our Unisphere Management Center products use JAVA tools and a downloadable JAVA graphical interface, which provide the development environment necessary for fast and consistent service roll-out. This environment allows communications service providers to leverage third party developers, and provides access to a large pool of external resources who are familiar with developing to these common and open standards.

UNISPHERE MANAGEMENT CENTER

     Our Unisphere Management Center products enable communications service providers to efficiently deliver their services and manage our products. To date, we have focused on developing our Unisphere Management Center products to allow enhanced service delivery for our data products. We are currently developing our Unisphere Management Center products to extend this functionality to our voice products. All Unisphere Management Center products provide an easy-to-use graphical user interface, enabling service providers to monitor network operations and physically view and configure services from local or remote management workstations. Our Unisphere Management Center product family consists of the following:

     - Service Management and Provisioning. This product family includes our Subscriber Management Center and Service Selection Center products. Our Subscriber Management Center provides the ability to activate services quickly, allowing the communications service provider to define network wide policies that automatically configure the device and back office applications when new users and services are added to the network. Our Service Selection Center provides a customizable portal interface that lets users dynamically select services via their web browser.

     - Configuration Management. This product provides network operators with a complete view of the network and network activity. Based on the HP OpenView Network Node Manager, our Configuration Manager product automatically learns network devices and connections and provides immediate identification of the source of network problems. Our Configuration Manager is also used for trend analysis, monitoring of bandwidth utilization and measurement of service delivery performance.

     - Fault Management. Our Fault Management system is based on distributed architecture used to retrieve events from network devices and associate these events with the services and customers affected. The Fault Management system enables communications service providers to anticipate problems and model future service deployments resulting in faster deployment of new services and quicker return on investment.

     - Device Management. The Device Management products provide a graphical user interface to manage our ERX and SMX products from either a local or remote workstation.

     - Performance Monitoring and Management. This product enables communications service providers to monitor and manage network and service performance. The Performance Manager product is used to collect, consolidate, store and archive critical network performance and service analysis data.

CUSTOMERS

     The following is a representative list of customers for which, as of December 31, 2000, we have recognized at least $100,000 in revenue from the sale of our products:

Beijing Telecom Authority                  IP Communications
Callino GmbH                               ITC Deltacom
Coserv Communications                      Pacific Century CyberWorks HKT
Digital United (SEEDNet)                   Korea Telecom
Dishnet DSL                                Portugal Telecom
ET Webs                                    Siemens
Garnet Connections                         Telecom Malaysia
Global Crossing                            Western Telephone Integrated
                                           Communications
                                           XO Communications, formerly known as
                                           Nextlink Communications

     Sales to Siemens as a value-added reseller of our products accounted for 41.0% of our net revenues for the fiscal year ended September 30, 2000 and 63.5% of our net revenues for the fiscal year ended September 30, 1999. In addition, sales to ITC Deltacom accounted for 28.3% of our net revenues for the fiscal year ended September 30, 2000. We anticipate that, as our sales increase, each of these customers will account for a smaller percentage of our net revenues. However, we expect to continue to derive a majority of our revenues from a limited number of customers in the near future.

     See the notes to consolidated financial statements of Unisphere, included elsewhere in this registration statement, for geographic information related to net revenues and assets.

SALES AND MARKETING

     We sell and market our products primarily through our direct sales force and value-added resellers. We may also establish strategic distribution relationships with other infrastructure equipment manufacturers. Our target customers include new and established communications service providers, including local, long distance and international telephone companies, competitive local exchange carriers, internet service providers, cable operators and carriers that provide services to other carriers.

     Direct Sales. Our global, direct sales organization is divided into three regional operations: North America; Asia and the Pacific; and Europe, Middle East and Africa. We have sales offices throughout North America, including San Jose, California; Mississauga and Vancouver, Canada; Denver, Colorado; Kansas City, Kansas; Columbia, Maryland; Newtown, Pennsylvania; Dallas, Texas; Reston, Virginia; and Seattle, Washington. We also have sales offices throughout Asia and Europe, including regional offices in Beijing, Hong Kong, Madrid, Middlesex (United Kingdom), Munich, Paris, Seoul, Singapore, Stockholm and Tokyo.

     Our direct sales account managers are responsible for a market on either a geographic or named account basis and work as a team with a systems engineer. Our systems engineers consult with and guide and assist our customers to deploy our products. Our systems engineers also identify the features that are required for our products to be successful in specific applications.

     Value-Added Resellers. We have established a strategic distribution relationship with Siemens. We believe that Siemens has significant customer relationships in place and offers products that complement ours. Siemens provides initial support to its customers that purchase our products, including taking calls in the event that a customer needs product support. Our agreement with Siemens allows it to distribute our products on a worldwide, non-exclusive basis with discounts based on the type of product it orders. In addition, we have a number of country specific value-added resellers. These resellers have expertise in deploying complex internet infrastructure equipment in their respective markets and provide the initial support required by customers that purchase our products.

     We have a variety of marketing programs to support the sale and distribution of our products. These include preparation of sales tools, business cases, competitive analyses and other marketing collateral, sales training, and publication of customer deployments, new product information and educational articles in industry journals. In addition, we are an active participant in communications standards organizations such as the Internet Engineering Task Force, the International Telecommunications Union and Optical Internetworking Forum and Optical Domain Service Interconnect. We also employ direct marketing to prospective customers and participate in leading industry tradeshows such as Supercomm and Networld + InterOp.

CUSTOMER SERVICE AND SUPPORT

     We are committed to providing our customers with high levels of service and support and believe customer satisfaction is essential to our sales effort. We support our products with web based tools, documentation, and training courses tailored to our customers' various needs and operate customer support centers located in Chelmsford, Massachusetts and Westford, Massachusetts. Our sales and network engineering personnel work closely with customers, third party contractors and others to coordinate network design, installation services and provide continuous customer support.

     Our customer service center gives us the capability to assist our customers by remotely diagnosing and addressing network problems that may arise. We also offer professional services to assist our customers in utilizing our products and Unisphere Management Center software within their network operations centers. Our customer service and support team provides technical assistance and support to our customers 24 hours a day, 7 days a week.

RESEARCH AND DEVELOPMENT

     Our future success depends on our ability to increase the performance of our products, to develop and introduce new products and product enhancements and to effectively respond to our customers' changing needs. Our research and development team is primarily responsible for, and is currently working on, meeting these objectives. We have made, and will continue to make, a substantial investment in research and development. Research and development expenses for the year ended September 30, 2000 were $112.5 million, including $25.8 million of development milestone and retention payments. Research and development expenses for the year ended September 30, 1999 were $68.4 million, including $34.9 million of development milestone and retention payments. In addition to developing our ERX, SMX and SRX platforms, we are in the process of developing higher-capacity IP routing and voice switching products to meet the growing bandwidth demands of communications service providers.

     We conduct our research and development at three facilities in the United
States: Westford, Massachusetts, Chelmsford, Massachusetts and Boca Raton, Florida; and one facility in Ottawa, Canada.

MANUFACTURING

     We maintain only limited in-house manufacturing capability for final system integration and testing of our products. Our internal manufacturing expertise is focused on product design for testability, design for manufacturability and the transfer of products from development to manufacturing.

     We have established our contract manufacturing relationships with ACT, Celestica and Plexus based on quality assurance, timeliness of delivery and strengths in the volume manufacture of our products. Using contract manufacturers allows us to reduce our capital expenditures, achieve purchasing economies of scale and reduce inventory warehousing. Under our manufacturing services agreement with ACT, ACT manufactures our ERX edge routing products. The ACT agreement is automatically renewed each month unless ACT or we provide 90 days' prior notice of termination. Under our two-year manufacturing and purchase agreement with Celestica, Celestica manufactures our SMX voice switching products. The Celestica agreement is automatically renewed for one-year periods unless otherwise terminated. In November 2000, we entered into a memorandum of understanding with Plexus pursuant to which Plexus manufactures our ERX edge routing products. The memorandum of understanding is due to expire on February 24, 2001 and contemplates that it will be superseded by a manufacturing services agreement, which is currently under negotiation.

     We also have a three-year custom sales agreement with IBM pursuant to which it supplies us with our proprietary ASICs based on our design specifications. Either party may terminate this agreement if the other party causes a material breach of this agreement. If IBM terminates this agreement as a result of our material breach, IBM is entitled to cancel all of our then outstanding purchase orders. In addition, we may be required to pay all of IBM's procurement costs, the quoted price applicable for the affected products or delivered services and any applicable cancellation charges.

COMPETITION

     The market for data and voice networking products for the new public network is intensely competitive, subject to rapid technological changes and significantly affected by new product introductions and other market activities. We encounter strong competition from large suppliers, such as Cisco Systems, Lucent Technologies and Nortel Networks, who offer a broad range of products across multiple service areas, are substantially larger than we are and have significantly greater financial, sales, marketing, distribution, technical, manufacturing and other resources. This makes them better positioned to acquire other companies, thereby obtaining new technologies or products that may displace our product lines. We also compete with single product companies which offer or will offer solutions that compete with one of our product areas. We compete with Juniper Networks in the IP routing market, Redback Networks in the broadband access market and Sonus Networks in the next-generation voice switching market, and several other companies in each of these markets.

     The principal competitive factors in these markets include, or are likely to include:

     - product performance and price;

     - features and reliability;

     - technical support and service;

     - compliance with industry standards; and

     - sales and distribution capabilities.

INTELLECTUAL PROPERTY

     Our success and ability to compete are dependent on our ability to develop and maintain the proprietary aspects of our technology. We rely on a combination of patent, trademark, copyright and trade secret laws, employee and third-party nondisclosure agreements and licensing arrangements to protect our intellectual property. We have seven patent applications pending in the United States, and several related non-United States patent applications pending, relating to the design and operation of our products. Our pending patent applications may not result in the issuance of any patents. If any patent is issued, it may be invalidated or circumvented or may otherwise fail to provide us with any meaningful protection. These legal protections afford only limited protection for our technology. Moreover, we sell our products in foreign countries, including China, Hong Kong and other parts of Southeast Asia, that offer significantly less protection to our intellectual property than does the United States. We cannot assure you that others will not develop technologies that are similar or superior to our technology.

     We have incorporated third-party licensed technology into our current products. From time to time, we may be required to license additional technology from third parties to develop new products or product enhancements. Third-party licenses may not be available or continue to be available to us on commercially reasonable terms. The inability to maintain or re-license any third-party licenses required in our current products, or to obtain any new third-party licenses to develop new products and product enhancements could require us to obtain substitute technology of lower quality or performance standards or at greater cost, and delay or prevent us from making these products or enhancements, any of which could seriously harm the competitiveness of our products.

     We have a license arrangement with Trillium Digital Systems pursuant to which they have made available to us the programs for the signaling gateways, or SS7s, used with our SMX-2100 voice switching product. We also use software from Fujitsu Siemens Computers in our SRX-3000 softswitch products.

GOVERNMENT REGULATION

     There are an increasing number of laws and regulations in the United States and abroad pertaining to communications and commerce on the internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments. Due to the increasing use of the internet as a medium for communication and commerce, new laws and regulations may be enacted with respect to the internet and electronic commerce covering issues such as user privacy, content, quality of products and services, taxation, intellectual property rights, information security, enforcement of internet transactions and dispute resolution. These new laws and regulations could impede the growth of the internet as a medium of commerce and thereby reduce demand for our products and services or increase our costs of doing business. Some of these issues are elaborated below.

     Privacy Concerns. The Federal Trade Commission, or the FTC, recently recommended that Congress take legislative action to protect the privacy of information on the internet and there are bills pending in Congress which, if enacted into law, could impose privacy standards or authorize the FTC to implement such standards, creating civil and criminal penalties for violations. Additionally, the European Union has recently adopted a privacy directive regarding the collection and transmission of data over IP networks. The European Union directive generally prohibits transmission of personal information outside the European Union unless the receiving country has enacted adequate individual privacy protection laws. The United States and the European Union have negotiated a data privacy agreement which articulates voluntary data privacy standards that United States companies will be able to follow to comply with the European Union directive. Member states of the European Union will also adopt laws to implement this directive. These regulatory initiatives taken by the United States and the European Union could impede the expected growth of internet commerce and IP networks, other commercial uses of the internet and businesses such as ours that are dependent on the growth of the internet.

     Commercial Regulation. There could be new laws and regulations which affect the enforceability of internet contracts and dispute resolutions pertaining to them. The European Union has adopted a directive with respect to protocols to be implemented before an internet contract is effective.

     Internet Taxation. Numerous legislative proposals have been made at the federal, state and local levels, and by various foreign governments, that would apply existing tax laws to internet transactions or impose additional taxes on the sale of goods and services over the internet. Although Congress has enacted a moratorium on new state and local taxes on internet access or e-commerce, existing state and local laws were expressly excepted from this moratorium. Legislative or regulatory developments in this area, or other attempts to impose or collect taxes on internet commerce both in the United States and abroad may adversely affect the demand for our products and services, our costs of doing business and our financial results.

     Telecommunications Act of 1996. While the Federal Communications Commission, or the FCC, does not currently regulate service providers which do not otherwise qualify as "telecommunications providers" under the terms of the Telecommunications Act of 1996, the FCC recently stated its intention to consider whether to regulate voice and fax telephony services provided over IP networks as "telecommunications." The Telecommunications Act of 1996, which provided for significant deregulation of the United States telecommunications industry, remains subject to judicial review and additional FCC rulemaking. The Telecommunications Act of 1996, as well as various initiatives of the FCC to implement its provisions, may adversely impact service providers, which would also adversely impact the demand for our products and services.

     Export. Due to the technology used in our products and services, our products and services may be subject to the export restrictions of the United States or other countries. The application of new or existing export constraints could reduce our access to foreign markets, increase our costs of doing business and adversely affect the results of our business operations.

EMPLOYEES

     As of December 31, 2000, we had a total of 700 employees. Of these employees, 650 were based in the United States and 50 were based internationally. Of the total, 403 were in research and development, 154 in sales and marketing, 49 in customer support and professional services, 45 in manufacturing and 49 in finance and administration. None of our employees is subject to a collective bargaining agreement and we believe that our relations with our employees are good.

ITEM 2.  FINANCIAL INFORMATION

                      SELECTED CONSOLIDATED FINANCIAL DATA

     This information should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this registration statement and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The table below sets forth our selected financial data. The consolidated financial data as of September 30, 1999 and 2000, and for the period from January 12, 1999 (date of inception) through September 30, 1999 and for the year ended September 30, 2000 are derived from our audited consolidated financial statements included elsewhere in this registration statement.

                                        UNISPHERE NETWORKS, INC.
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                             JANUARY 12, 1999
                                                            (INCEPTION) THROUGH            YEAR ENDED
                                                            SEPTEMBER 30, 1999         SEPTEMBER 30, 2000
                                                            -------------------        ------------------
                                                                (RESTATED)                 (RESTATED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net revenues............................................         $   2,813                 $  49,628
Cost of revenues:
    Cost of revenues, excluding stock-based
      compensation......................................             6,485                    43,476
    Stock-based compensation............................                --                       644
                                                                 ---------                 ---------
         Total cost of revenues.........................             6,485                    44,120
                                                                 ---------                 ---------
         Gross profit (loss)............................            (3,672)                    5,508
Operating expenses:
    Research and development(1).........................            68,369                   112,451
    Sales and marketing(1)..............................            20,291                    42,874
    General and administrative(1).......................            13,919                    14,736
    Amortization of intangible assets...................            61,629                   127,033
    Impairment of intangible assets.....................                --                   118,810
    Purchased in-process research and development.......           217,400                        --
    Stock-based compensation............................                --                    21,820
                                                                 ---------                 ---------
         Total operating expenses.......................           381,608                   437,724
                                                                 ---------                 ---------
         Loss from operations...........................          (385,280)                 (432,216)
Other income (expense)..................................               227                    (1,466)
                                                                 ---------                 ---------
         Net loss.......................................         $(385,053)                $(433,682)
                                                                 =========                 =========
Basic and diluted net loss per share....................         $   (4.47)                $   (5.02)
                                                                 =========                 =========
Weighted average shares used in computing basic and
  diluted net loss per share............................            86,133                    86,399
                                                                 =========                 =========

(1) Excludes non-cash, stock-based compensation expense as follows:

                                                             JANUARY 12, 1999
                                                            (INCEPTION) THROUGH            YEAR ENDED
                                                            SEPTEMBER 30, 1999         SEPTEMBER 30, 2000
                                                            -------------------        ------------------
                                                                                           (RESTATED)
Research and development................................         $     --                   $  9,212
Sales and marketing.....................................               --                      4,753
General and administrative..............................               --                      7,855
                                                                 --------                   --------
                                                                 $     --                   $ 21,820
                                                                 ========                   ========

                                                            SEPTEMBER 30, 1999         SEPTEMBER 30, 2000
                                                            -------------------        ------------------
                                                                (RESTATED)                 (RESTATED)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents...............................         $  9,082                   $    634
Working capital (deficit)...............................          (45,277)                   (14,013)
Total assets............................................          674,257                    471,954
Total stockholders' equity..............................          614,898                    429,663

     The separate financial data of Redstone and Castle have been presented below because we consider these companies to be our predecessor business.

     The table below sets forth selected financial data of Redstone Communications. The financial data as of December 31, 1997 and 1998 and April 27, 1999, for the period from September 16, 1997 (date of inception) to December 31, 1997, for the year ended December 31, 1998 and for the period from January 1, 1999 to April 27, 1999 are derived from the audited financial statements of Redstone Communications included elsewhere in this registration statement.

                                         REDSTONE COMMUNICATIONS, INC.
                                                (IN THOUSANDS)
                                                                                                  PERIOD FROM
                                                    SEPTEMBER 16, 1997                          JANUARY 1, 1999
                                                    (INCEPTION) THROUGH       YEAR ENDED            THROUGH
                                                     DECEMBER 31, 1997     DECEMBER 31, 1998    APRIL 27, 1999
                                                    -------------------    -----------------    ---------------
                                                                                                  (RESTATED)
STATEMENT OF OPERATIONS DATA:
Net revenues......................................        $   --               $     --            $     --
Operating expenses:
    Research and development......................           503                  8,767              21,003
    Sales and marketing...........................            40                    731               6,446
    General and administrative....................           133                    765               1,169
                                                          ------               --------            --------
         Total operating expenses.................           676                 10,263              28,618
                                                          ------               --------            --------
         Loss from operations.....................          (676)               (10,263)            (28,618)
Other income, net.................................            84                    361                 107
                                                          ------               --------            --------
         Net loss.................................        $ (592)              $ (9,902)           $(28,511)
                                                          ======               ========            ========
BALANCE SHEET DATA:
    Cash and cash equivalents.....................        $6,318               $ 10,972            $  3,969
    Working capital...............................         6,185                  9,707               2,745
    Total assets..................................         6,558                 12,506               6,449
    Total Stockholders' deficit...................          (576)                (8,836)            (15,136)

     The table below sets forth selected financial data of Castle Networks. The financial data as of December 31, 1997 and 1998 and April 20, 1999, for the period from October 16, 1997 (date of inception) to December 31, 1997, for the year ended December 31, 1998 and for the period from January 1, 1999 to April 20, 1999 are derived from the audited financial statements of Castle Networks included elsewhere in this registration statement.

                                             CASTLE NETWORKS, INC.
                                                (IN THOUSANDS)
                                                                                                  PERIOD FROM
                                                     OCTOBER 16, 1997                           JANUARY 1, 1999
                                                    (INCEPTION) THROUGH       YEAR ENDED            THROUGH
                                                     DECEMBER 31, 1997     DECEMBER 31, 1998    APRIL 20, 1999
                                                    -------------------    -----------------    ---------------
                                                                                                  (RESTATED)
STATEMENT OF OPERATIONS DATA:
Net revenues......................................        $   --               $     --            $     --
Operating expenses:
    Research and development......................            23                  6,051              10,154
    Sales and marketing...........................             2                  1,785              10,072
    General and administrative....................            38                    827               2,164
                                                          ------               --------            --------
         Total operating expenses.................            63                  8,663              22,390
                                                          ------               --------            --------
         Loss from operations.....................           (63)                (8,663)            (22,390)
Other income, net.................................            --                    277                 101
                                                          ------               --------            --------
         Net loss.................................        $  (63)              $ (8,386)           $(22,289)
                                                          ======               ========            ========
BALANCE SHEET DATA:
    Cash and cash equivalents.....................        $   47               $ 12,218            $  6,219
    Working capital (deficit).....................           (70)                11,115               3,660
    Total assets..................................            61                 13,700               8,249
    Total Stockholders' deficit...................           (63)                (6,506)            (12,708)

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion and analysis in conjunction with the "Selected Consolidated Financial Data," the consolidated financial statements and the related notes included elsewhere in this registration statement.

OVERVIEW

     We provide data and voice networking products for the new public network. Our suite of products enable communications service providers to offer value-added, integrated voice and high-speed data services to business and residential users. Our IP routing, broadband access and next-generation voice switching products, combined with our network and service management software, provide integrated solutions that support communications traffic ranging from value-added, high-speed data services to basic voice services.

     We were incorporated in Delaware in January 1999 as a subsidiary of Siemens. Our business has been built upon the acquisitions of three companies. In March 1999, Siemens purchased Argon Networks. In April 1999, Siemens purchased Castle Networks and Redstone Communications. In June 1999, Siemens contributed the stock of Argon, Castle and Redstone to us and we have accounted for the acquisitions and their results of operations from the date of acquisition as if we had effectively acquired the three companies. All three companies were development-stage companies engaged in research and development of next-generation products for the networking industry. In addition, in April 1999, Siemens contributed a research and development group for voice switching products located in Boca Raton, Florida to us. From our inception through August 1999, we were a development stage company focused on developing our initial products, recruiting personnel and building our corporate infrastructure, and therefore had no significant product revenue. In September 1999, we began shipping our products for commercial deployment and recorded our first significant product revenue. We emerged from the development stage at that time. Our cost structure has been largely independent from Siemens since our inception. We do not expect our cost structure to change significantly as a result of being required to fund our operations independently after our proposed initial public offering.

     Prior to its acquisition, Argon was exclusively engaged in the development of a gigabit switch router. Under the terms of the acquisition agreement, Siemens paid $200.0 million in cash to the holders of Argon securities. We agreed to assume a retention and performance related payment obligation from Siemens and we have paid $13.3 million in cash to the employees of Argon for retention and performance achievements. There are no other retention and performance payments to be made in connection with this acquisition. Prior to the acquisition, Argon incurred cumulative net losses of $25.8 million.

     Prior to its acquisition, Castle was engaged in the development of voice switching technology. Under the terms of the acquisition agreement, Siemens paid $300.0 million in cash to the holders of Castle securities. We agreed to assume a milestone related payment obligation from Siemens and we have paid $15.0 million in cash to the employees of Castle for these milestone achievements. There are no other milestone payments to be made in connection with this acquisition. Prior to the acquisition, Castle incurred cumulative net losses of $30.7 million.

     Prior to its acquisition, Redstone was engaged in the development of an edge router. Under the terms of the acquisition agreement, Siemens paid $450.0 million in cash to the holders of Redstone securities. We agreed to assume a milestone related payment obligation from Siemens and we have paid $50.0 million in cash to the employees of Redstone for these milestone achievements. There are no other milestone payments to be made in connection with this acquisition. Prior to the acquisition, Redstone incurred cumulative net losses of $39.0 million.

     The following is a summary of the allocation of the purchase prices for the acquisitions, in millions:

                      ALLOCATED TO
                       PURCHASED
                       IN-PROCESS                                   NET
                        RESEARCH     ALLOCATED TO                 TANGIBLE    TOTAL
 ENTITY                   AND         ASSEMBLED      ALLOCATED     ASSETS    PURCHASE
ACQUIRED     DATE     DEVELOPMENT     WORKFORCE     TO GOODWILL   ACQUIRED    PRICE
--------  ----------  ------------   ------------   -----------   --------   --------
Argon     March 1999     $ 36.4          $1.0         $148.1       $14.5      $200.0
Castle    April 1999       79.3           0.9          214.3         5.5       300.0
Redstone  April 1999      101.7           1.1          342.2         5.0       450.0
                         ------          ----         ------       -----      ------
                         $217.4          $3.0         $704.6       $25.0      $950.0
                         ======          ====         ======       =====      ======

     Each of the acquisitions was accounted for using the purchase method of accounting. The assembled workforce is being amortized on a straight-line basis over a three year period and goodwill is being amortized on a straight-line basis over a five year period. The in-process research and development calculation was based on a discounted cash flow methodology and is discussed in detail below. During the year ended September 30, 2000, we canceled and abandoned Argon's original product development effort and we recorded an impairment charge of $118.8 million for the unamortized goodwill value and a portion of the unamortized value of the workforce intangible asset.

     On October 20, 2000, we entered into a definitive agreement to acquire BroadSoft, Inc. in a stock-for-stock merger. BroadSoft is a development stage company that provides software architecture that supports business telephony applications for use on the internet, such as call waiting, voice mail and conferencing. Under the terms of the agreement, each share of BroadSoft's common stock will be converted into shares of our common stock and all outstanding options to acquire BroadSoft common stock will be exchanged for options to purchase shares of our common stock. The total number of shares of our common stock that we will issue in the BroadSoft acquisition, together with the number of shares of our common stock issuable upon exercise of the assumed BroadSoft options, will be between 5,710,000 and 7,460,000. The actual number will depend upon the trading price for our common stock in the public market during a specified period following the completion of our proposed initial public offering.

     The closing of the BroadSoft acquisition is subject to the condition that we have completed our proposed initial public offering and that the registration statement that we have filed with the Securities and Exchange Commission registering the shares of our common stock issuable to BroadSoft stockholders has been declared effective, and to a variety of other customary conditions. We currently anticipate that the acquisition will be closed within two months after the closing of our proposed initial public offering.

     We expect to account for the BroadSoft acquisition using the purchase method of accounting. The operating results of BroadSoft will be included in our financial results from the date of acquisition. We will be obligated to record goodwill in an amount equal to the difference between the value of the consideration given by us in the acquisition and the value of identifiable assets of BroadSoft. The allocation of the purchase price to the fair value of assets acquired and liabilities assumed will be based on a valuation analysis. We expect the majority of the purchase price will be allocated to intangible assets and deferred compensation, all of which is expected to be amortized over periods between two to five years. This amortization will result in significant non-cash charges to us.

     We sell and market our products through a direct sales force and value-added resellers. To date, our principal value-added reseller has been Siemens. Customers' decisions to purchase our products for deployment in commercial networks often involve a significant commitment of resources and a lengthy evaluation, testing and product qualification process. We believe these long sales cycles, as well as our expectation that customers will deploy and upgrade their networks infrequently and in large increments with short lead times, will cause our revenues and results of operations to vary significantly and unexpectedly from quarter to quarter.

     We recognize revenue from product sales upon shipment, provided that persuasive evidence of an arrangement exists, the sales price is fixed or determinable, there are no uncertainties regarding customer acceptance and collectibility is deemed probable. If uncertainties exist, revenue is recognized when the uncertainties are resolved. A significant portion of our sales are made through value-added resellers. Under these arrangements, value-added resellers do not have a right of return and they purchase products from us after they have secured a sale to the end-user. Revenue from technical support and maintenance contracts is recognized ratably over the period of the related agreements. Revenue from professional services are recognized when the services are completed.

     During fiscal 2000, we recorded $48.6 million in deferred compensation related to the excess of the fair market value over the exercise price of restricted common stock and stock options issued to our employees and the fair value of the stock options issued to non-employees. During fiscal 2000, we recorded non-cash compensation expense of $10.6 million and will expense $13.2 million in 2001, $13.2 million in 2002, $8.6 million in 2003, $2.6 million in 2004 and $0.4 million in 2005.

     In addition, in April 2000, we changed the exercise price of 2,344,000 employee stock options to purchase common stock. At September 30, 2000, stock options for the purchase of 370,000 shares of common stock had been exercised and 146,000 stock options had been cancelled. The remaining 1,828,000 stock options will become exercisable over a four-year period. During fiscal 2000, we recorded $22.7 million in deferred compensation and $11.9 million of non-cash compensation expense related to these stock options. Deferred compensation amounts are being amortized over the vesting periods of the applicable options.

RESULTS OF OPERATIONS

     Throughout our management discussion and analysis, we refer to the period from January 12, 1999 (date of inception) through September 30, 1999 (restated) as the period ended September 30, 1999.

  Year Ended September 30, 2000 (Restated) Compared to Period Ended September 30, 1999

     Net Revenues. For the year ended September 30, 2000, our net revenues were $49.6 million, resulting from sales of our ERX edge routers, SMX voice switching products and related services. For the period ended September 30, 1999, our net revenues were $2.8 million. For the year ended September 30, 2000, sales to Siemens as a value-added reseller of our products accounted for 41.0% and sales to ITC DeltaCom accounted for 28.3%, of net revenues. We anticipate that, as our sales increase, each of these customers will account for a smaller percentage of our net revenues. However, we expect to continue to derive a majority of our revenues from a limited number of customers in the near future.

     Cost of Revenues. Cost of revenues includes payments to our contract manufacturers, as well as costs associated with testing functions, warranty costs and other costs related to the delivery of our products to our customers. Our cost of revenues were $44.1 million, or 88.9% of net revenues, for the year ended September 30, 2000. Our cost of revenues for the period ended September 30, 1999 were $6.5 million. Cost of revenues included milestone payments of $1.1 million and $0.9 million to employees resulting from the acquisitions of Castle and Redstone for the year ended September 30, 2000 and period ended September 30, 1999, respectively, and stock-based compensation expense of $0.6 million for the year ended September 30, 2000. In addition, we recorded an $8.3 million inventory provision in the year ended September 30, 2000 relating to excess inventory purchased. This inventory provision was a result of material component purchases for our first generation SMX products exceeding the amount needed to satisfy the demand for the finished products. Demand for the first generation finished products was less than originally forecasted as a result of our customers' anticipation of, and willingness to wait for, the release of our second generation SMX product which provides additional features. Excluding the milestone payments, stock based compensation expense and the inventory provision, our cost of revenues would have been 68.8% of net revenues in the year ended September 30, 2000. We anticipate our cost of revenues will decrease as a percentage of net revenues in the future as we achieve economies of scale.

     Gross Profit. Our gross profit was $5.5 million, or 11.1% of net revenues, for the year ended September 30, 2000. Excluding the milestone payments, stock based compensation and the inventory provision described above, our gross profit would have been 31.2% of net revenues for the year ended September 30, 2000. Our gross loss was $3.7 million for the period ended September 30, 1999.

     Research and Development Expenses. Research and development expenses consist primarily of salaries and related personnel costs, independent contractor costs and prototype costs related to the design, development, testing and enhancement of our products. We expense our research and development costs as incurred. Our research and development expenses increased to $112.5 million for the year ended September 30, 2000 from $68.4 million for the period ended September 30, 1999. These expenses included milestone and retention payments of $25.8 million and $34.9 million to employees resulting from the acquisitions of Argon, Castle and Redstone for the year ended September 30, 2000 and period ended September 30, 1999, respectively. The increase was the result of an increase in personnel and personnel-related expenses, an increase in non-recurring engineering costs and an increase in the prototype expenses for the development of our products. Research and development is essential to our future success and we expect that research and development expenses, excluding milestone payments, will increase in absolute dollars in the future.

     Sales and Marketing Expenses. Sales and marketing expenses consist primarily of salaries and related personnel expenses, commissions, advertising, tradeshows, promotions, customer evaluations and other marketing expenses. Our sales and marketing expenses increased to $42.9 million for the year ended September 30, 2000 from $20.3 million for the period ended September 30, 1999. These expenses included milestone and retention payments of $1.3 million and $3.9 million to employees resulting from the acquisitions of Argon, Castle and Redstone for the year ended September 30, 2000 and period ended September 30, 1999, respectively. During the latter half of fiscal 1999 and the first half of fiscal 2000, we expanded and we continue to expand our distribution capabilities both domestically and internationally. This expansion, as well as our initial advertising and marketing campaign, resulted in a significant increase in our spending. We expect that sales and marketing expenses, excluding milestone payments, will increase in absolute dollars in the future as we hire additional sales personnel and expand sales offices and distribution channels.

     General and Administrative Expenses. General and administrative expenses consist primarily of salaries and related expenses for executive, finance, information technology and human resource personnel, recruiting expenses and professional fees. Our general and administrative expenses increased to $14.7 million for the year ended September 30, 2000 from $13.9 million for the period ended September 30, 1999. These expenses included milestone payments of $3.0 million and $7.4 million to employees resulting from the acquisitions of Castle and Redstone for the year ended September 30, 2000 and period ended September 30, 1999, respectively. We expect that general and administrative expenses, excluding milestone payments, will increase in absolute dollars as we add personnel and incur additional costs related to the growth of our business and our operation as a public company.

     Amortization of Intangible Assets. Our intangible assets include goodwill and workforce resulting from the acquisitions of Argon, Castle and Redstone. Our amortization of intangible assets was $127.0 million for the year ended September 30, 2000 and $61.6 million for the period ended September 30, 1999.

     Impairment of Intangible Assets. During the year ended September 30, 2000, we canceled and abandoned Argon's original product development effort, which was the primary business focus at Argon. The cancellation of the project was due to continuing technology problems, major delays and insufficient technical features for the competitive marketplace.

     As a result of our cancellation of the Argon gigabit switch router, we performed an impairment review of the goodwill generated from the Argon acquisition. At the time this impairment review was performed, we determined that there would be no future cash flows generated from the Argon development efforts. Accordingly, during the year ended September 30, 2000, we recorded an impairment charge of $118.5 million for the writedown of the remaining unamortized value of the Argon goodwill.

     We also performed an impairment review of the workforce intangible asset generated from the Argon acquisition. At the time this impairment review was performed, we determined that there was a partial impairment of this asset, based on the higher than expected level of employee turnover experienced to date. Accordingly, during the year ended September 30, 2000, we recorded an impairment charge of $0.3 million for the writedown of a portion of the unamortized value of the Argon workforce intangible asset.

     Stock-based Compensation Expenses. Stock-based compensation expenses consist of $9.5 million of amortization of deferred compensation related to the excess of the fair market value at the time of grant over the exercise price of restricted common stock and stock options issued to our employees over a four-year straight-line vesting period and $0.6 million of amortization of compensation expense related to non-employee stock options.

     Additionally, stock-based compensation expenses consist of amortization of deferred compensation, over a four-year vesting period, related to employee stock options for which we changed the exercise price. In April 2000, we changed the exercise price of employee stock options to purchase 2,344,000 shares of common stock. At September 30, 2000, stock options for the purchase of 370,000 shares of common stock had been exercised and 146,000 stock options had been cancelled. The remaining 1,828,000 stock options will become exercisable over a four-year period. During the year ended September 30, 2000, we recorded $22.7 million in deferred compensation and $11.7 million of non-cash compensation expense related to these stock options. Deferred compensation amounts are being amortized over the vesting periods of the applicable stock options. We cannot estimate the future effect of stock-based compensation related to employee stock options for which we changed the exercise price since the determination of variable stock-based compensation expense is based on the fair market value of our common stock in future periods.

     Stock-based compensation expenses increased from zero for the period ended September 30, 1999 to $21.8 million for the year ended September 30, 2000.

     Other Income (Expense). Our other income (expense) consists of interest income and a loss on the disposal of fixed assets. Our interest income was the result of investing excess cash in overnight investment vehicles and the interest on the notes receivable from officers. Our interest income increased to $0.7 million for the year ended September 30, 2000 from $0.2 million for the period ended September 30, 1999. Our disposal of fixed assets related to the cancellation and abandonment of the Argon gigabit switch router project and from the consolidation of redundant facilities and functions in the year ended September 30, 2000. Our loss on the disposal of fixed assets was $2.2 million.

  Quarterly Results of Operations

     The following table presents our historical operating results for the three months ended June 30, 1999, September 30, 1999, December 31, 1999, March 31, 2000, June 30, 2000 and September 30, 2000. In addition, we have included a table to present the milestone payments included in the operating results for those periods. The information for each of these periods is unaudited and has been prepared on the same basis as the audited consolidated financial statements appearing elsewhere in this registration statement. We believe that all necessary adjustments, consisting only of normal recurring adjustments, have been included to present fairly the unaudited consolidated quarterly results when read in conjunction with our audited consolidated financial statements and related notes appearing elsewhere in this registration statement. These operating results are not necessarily indicative of the results of any future period.

                                                          FOR THE THREE MONTHS ENDED
                              -----------------------------------------------------------------------------------
                               JUNE 30,    SEPTEMBER 30,   DECEMBER 31,   MARCH 31,     JUNE 30,    SEPTEMBER 30,
                                 1999          1999            1999          2000         2000          2000
                              ----------   -------------   ------------   ----------   ----------   -------------
                              (RESTATED)    (RESTATED)      (RESTATED)    (RESTATED)   (RESTATED)    (RESTATED)
                                                           (IN THOUSANDS, UNAUDITED)
Net revenues:
  Third parties.............  $     391      $     636       $  3,142     $   8,610     $  9,430      $  8,103
  Related parties...........         59          1,727          4,338         1,877        4,601         9,527
                              ---------      ---------       --------     ---------     --------      --------
      Net revenues..........        450          2,363          7,480        10,487       14,031        17,630
Cost of revenues:
    Cost of revenues,
      excluding stock-based
      compensation..........      1,556          4,929          5,192        17,470        9,360        11,454
    Stock-based
      compensation..........         --             --             --            --           51           593
                              ---------      ---------       --------     ---------     --------      --------
      Total cost of
         revenues...........      1,556          4,929          5,192        17,470        9,411        12,047
                              ---------      ---------       --------     ---------     --------      --------
      Gross profit (loss)...     (1,106)        (2,566)         2,288        (6,983)       4,620         5,583
Operating expenses:
  Research and
    development(1)..........     14,486         52,987         21,812        40,954       25,677        24,008
  Sales and marketing(1)....      5,319         14,908         12,094         8,903       10,579        11,298
  General and
    administrative(1).......      4,361          9,512          2,795         7,546        2,093         2,302
  Amortization of intangible
    assets..................     26,149         35,480         35,480        35,480       28,036        28,037
  Impairment of intangible
    assets..................         --             --             --       118,810           --            --
  Purchased in-process
    research and
    development.............    181,000             --             --            --           --            --
  Stock-based
    compensation............         --             --             --            --        2,814        19,006
                              ---------      ---------       --------     ---------     --------      --------
      Total operating
         expenses...........    231,315        112,887         72,181       211,693       69,199        84,651
                              ---------      ---------       --------     ---------     --------      --------
      Loss from
         operations.........   (232,421)      (115,453)       (69,893)     (218,676)     (64,579)      (79,068)
Other expenses..............         --             --             --        (1,975)          --          (189)
Interest income.............        148             51            117           120           84           377
                              ---------      ---------       --------     ---------     --------      --------
      Net loss..............  $(232,273)     $(115,402)      $(69,776)    $(220,531)    $(64,495)     $(78,880)
                              =========      =========       ========     =========     ========      ========

---------------------
(1) Excludes non-cash, stock based compensation as follows:


Research and development....         --            --             --            --      1,639        7,573
Sales and marketing.........         --            --             --            --        548        4,205
General and
  administrative............         --            --             --            --        627        7,228
                              ---------     ---------       --------     ---------   --------     --------
                                     --            --             --            --   $  2,814     $ 19,006
                              =========     =========       ========     =========   ========     ========

     The table below reflects the milestone payments included in the expense classifications above:

                                                            FOR THE THREE MONTHS ENDED
                                  ------------------------------------------------------------------------------
                                  JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,   JUNE 30,   SEPTEMBER 30,
                                    1999         1999            1999         2000        2000         2000
                                  --------   -------------   ------------   ---------   --------   -------------
                                                            (IN THOUSANDS, UNAUDITED)

Cost of revenues................   $   --       $   923         $   --       $ 1,051     $   --       $    --
Research and development........    1,070        33,825          3,477        18,118      1,977         2,201
Sales and marketing.............       --         3,919             --         1,278         --            --
General and administrative......       --         7,403             --         3,031         --            --
                                   ------       -------         ------       -------     ------       -------
      Total milestone
         payments...............   $1,070       $46,070         $3,477       $23,478     $1,977       $ 2,201
                                   ======       =======         ======       =======     ======       =======

     Net revenues increased as a result of increased sales of our ERX edge routers and SMX voice switching products since their commercial deployment in September 1999. Sales to Siemens as a value-added reseller of our products increased in the quarters ended December 31, 1999, June 30, 2000 and September 30, 2000 as a result of the timing of orders by Siemens' customers.

     Cost of revenues increased significantly in the quarter ended March 31, 2000 primarily as a result of recording an $8.3 million inventory provision relating to excess inventory and a $1.1 million charge for milestone payments as noted above. In addition, during the second quarter, we significantly increased our customer service headcount to meet anticipated future demand. These customer service employees were primarily focused on product education and training during the second quarter.

     Research and development expenses decreased in the quarter ended September 30, 2000 due to the timing of engineering material received and non-recurring engineering charges.

     Sales and marketing expenses have fluctuated over the past six quarters based on initial investments in new product launches and the opening of new sales offices. Excluding the milestone payments of $3.9 million in the three months ended September 30, 1999, our sales and marketing expenses during the three months ended September 30, 1999 and December 31, 1999 included large investments in advertising and marketing to promote our company and products. The investment consisted of an initial advertising and marketing campaign with a cost of approximately $4.0 million and the shipment of evaluation units to potential customers. During the three months ended March 31, 2000, we reduced our advertising and marketing investment after completion of our initial product launches and marketing campaign.

     General and administrative expenses have fluctuated over the past six quarters based on our initial investments and organizational changes. During the three months ended June 30, 1999, we incurred startup costs consisting of relocation, recruiting and general organization investments that account for our higher than normal operating expenses. During the three months ended March 31, 2000, we incurred severance costs of approximately $0.9 million related to management changes.

     Our operating expenses are largely based on anticipated organizational growth and revenue trends. As a result, a delay in generating or recognizing revenues could cause significant variations in our operating results. We believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance.

  Liquidity and Capital Resources

     Historically, Siemens has funded our operations as needed. We expect that Siemens will continue to fund our operations until the completion of our proposed initial public offering through various financial instruments. However, after the completion of our proposed initial public offering, Siemens has no obligation to provide us with additional funds. After the completion of our proposed initial public offering, we will be required to fund our operations independently. In June 1999, Siemens contributed the stock of Argon, Castle and Redstone to us and we recorded the issuance of common stock to Siemens in the amount of $258.4 million and an additional equity contribution of $691.6 million. In addition, through September 30, 2000, Siemens contributed $262.5 million to us through capital contributions to fund our operations. In January 2001, we issued a convertible promissory note to Siemens, pursuant to which they have loaned us $42.0 million, $11.8 million of which was advanced to us during the three months ended December 31, 2000. The note accrues interest at 7.25% per year. The principal and accrued interest are due at the earlier of November 16, 2001 or the closing of our proposed initial public offering. Our obligations under the note may be accelerated if an event of default occurs under the note. The promissory note will convert into shares of our common stock at the time of the closing of our initial public offering. The number of shares to be issued upon such conversion is equal to the sum of the principal amount of the note plus accrued interest divided by our per share initial public offering price. Upon the November 16, 2001 due date or any accelerated due date, if not earlier converted, Siemens has the option to convert the note at the then fair market value of our common stock.

     Net cash used in operating activities was $198.7 million for the year ended September 30, 2000 and $57.0 million for the period ended September 30, 1999. Net cash flows from operating activities include our net loss and increases in prepaid expenses and other current assets, inventory, long term deposits and the payment of milestone achievements, offset in part by depreciation and amortization and increases in accounts payable and accrued expenses. For the year ended September 30, 2000, our net revenues increased to $49.6 million from $2.8 million for the period from January 12, 1999 through September 30, 1999. In addition, our accounts receivable increased to $8.4 million at September 30, 2000 from $3.4 million at September 30, 1999. In connection with these increases, we established a sales returns and allowance reserve of $1.1 million and an allowance for doubtful accounts of $0.8 million during the year ended September 30, 2000. These provisions were established to account for returns and collection problems that arise in the ordinary course of business. There have been no material changes in our credit collection policies nor have we to date experienced any payment delays due to product disputes.

     Net cash used in investing activities was $35.7 million for the year ended September 30, 2000 and $8.8 million for the period ended September 30, 1999. Net cash used for investing activities primarily reflects purchases of property and equipment, primarily computers and test equipment for product development and final assembly and test.

     Net cash provided by financing activities was $226.0 million for the year ended September 30, 2000 and $74.9 million for the period ended September 30, 1999. Net cash provided by financing activities for these periods was derived from capital contributions from Siemens, sales of restricted stock to employees, and the exercise of stock options by employees.

     We incurred a significant working capital deficit in the year ended September 30, 2000 and in the period ended September 30, 1999, and we expect to continue to incur negative cash flow for the foreseeable future. However, we believe that the capital or other contributions or financial instruments obtained from Siemens through the closing of our proposed initial public offering and our current cash and cash equivalents, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for at least 12 months. If our existing resources, proceeds from our proposed initial public offering and cash generated from operations are insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities. The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders, and we cannot be certain that additional financing will be available in amounts or on terms acceptable to us, if at all. If we are unable to obtain this additional financing, we may be required to reduce the scope of our planned product development and sales and marketing efforts, which could harm our business, financial condition and operating results.

MARKET RISK

     We do not currently use derivative financial instruments. We generally invest our cash equivalents in high-quality credit instruments. We do not expect any material loss from our cash equivalents and therefore believe that our potential interest rate exposure is not material.

     We do not currently invoice customers in any currency other than the United States dollar. In addition, we do not currently incur significant expenses denominated in foreign currencies. Therefore, we believe we are not currently subject to significant risk as a result of currency fluctuations. As our business continues to grow and expand into additional foreign countries, we may incur a higher level of foreign currency denominated expenses and may begin to transact with customers in certain foreign currencies. We do not have any derivative hedging instruments as of September 30, 2000, nor do we have any plans to enter into such derivative instruments. As foreign currency transaction levels increase, we will evaluate the benefits of entering into hedging activities to reduce our potential risk from foreign currency fluctuations.

  Recent Accounting Pronouncements

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements. This bulletin established guidelines for revenue recognition. We recognize revenues in accordance with this pronouncement.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. We do not currently engage in trading market risk sensitive instruments or purchase hedging instruments or "other than trading" instruments that are likely to expose us to market risk, whether interest rate, foreign currency exchange, commodity price or equity price risk. We may do so in the future as our operations expand domestically and abroad. We will evaluate the impact of foreign currency exchange risk and other derivative instrument risk on our results of operations when appropriate. SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, was adopted on October 1, 2000, and did not have a material impact on our financial condition or results of operations.

     In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, or FIN 44, Accounting for Certain Transactions involving Stock Compensation -- an interpretation of APB Opinion No. 25, which clarifies the application of Accounting Principles Board Opinion No. 25, Stock Issued to Employees, for certain stock-based compensation issues. Among other issues, this Interpretation clarifies (a) the definition of employee for purposes of applying Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that FIN 44 covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying FIN 44 are recognized on a prospective basis from July 1, 2000. We adopted the provisions of FIN 44 as of the required effective dates.

IN PROCESS RESEARCH AND DEVELOPMENT

     We allocated $36.4 million to in-process research and development for the gigabit switch router technology in connection with the Argon acquisition, $79.3 million for the voice switching technology in connection with the Castle acquisition and $101.7 million for the edge router technology in connection with the Redstone acquisition. These allocations to in-process research and development represented the estimated fair value based on risk-adjusted cash flows related to the incomplete products. At the dates of acquisition, the development of these projects had not yet reached technological feasibility and the research and development in progress had no alternative future uses. Accordingly, we expensed these costs as of the acquisition dates.

     We assessed and allocated values to the in-process research and development. The value assigned to this asset was determined by identifying significant research projects for which technological feasibility had not been established, including development, engineering and testing activities associated with the introduction of these products. At the time of each acquisition, the acquired companies had not developed any products or technology and had not generated any revenues. At the time of the acquisitions, the Argon project was estimated to be 51% complete, the Castle project was estimated to be 65% complete and the

Redstone project was estimated to be 76% complete. We derived the stage of completion factor for each in-process project based on a comparison of hours and costs invested from project inception through the acquisition date for each project and estimates of the hours and costs remaining to achieve technological feasibility for each in-process project. Each project included some software and hardware components that are considered complex and unique technology. Argon had completed various hardware platform testing and certain software; Castle had completed various field trials with its base system; and Redstone had completed its hardware design. The cumulative research and development costs at the time of acquisition for each of the acquired companies were $21.2 million for Argon, $16.2 million for Castle and $30.3 million for Redstone.

     The nature of the efforts to develop the acquired in-process technology into commercially viable products principally related to the completion of all planning, designing, prototyping, high-volume verification and testing activities that were necessary to establish that the proposed technologies met their design specifications, including functional, technical and economic performance requirements. Anticipated completion dates for the projects in progress were expected to occur during the year following each acquisition and we expected to begin generating the economic benefits from each of the acquired technologies shortly after completion. Funding for such projects would have been obtained from capital contributions from Siemens.

     The value assigned to purchased in-process technology was determined using the income approach, and included estimating the costs to develop the purchased in-process technology into commercially viable products, estimating the resulting net cash flows from the projects and discounting the net cash flows to their present value. The revenue projections used to value the in-process research and development were based on estimates of relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by us and our competitors.

     The rates utilized to discount the net cash flows to their present value were based on venture capital rates of return. Due to the nature of the forecasts and the risks associated with the projected growth, profitability and developmental projects, a discount rate was used for the business enterprise and for the in-process research and development. The discount rate used was 30% for Argon, 27% for Castle and 25% for Redstone. We believed these rates were appropriate because they were commensurate with each acquired company's stage of development, the uncertainties in the economic estimates described above, the inherent uncertainty surrounding the successful development of the purchased in-process technologies, the useful life and the profitability levels of these technologies and the uncertainty of technological advances that were unknown at that time.

     Argon's technology developments have not met the forecasted assumptions at the time of the acquisition and therefore, during the second quarter of fiscal 2000, we cancelled the existing development effort of the Argon technology. The cancellation of the project was due to continuing technology problems, major delays and insufficient technical features for the competitive marketplace.

     As a result of the cancellation of the Argon technology, we performed an impairment review of the goodwill generated from the Argon acquisition. At the time this impairment review was performed, it was determined that there would be no future cash flows generated from the Argon development efforts. Accordingly, in March 2000, we recorded an impairment charge of $118.5 million for the writedown of the remaining unamortized value of the Argon goodwill.

     Castle's and Redstone's in-process technologies were completed within the anticipated time schedules for these projects. Initial customer shipments were made in September 1999. To date, the Castle and Redstone products have not achieved the financial results forecasted at the time of the acquisitions. During the fiscal year ended September 30, 2000, actual revenues were significantly lower than expected revenues as a result of longer than expected sales cycles with significant prospective customers and additional time required to build internal sales infrastructure and distribution channels. The lower than expected revenues and resulting cash flows has not had, nor is expected to have, any material adverse impact on our results of operations, including the recoverability of intangible assets.

ITEM 3.  PROPERTIES

     We are headquartered in Chelmsford, Massachusetts where we lease approximately 110,000 square feet. This lease expires in 2007. In addition, we lease approximately 54,000 square feet in two buildings in Westford, Massachusetts. The leases for the Westford facilities expire in 2003 and 2004. We recently entered into leases for an additional 225,000 square feet in Westford, Massachusetts. These leases are expected to commence on the later of February 2001 or upon the completion of our improvements on the premises and will expire ten years from the commencement of the leases, with options for extension and expansion. We also lease approximately 18,000 square feet in Boca Raton, Florida. This lease will expire in July 2005. We also expect to lease approximately 15,000 square feet in Ottawa, Canada. This lease is expected to commence in June 2001 and is expected to expire in 2010, with an option for extension. We plan to consolidate some of our facilities in the future.

     We believe our existing facilities are adequate for our current needs and that suitable additional office space will be available as needed.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of our common stock as of January 15, 2001:

     - each person known by us to beneficially own more than 5% of our common stock;

     - each of our directors;

     - each of our named executive officers; and

     - all of our executive officers and directors as a group, including Messrs. Clague and Donahue, former executive officers.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. Percentages of outstanding shares of our common stock is based on 90,669,311 shares of common stock outstanding as of January 15, 2001. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of January 15, 2001 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Unisphere Networks, Inc., One Executive Drive, Chelmsford, Massachusetts 01824.

                                                                                     PERCENTAGE OF
NAME OF                                                        NUMBER OF SHARES          SHARES
BENEFICIAL OWNER                                              BENEFICIALLY OWNED   BENEFICIALLY OWNED
----------------                                              ------------------   ------------------
5% STOCKHOLDER
  Siemens Corporation(1)....................................      86,133,333              95.0%
NAMED EXECUTIVE OFFICERS AND DIRECTORS
  James A. Dolce, Jr.(2)....................................       2,529,166               2.8
  Thomas M. Burkardt(3).....................................         425,000                 *
  Evanthia C. Aretakis......................................              --                --
  Christopher P. Lawler(4)..................................         103,542                 *
  Jeffrey P. Lindholm(5)....................................         285,512                 *
  Kurt A. Melden(6).........................................         387,813                 *
  Mark Nasiff(7)............................................          20,000                 *
  Suzanne M. Zabitchuck(8)..................................          20,625                 *

                                                                                     PERCENTAGE OF
NAME OF                                                        NUMBER OF SHARES          SHARES
BENEFICIAL OWNER                                              BENEFICIALLY OWNED   BENEFICIALLY OWNED
----------------                                              ------------------   ------------------
  Martin C. Clague(9).......................................          46,666                 *
  George S. Donahue(10).....................................          16,666                 *
  Craig R. Benson...........................................              --                --
  Dietrich A. Diehn(11).....................................          17,500                 *
  Stephan D. Howaldt........................................              --                --
  Anthony T. Maher(12)......................................          26,250                 *
  Peter T. Morris...........................................              --                --
  Daniel E. Smith(13).......................................          17,500                 *
All directors and executive officers as a group (15
  persons)(14)..............................................       3,896,240               4.3%

---------------
  * Indicates beneficial ownership of less than 1% of the outstanding common stock.

 (1) The address of Siemens Corporation is 153 East 53rd Street, New York, New York 10022. The board of directors of Siemens Corporation has investment and voting power with respect to such shares of common stock. Excludes 2,003,920 shares of our common stock issuable to Siemens upon the automatic conversion of a $42.0 million convertible promissory note to Siemens upon the closing of our proposed initial public offering, assuming a $21.00 per share conversion price and $82,000 of accrued interest.

 (2) Includes (i) 29,166 shares of common stock subject to options exercisable within 60 days of January 15, 2001, (ii) 2,340 shares of restricted common stock held by Mr. Dolce's parents, (iii) 2,340 shares of restricted common stock held by Mr. Dolce's brother and sister-in-law, (iv) 1,170 shares of restricted common stock held by Mr. Dolce's brother as trustee under The Alex Dolce Trust Jeffrey M. Dolce TTEE U/A/D dated 6/1/98 and (v) 1,170 shares of restricted common stock held by Mr. Dolce's brother as trustee under The Eric Dolce Trust Jeffrey M. Dolce TTEE U/A/D dated 6/1/98. Mr. Dolce disclaims beneficial ownership of the shares held by these persons and trusts.

 (3) Includes (i) 158,334 shares of common stock subject to options exercisable within 60 days of January 15, 2001 and (ii) 25,000 shares of restricted common stock held by Mr. Burkardt as trustee for the Year 2000 Burkardt Family Grantor Retained Annuity Trust. Mr. Burkardt disclaims beneficial ownership of the shares held by this trust.

 (4) Includes 97,710 shares of common stock subject to options exercisable within 60 days of January 15, 2001.

 (5) Includes (i) 142,512 shares of common stock subject to options exercisable within 60 days of January 15, 2001, (ii) 30,000 shares of restricted common stock held by Mr. Lindholm's wife as trustee for The Lindholm Grantor Retained Annuity Trust, (iii) 10,000 shares of restricted common stock held by Mr. Lindholm's wife as trustee for The Kelsey John Lindholm Gift
     Trust - 2000, (iv) 10,000 shares of restricted common stock held by Mr. Lindholm's wife as trustee for The Paul Edward Lindholm Gift Trust - 2000 and (v) 10,000 shares of restricted common stock held by Mr. Lindholm's wife as trustee for The Rachel Mae Lindholm Gift Trust - 2000. Mr. Lindholm disclaims beneficial ownership of the shares held by his wife and these trusts.

 (6) Includes 9,479 shares of common stock subject to options exercisable within 60 days of January 15, 2001.

 (7) Consists of 20,000 shares of common stock subject to options exercisable within 60 days of January 15, 2001.

 (8) Consists of 20,625 shares of common stock subject to options exercisable within 60 days of January 15, 2001.

 (9) Includes 66 shares of common stock subject to options exercisable within 60 days of January 15, 2001.

(10) Consists of 16,666 shares of common stock subject to options exercisable within 60 days of January 15, 2001.

(11) Consists of 17,500 shares of common stock subject to options exercisable within 60 days of January 15, 2001.

(12) Consists of 26,250 shares of common stock subject to options exercisable within 60 days of January 15, 2001.

(13) Consists of 17,500 shares of common stock subject to options exercisable within 60 days of January 15, 2001.

(14) Includes 602,407 shares of common stock subject to options exercisable within 60 days of January 15, 2001.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

     Our executive officers, directors and key employees, their ages and their positions as of January 15, 2001, are as follows:

NAME                                        AGE                        POSITIONS
----                                        ---                        ---------
Executive Officers and Directors:
  James A. Dolce, Jr......................  38     President, Chief Executive Officer and Director
  Thomas M. Burkardt......................  41     Chief Operating Officer and Executive Vice
                                                   President
  Evanthia C. Aretakis....................  41     Vice President and General Manager, Voice
                                                   Switching Business Unit
  Christopher P. Lawler...................  45     Vice President and General Manager, IP Routing
                                                   Business Unit
  Jeffrey P. Lindholm.....................  44     Senior Vice President, Global Sales and Service
  Kurt A. Melden..........................  44     Chief Technical Officer
  Mark Nasiff.............................  34     Vice President, Finance and Administration
  Suzanne M. Zabitchuck...................  45     General Counsel and Secretary
  Anthony T. Maher(2).....................  55     Chairman of the Board of Directors
  Craig R. Benson(1)......................  45     Director
  Dietrich A. Diehn(2)....................  54     Director
  Stephan D. Howaldt......................  34     Director
  Peter T. Morris(1)......................  44     Director
  Daniel E. Smith(1)(2)...................  51     Director

Key Employees:
  John N. Burnham.........................  48     Vice President, Corporate Marketing
  Ann M. Laporte..........................  38     Director of Human Resources
  Benson M. Rosen.........................  43     Vice President, Customer Service
  Carl M. Simone..........................  43     Vice President, Manufacturing Operations

---------------
(1) Member of the audit committee.
(2) Member of the compensation committee.

     James A. Dolce, Jr. has served as our President and as one of our directors since January 2000. Mr. Dolce has served as our Chief Executive Officer since July 2000. From April 1999 to January 2000, Mr. Dolce served as our Vice President, Data Products Group. From September 1997 to April 1999, Mr. Dolce served as President of Redstone Communications, which he co-founded. From May 1996 to July 1997, Mr. Dolce served as Vice President and General Manager of the Remote Access Business Unit of Cascade Communications, a provider of wide area network switches. From October 1995 to May 1996, Mr. Dolce served as Vice President of Sales and Marketing for Arris Networks, a networking company, which he co-founded. From April 1989 to June 1995, Mr. Dolce served as Vice President of Sales and Marketing for Promptus Communications, a manufacturer of high-speed, digital network access products, which he also founded.

     Thomas M. Burkardt has served as our Chief Operating Officer and Executive Vice President since January 2000. From April 1999 to January 2000, Mr. Burkardt served as our Vice President, Voice Products Group. From November 1997 to July 1998, Mr. Burkardt served as President and, from July 1998 to April 1999, as Chief Executive Officer of Castle Networks, which he co-founded. From April 1996 to July 1997, Mr. Burkardt served as director of the xDSL Business Unit of Cascade Communications. From September 1991 to April 1996, Mr. Burkardt created and managed the IBM Connectivity Business Unit of Cabletron Systems, a computer networking company.

     Evanthia C. Aretakis has served as our Vice President and General Manager, Voice Switching Business Unit, since January 2001. From August 1998 to January 2001, Ms. Aretakis served as President of the Carrier Division for North America for Siemens Carrier Networks, a Telecommunications Company providing Voice and Data products and services to Carriers in North America. From June 1997 to August 1998, Ms. Aretakis served as Vice President and General Manager of Tautron/General Signal Networks, a manufacturer of system solutions for the performance monitoring and testing of telecommunications networks. From May 1995 to June 1997, Ms. Aretakis served as Vice President and General Manager of the EWSD Business Unit, at Siemens Stromberg-Carlson.

     Christopher P. Lawler has served as our Vice President and General Manager, IP Routing Business Unit since January 2001. From April 1999 to January 2001, Mr. Lawler served as our Vice President of Engineering, Data Products Group. From October 1997 to April 1999, Mr. Lawler served as Vice President of Engineering of Redstone Communications, which he co-founded. From January 1994 to October 1997, Mr. Lawler was Director of Engineering for the LAN switching division of 3COM, a provider of broad-based networking systems and services.

     Jeffrey P. Lindholm has served as our Senior Vice President, Global Sales and Service, since January 2001. From June 1999 to January 2001, Mr. Lindholm served as our Vice President, Worldwide Sales and Support. From October 1998 to June 1999, Mr. Lindholm served as Vice President of Sales and Customer Service at Redstone Communications. From January 1998 to October 1998, Mr. Lindholm served as Vice President of Sales Development at Bay Networks, a manufacturer of IP-based data communications equipment. From October 1997 to January 1998, Mr. Lindholm served as Vice President of Worldwide Sales and Service of New Oak Communications, a manufacturer of access switches. From August 1996 to October 1997, Mr. Lindholm served as Vice President of Sales and Customer Service at Starburst Communications, a provider of networking software. From October 1988 to August 1996, Mr. Lindholm served as Vice President of Worldwide Sales at Wellfleet Communications, a provider of network communications equipment, and, after its merger with Synoptics, Bay Networks.

     Kurt A. Melden has served as our Chief Technical Officer since April 2000. From July 1997 to April 2000, Mr. Melden served as Chief Technical Officer and director of Redstone Communications, which he co-founded. From May 1996 to July 1997, Mr. Melden served as Corporate Fellow and, from July 1991 to May 1996, as hardware director for Cascade Communications, which he co-founded.

     Mark Nasiff has served as our Vice President, Finance and Administration, since January 2001. From July 1999 to January 2001, Mr. Nasiff served as our Corporate Controller. From November 1998 to July 1999, Mr. Nasiff served as the Corporate Controller of Dragon System, a provider of advanced speech recognition products. From May 1998 to November 1998, Mr. Nasiff served as a Corporate Controller of LTX Corporation, a manufacturer of semiconductor test equipment. From March 1997 to May 1998, Mr. Nasiff served as Vice President of the Sightcare Division for Sight Resource Corporation, a manufacturer of eyewear and related products and services. From March 1995 to May 1997, Mr. Nasiff served as the Operations Manager and, from September 1994 to March 1995, as the Assistant Controller of Sight Resource Corporation. From August 1988 to September 1994, Mr. Nasiff served in various capacities, most recently as Audit Manager, at KPMG LLP, an international public accounting firm.

     Suzanne M. Zabitchuck has served as our General Counsel since November 1999 and as our Secretary since July 2000. From December 1992 to November 1999, Ms. Zabitchuck served as Corporate Counsel and Assistant Secretary of Watts Industries, a valve manufacturing company. From 1988 to 1992, Ms. Zabitchuck served as Associate General Counsel and Clerk of Stride Rite, a footwear company. From 1987 to 1988, Ms. Zabitchuck served as Corporate Counsel of Rule Industries, a marine products and cutting tool company. From 1983 to 1987, Ms. Zabitchuck served as Senior Corporate Attorney and Assistant Secretary of Standex International, a diversified manufacturing company.

     Anthony T. Maher has served as chairman of the board of directors of our company since February 1999. Since May 1978, Mr. Maher has held various executive positions within the Siemens Public Communication Networks Group of Siemens AG, a network equipment provider, including as a member of the board of directors from October 1997 to September 1998, Executive Director for Access Networks from October 1995 to September 1997, and Executive Director of Worldwide Product Planning from January 1993 to September 1995. Mr. Maher is currently a member of the board of directors of Siemens

ICN, a provider of IP solutions for carrier and enterprise networks, Accelerated Networks, a provider of telecommunications products, Efficient Networks, a developer of digital subscriber line customer premises equipment, Floware Wireless Systems, a provider of broadband fixed wireless local access communications systems, and several private companies.

     Craig R. Benson has served on our board of directors since September 2000. Since July 1999, Mr. Benson has served as a director of Cabletron Systems, a computer networking company, which he founded. From April 1998 to July 1999, Mr. Benson served as Chief Executive Officer and President and, from 1983 to July 1999, as Chief Operating Officer and chairman of the board of directors of Cabletron Systems.

     Dietrich A. Diehn has served on our board of directors since April 1999. Since October 1998, he has served as Chief Financial Officer of Siemens ICN, a subsidiary of Siemens Corporation. From October 1997 to September 1998, Mr. Diehn served as a member of the management board and as Chief Financial Officer of the Private Communication Systems Group of Siemens AG. From February 1995 to September 1997, Mr. Diehn served as Chief Financial Officer and Senior Vice President of Siemens Stromberg Carlson, a telecommunications company.

     Dr. Stephan D. Howaldt has served on our board of directors since July 2000. Since April 2000, Dr. Howaldt has been engaged by Siemens AG as an affiliated member of its mergers and acquisitions group. From February 1994 to April 2000, Dr. Howaldt served as an Executive Director of the Technology Team and in various other functions within the investment banking advisory group of UBS Warburg, a division of UBS AG, and its predecessor organizations in London. During the term of his employment with UBS Warburg, Dr. Howaldt had been involved with Siemens in arranging the initial public offering of EPCOS AG and the sale of Siemens Nixdorf Retail and Banking GmbH.

     Peter T. Morris has served on our board of directors since December 2000. Mr. Morris has also served as a director of New Enterprise Associates, a venture capital firm, since may 1997. Mr. Morris is a general partner at New Enterprise Associates, where he has been employed since 1992. Prior to 1992, Mr. Morris was also affiliated with Montgomery Securities and Bain and Co. He also serves as a director of Accelerated Networks, a provider of telecommunications products, Packeteer, Inc., a bandwidth management software company, Virata Corporation, a DSL chip provider, Alliance Fiber Optics Products, a manufacturer of fiber optic components and modular solutions for communications equipment manufacturers, and several private companies.

     Daniel E. Smith has served on our board of directors since April 1999. Since October 1998, Mr. Smith served as President, Chief Executive Officer and a director of Sycamore Networks, a developer of voice and data transport products. From June 1997 to July 1998, Mr. Smith served as a director and as Executive Vice President and General Manager of the Core Switching Division at Ascend Communications, a provider of network communications equipment. From April 1992 to June 1997, Mr. Smith served as President, Chief Executive Officer and a director of Cascade Communications.

     John N. Burnham has served as our Vice President, Corporate Marketing, since January 2001. From November 1998 to January 2001, Mr. Burnham served as Vice President of Strategic Communications for C-Port Corporation, a provider of telecommunications equipment. From August 1997 to November 1998, Mr. Burnham served as Director of Corporate Communications at New Oak Communications, a manufacturer of access switches. From February 1997 to August 1997, Mr. Burnham also served as Vice President, Corporate Communications, at CertCo LLC, a provider of risk management and security infrastructure solutions for internet commerce. From June 1996 to February 1997, Mr. Burnham managed analyst relations and communications programs at Bay Networks, a manufacturer of IP-based data communications equipment. From January 1995 to May 1996, Mr. Burnham managed analyst relations and public relations for the network product business of Digital Equipment Corporation, a provider of information processing solutions.

     Ann M. Laporte has served as our Director of Human Resources since June 2000. From July 1999 to June 2000, Ms. Laporte served as our Director of Compensation, Benefits and Human Resource

Information Systems. From December 1997 to June 1999, Ms. Laporte served as Managing Consultant at Executive Alliance, a human resource consulting firm. From July 1986 to December 1997, Ms. Laporte held various human resource positions at Digital Equipment Corporation, a provider of information processing solutions.

     Benson M. Rosen has served as our Vice President, Customer Service since April 1999. From September 1998 to April 1999, Mr. Rosen served as Director of Customer Service at Redstone Communications. From February 1997 to September 1998, Mr. Rosen served as Director of Systems Engineering at Harris & Jeffries, a supplier of integrated networking protocol software products. From May 1992 to February 1997, Mr. Rosen served as Director of Professional Services at Wellfleet Communications and, after its merger with Synoptics, Bay Networks. From September 1987 to May 1992, Mr. Rosen held various customer support and systems engineering management positions at Wellfleet Communications.

     Carl M. Simone has served as our Vice President, Manufacturing Operations since January 2000. From April 1998 to January 2000, Mr. Simone was our Director of Manufacturing. From September 1996 to March 1998, Mr. Simone served as Senior Manufacturing Manager and, from September 1994 to September 1996, as Manager of Engineering Services at Cascade Communications.

     Each of our executive officers is elected by, and serves at the discretion of, the board of directors. Each executive officer serves for a term of one year. There are no family relationships among any of our directors or executive officers. We currently have three directors who are also senior executives of Siemens or are affiliated with Siemens.

BOARD COMMITTEES

     We have established an audit committee and a compensation committee.

     Audit Committee. The audit committee reviews our internal accounting procedures and considers and reports to the board of directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. The audit committee currently consists of Messrs. Benson, Smith and Morris.

     Compensation Committee. The compensation committee reviews and recommends to the board of directors the benefits and stock option grants of all employees, consultants, directors and other individuals compensated by us and the salaries of our executive officers. The compensation committee also administers our stock option and other employee benefit plans. The compensation committee currently consists of Messrs. Diehn, Maher and Smith.

DIRECTOR COMPENSATION

     We reimburse our directors for all out-of-pocket expenses incurred in the performance of their duties as directors. During fiscal 2000, we also paid Mr. Martin C. Clague, our former Chief Executive Officer and a director, and each of Messrs. Diehn and Maher a cash retainer of $15,000. In fiscal 2000, we granted Mr. Diehn an option to purchase 40,000 shares of common stock, Dr. Howaldt an option to purchase 40,000 shares of common stock, Mr. Maher an option to purchase 60,000 shares of common stock, Mr. Smith an option to purchase 20,000 shares of common stock and Mr. Benson an option to purchase 40,000 shares of common stock. In fiscal 2001, we granted Mr. Morris an option to purchase 40,000 shares of common stock. All such options were granted pursuant to our amended and restated 1999 stock incentive plan. The grant of options to directors is at the discretion of the board of directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Except as described below, none of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. Mr. Maher, the chairman of our board of directors and a member of our compensation committee, is a director of a division of Siemens. Additional information concerning transactions between entities affiliated with members of the compensation committee and us is included in this registration statement under the caption "Certain Relationships and Related Transactions."

EMPLOYMENT AGREEMENTS

     James A. Dolce, Jr. In July 2000, we entered into an amended and restated employment agreement with James A. Dolce, Jr., our President and Chief Executive Officer. The agreement has a three-year term, subject to earlier termination by either us or Mr. Dolce. Mr. Dolce is paid an annual base salary of $270,000, subject to annual review. In addition, Mr. Dolce is entitled to an annual bonus of up to 40% of his base salary. If we terminate Mr. Dolce's employment without cause or he resigns for good reason, he is entitled to twelve months' severance pay and accelerated vesting of all options and shares of our restricted stock then held by him, as well as twelve months' coverage under our group health and basic life insurance plans.

     In connection with the employment agreement, in August 2000, we sold 2,500,000 shares of restricted common stock to Mr. Dolce at a purchase price of $10.50 per share. Mr. Dolce paid substantially all of the purchase price for these shares by delivering a promissory note, in accordance with the original terms of the award, which matures in January 2003 and bears interest at the six-month LIBOR index rate plus 50 basis points per annum, which rate was 7.37% as of the date of the note on August 4, 2000. This rate is recalculated on each six month anniversary of the date of the note. The promissory note is secured by the purchased shares and has recourse to the general assets of Mr. Dolce as to 25% of the principal balance and 100% of accrued interest on the note. Interest paid is not refundable to Mr. Dolce. These shares vest over a three-year period, 8.33% every three months after January 1, 2000.

     Thomas M. Burkardt. In March 1999, Castle Networks entered into an employment agreement with Mr. Burkardt, our Chief Operating Officer and Executive Vice President. The initial term of the agreement continues until March 2002, and is automatically renewable thereafter for successive one-year periods unless otherwise terminated. Pursuant to the agreement, Mr. Burkardt's initial annual compensation consisted of a base salary of $260,000 and a bonus of up to 40% of his base salary. In fiscal 2000, Mr. Burkardt's base salary was increased to $270,000. If we terminate Mr. Burkardt's employment without cause, Mr. Burkardt will receive a cash payment equal to 100% of his then annual base salary as well as twelve months' coverage under our group health and basic life insurance plans. Mr. Burkardt has also agreed not to compete with us for a period ending on the later of three years from the date of this agreement or one year from the termination of Mr. Burkardt's employment.

     Jeffrey P. Lindholm. In March 1999, Redstone Communications entered into an employment agreement with Mr. Lindholm, our Senior Vice President, Global Sales and Service. The initial term of the agreement continues until March 14, 2001, and is automatically renewable thereafter for successive one-year periods unless otherwise terminated. Pursuant to the agreement, Mr. Lindholm's initial annual compensation consisted of a base salary of $140,000. In fiscal 2000, Mr. Lindholm's base salary was increased to $260,000. If we terminate Mr. Lindholm's employment without cause, Mr. Lindholm will receive a cash payment equal to 100% of his then annual base salary as well as twelve months' coverage under our group health and basic life insurance plans. Mr. Lindholm has also agreed not to compete with us for a period ending on the later of three years from the date of this agreement or one year from the termination of Mr. Lindholm's employment.

     Kurt A. Melden. In March 1999, Redstone Communications entered into an employment agreement with Mr. Melden, our Chief Technical Officer. The initial term of the agreement continues until March 2001, and is automatically renewable thereafter for successive one-year periods unless otherwise terminated. Pursuant to the agreement, Mr. Melden's initial annual compensation consisted of a base salary of $126,000. In fiscal 2000, Mr. Melden's base salary was increased to $185,000. If we terminate Mr. Melden's employment without cause, Mr. Melden will receive a cash payment equal to 100% of his then annual base salary as well as twelve months' coverage under our group health and basic life insurance plans. Mr. Melden has also agreed not to compete with us for a period ending on the later of three years from the date of this agreement or one year from the termination of Mr. Melden's employment.

     Martin C. Clague. We have entered into a severance agreement with Mr. Clague in connection with the termination of his employment as of January 31, 2000. Pursuant to the severance agreement, Mr. Clague received an aggregate of $647,660 upon leaving the company. Mr. Clague also received a nonstatutory option award under our 1999 stock incentive plan to purchase 46,666 shares of our common stock at an exercise price of $7.35 per share. These options vested in April 2000 and are exercisable until February 2001. Mr. Clague also has continued coverage until January 31, 2001 under our group health plans.

     George S. Donahue. We have entered into a severance agreement with Mr. Donahue in connection with the termination of his employment as of June 1, 2000. Pursuant to the severance agreement, Mr. Donahue received a nonstatutory option award under our 1999 stock incentive plan to purchase 16,666 shares of our common stock at an exercise price of $9.30 per share. These options vested in June 2000 and are exercisable until June 2001.

ITEM 6.  EXECUTIVE COMPENSATION

     The following table sets forth the total compensation paid or accrued for the fiscal years ended September 30, 2000 and September 30, 1999, as applicable, for Mr. James A. Dolce, our Chief Executive Officer and President, Mr. Martin C. Clague, our former Chief Executive Officer and President, and our four other most highly compensated executive officers who were serving as executive officers as of September 30, 2000 and September 30, 1999, as the case may be, and who earned more than $100,000 in salary and bonus during the applicable fiscal year. In addition, the following table sets forth total compensation paid for the fiscal years ended September 30, 2000 and September 30, 1999 for Mr. George S. Donahue, our former Chief Financial Officer, who earned more than $100,000 in salary and bonus during such fiscal years. These executive officers may also be referred to as the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                            ANNUAL COMPENSATION                   COMPENSATION
                                 -----------------------------------------   -----------------------
                                                                             RESTRICTED   SECURITIES
                                                              OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITIONS     YEAR    SALARY     BONUS     COMPENSATION   AWARDS(1)     OPTIONS     COMPENSATION
----------------------------     ----   --------   --------   ------------   ----------   ----------   ------------
James A. Dolce, Jr.(2).........  2000   $266,734         --     $ 6,596(3)         --(4)         --     $9,000,000(5)
  Chief Executive Officer and
  President
Thomas M. Burkardt.............  2000    266,734         --      14,580(6)         --(7)    533,334             --
  Chief Operating Officer and
  Vice President
Jeffrey P. Lindholm............  2000    253,672         --       6,800(8)         --(9)    498,667      1,750,000(10)
  Vice President, Worldwide
  Sales and Support
Kurt A. Melden.................  2000    151,926         --          --            --(11)        --      8,500,000(12)
  Chief Technical Officer
Suzanne M. Zabitchuck..........  2000    115,233         --       2,500(13)        --        70,000             --
  General Counsel and
  Secretary
Martin C. Clague(14)...........  2000    143,847   $183,330          --            --        46,666        439,992(15)
  Chief Executive Officer and    1999    420,000         --      69,617(16)        --       140,000             --
  President
George S. Donahue(17)..........  2000    171,730         --      26,529(18)        --        16,666        --
  Chief Financial Officer        1999    231,000         --      10,295(19)        --        16,666        --

---------------
 (1) Holders of restricted common stock are entitled to receive any dividends that may be paid on our common stock.

 (2) Mr. Dolce became our President in January 2000 and our Chief Executive Officer in July 2000.

 (3) Consists of an automobile allowance of $4,000 and a payout of $2,596 for accrued vacation time.

 (4) Mr. Dolce purchased 2,500,000 shares of restricted stock at a purchase price of $10.50 per share. Based on a fair market value as of September 30, 2000 of $18.90 per share, the total value of

     Mr. Dolce's shares of restricted stock as of such date was $21,000,000. Mr. Dolce's shares of restricted stock vest over a three-year period, 8.33% every three months beginning January 1, 2000.

 (5) During the first half of fiscal 2000, we paid Mr. Dolce an aggregate of $9.0 million in connection with milestone achievements relating to the acquisition of Redstone.

 (6) Consists of an automobile allowance of $4,000 and a payout of $10,580 for accrued vacation time.

 (7) Mr. Burkardt purchased 200,000 shares of restricted stock at a purchase price of $10.50 per share. Based on a fair market value as of September 30, 2000 of $18.90 per share, the total value of Mr. Burkardt's shares of restricted stock as of such date was $1,680,000. Mr. Burkhardt's shares of restricted stock vest over a four-year period, 6.25% every three months beginning January 1, 2000.

 (8) Consists of an automobile allowance of $4,800 and a payout of $2,000 for accrued vacation time.

 (9) Mr. Lindholm purchased 143,000 shares of restricted stock at a purchase price of $10.50 per share. Based on a fair market value as of September 30, 2000 of $18.90 per share, the total value of Mr. Lindholm's shares of restricted stock as of such date was $1,201,200. Mr. Lindholm's shares of restricted stock vest over a four-year period. As of September 30, 2000, 25,120 of these shares have vested, 55,262 shares vest at a rate of 6.25% every three months beginning July 27, 2000 and the remaining 62,618 shares will vest 25% on the first anniversary of January 1, 2000 and 6.25% every three months thereafter.

(10) During the first half of fiscal 2000, we paid Mr. Lindholm an aggregate of $1.75 million in connection with milestone achievements relating to the acquisition of Redstone.

(11) Mr. Melden purchased 378,334 shares of restricted stock at a purchase price of $10.50 per share. Based on a fair market value as of September 30, 2000 of $18.90 per share, the total value of Mr. Melden's shares of restricted stock as of such date was $3,178,006. Mr. Melden's shares of restricted stock vest over a four-year period. As of September 30, 2000, 13,542 of these shares have vested, 29,792 shares vest at a rate of 6.25% every three months beginning July 27, 2000 and the remaining 335,000 shares will vest 25% on the first anniversary of January 1, 2000 and 6.25% every three months thereafter.

(12) During the first half of fiscal 2000, we paid Mr. Melden an aggregate of $8.5 million in connection with milestone achievements relating to the acquisition of Redstone.

(13) Consists of $2,500 for accrued vacation time.

(14) Mr. Clague ceased to be our Chief Executive Officer and President as of January 31, 2000.

(15) Consists of payments made to Mr. Clague pursuant to the terms of his severance agreement.

(16) Consists of a hiring bonus of $60,000, an automobile allowance of $9,000 and flexible credits under our benefit plan of approximately $617.

(17) Mr. Donahue ceased to be our Chief Financial Officer as of June 1, 2000.

(18) Consists of an automobile allowance of $4,800 and a payout of $21,729 for accrued vacation time.

(19) Consists of an automobile allowance of $7,200 and flexible credits under our benefit plan of approximately $3,095.

     OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning grants of options to purchase shares of our common stock made during the fiscal year ended September 30, 2000 to our named executive officers. In the fiscal year ended September 30, 2000, we granted options to purchase up to an aggregate of 13,370,326 shares to our employees, directors and consultants. These options were granted pursuant to our 1999 stock incentive plan. These options have a maximum term of ten years. These options generally vest at the rate of 25% of the total number of shares on the first anniversary of the date of grant and 6.25% every three months thereafter. Upon our change of control, unexercisable but outstanding options to purchase shares of our common stock will become exercisable for that number of shares of common stock for which the option would have become exercisable in the 12 months after the consummation of the change in control event. In addition, our board of directors has the right, at its discretion, to accelerate the vesting of unexercisable options at any time, including upon our change of control.

     The potential realizable values are based on an assumption that the price of our common stock will appreciate from a price of $21.00 per share, which had been the assumed mid-point of the offering range for our proposed initial public offering, at the compounded annual rate shown from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future price growth of shares of our common stock.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF     PERCENT OF                                        ASSUMED ANNUAL RATES OF
                          SECURITIES   TOTAL OPTIONS                                    STOCK PRICE APPRECIATION FOR
                          UNDERLYING    GRANTED TO                                              OPTION TERM
                           OPTIONS     EMPLOYEES IN    EXERCISE OR                     ------------------------------
NAME                       GRANTED      FISCAL YEAR    BASE PRICE    EXPIRATION DATE        5%               10%
----                      ----------   -------------   -----------   ---------------   -------------    -------------
James A. Dolce, Jr......     --           --              --             --                --               --
Thomas M. Burkardt......   533,334          4.0%         $10.50          7/28/10        $3,521,814       $8,924,969
Jeffrey P. Lindholm.....   485,334          3.6%          10.50          7/28/10         3,204,851        8,121,723
                            13,333          0.1%           8.10         11/15/09            67,919          172,120
Kurt A. Melden..........     --           --              --             --                --               --
Suzanne M. Zabitchuck...    53,334          0.3%          10.50          7/28/10         1,264,549        2,345,096
                            16,666          0.1%           8.10         11/29/09           435,149          772,802
Martin C. Clague........    46,666          0.3%           7.35           2/1/01           215,708          546,646
George S. Donahue.......    16,666          0.1%           9.30           6/1/01            97,475          247,020

FISCAL YEAR END OPTION VALUES

     No options were exercised by any of the named executive officers during fiscal 2000. The following table sets forth information regarding exercisable and unexercisable stock options held as of September 30, 2000 by the named executive officers. There was no public trading market for our common stock as of September 30, 2000. Accordingly, the value of our options has been calculated by determining the difference between the exercise price per share and a price of $21.00 per share, which had been the assumed mid-point of the offering range for our proposed initial public offering. During fiscal 2000, no stock appreciation rights were granted or outstanding.

                                                   NUMBER OF SHARES              VALUE OF UNEXERCISED
                                                UNDERLYING OPTIONS AT                IN-THE-MONEY
                                                   FISCAL YEAR-END            OPTIONS AT FISCAL YEAR-END
                                             ----------------------------    ----------------------------
NAME                                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                         -----------    -------------    -----------    -------------
James A. Dolce, Jr.........................    20,834           45,832        $284,984       $  625,607
Thomas M. Burkardt.........................    62,502          537,498         721,898        5,788,100
Jeffrey P. Lindholm........................    14,465          517,535         184,696        5,538,302
Kurt A. Melden.............................     6,771           14,895          92,424          203,317
Suzanne M. Zabitchuck......................     --              70,000          --              774,798
Martin C. Clague...........................    46,666           --             636,991          --
George S. Donahue..........................    16,666           --             194,992          --

STOCK PLANS

  Amended and Restated 1999 Stock Incentive Plan

     Our 1999 stock incentive plan was adopted by our board of directors in June 1999, and was amended in April 2000 and amended and restated in July 2000. Our amended and restated 1999 stock incentive plan provides for the initial issuance of up to 19,690,839 shares of our common stock, to be increased annually by 5% of the outstanding shares of our common stock, 7,000,000 shares of common stock or such lesser amount as is determined by our board of directors. The aggregate number of shares of our common stock that may be issued under the plan is 34,690,839 shares.

     Under our amended and restated 1999 stock incentive plan, we are authorized to grant incentive stock options to our employees and non-statutory stock options, stock appreciation rights and restricted stock awards to our officers, directors, employees, consultants and advisors. In general, options granted pursuant to our 1999 stock incentive plan expire ten years after the original grant date. Upon our change of control, unexercisable but outstanding options will become exercisable for that number of shares of common stock for which the option would have become exercisable in the 12 months after the consummation of the change in control event. In the case of our non-employee directors, however, unexercisable but outstanding options will become exercisable in full upon our change in control. In addition, our board of directors has the right, at its discretion, to accelerate the vesting of unexercisable options at any time, including upon our change of control. Options are not assignable or transferable except by will or the laws of descent or distribution. These restrictions on transfer will terminate automatically upon the closing of an initial public offering. As of September 30, 2000, under our amended and restated 1999 stock incentive plan, an aggregate of 1,400,031 shares of common stock were available for grant under the plan and 14,139,381 options were issued and outstanding under the plan.

     In December 2000, the board of directors voted to accelerate conditionally the vesting of options to purchase approximately 1,800,000 shares of our common stock that were granted in July, September and November 1999 under our amended and restated 1999 stock incentive plan. The acceleration in full of each option is conditioned on the optionee being actively employed by us (with no resignation having been tendered or presently contemplated by such optionee) as of the commencement date of the road show for our proposed initial public offering and the exercise of the option in full (including the portion of the option which had vested in accordance with its terms) no earlier than the commencement of the road show and no later than the day prior to the date that the initial public offering price of the common stock is finally established by the pricing committee of our board of directors. We will loan each eligible employee that elects to exercise such accelerated options (including the portion of the option which had vested in accordance with its terms) the amount necessary to pay the exercise price of such option. Each loan will be evidenced by a promissory note issued by the optionholder to us, which will bear interest at an annual rate of 9% and will mature on January 1, 2003. The promissory note and accrued interest thereon have full recourse to the personal assets of the optionholder. Each employee will also be required to enter into a pledge agreement pursuant to which the employee will pledge the shares of common stock acquired upon the exercise of the accelerated options as security for the loan.

  2000 Employee Stock Purchase Plan

     Our 2000 employee stock purchase plan was adopted by our board of directors in July 2000 and was amended in December 2000. Our 2000 employee stock purchase plan provides for the initial issuance of up to 600,000 shares of our common stock, to be increased annually by 0.7% of the outstanding shares of our common stock, or such lesser amount as is determined by our board of directors. The aggregate number of shares of our common stock that may be issued under the plan is 5,000,000 shares, or such other number as determined by our board of directors.

     Our 2000 employee stock purchase plan will be administered by the compensation committee of our board of directors. All of our employees whose customary employment is for more than 20 hours per week and for more than five months in a calendar year are eligible to participate in our 2000 employee stock purchase plan. Employees who would own 5% or more of the total combined voting power or value of our common stock immediately after the grant of the option to purchase our common stock are not eligible to participate in our 2000 employee stock purchase plan. To participate in our 2000 employee stock purchase plan, other than with respect to the first plan period, an employee must authorize us to deduct an amount, not less than one percent nor more than 10 percent of a participant's total compensation, from his or her pay during six month plan periods. With respect to the first plan period, which will commence on the effective date of the registration statement relating to our proposed initial public offering, every eligible employee will automatically become a participant in the 2000 employee stock purchase plan at a compensation contribution rate of 10 percent. A participant may, at any time after the effectiveness of the registration statement with respect to the 2000 employee stock purchase plan, elect to have payroll deductions up to such compensation contribution rate or decline to participate by filing an appropriate subscription agreement. The exercise price for the option granted in each payment period is 85% of the lesser of the closing price of our common stock on the first or last business day of the applicable plan period. During the first plan period, however, the closing price of our common stock will be the price at which we are offering shares of our common stock to the public pursuant to the registration statement relating to our proposed initial public offering. The compensation committee may, in its discretion, choose an offering period of six months or less for each of the offerings and choose a different offering period for each offering.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH SIEMENS

     As of January 15, 2001, Siemens owned 95.0% of our common stock.

     Since inception, we have been funded by Siemens through capital or other contributions. In June 1999, Siemens contributed the stock of Argon, Castle and Redstone to us and we recorded the issuance of common stock to Siemens in the amount of $258.4 million and an additional equity contribution of $691.6 million. In addition, through September 30, 2000, Siemens contributed $262.5 million to us through capital contributions to fund our operations. We do not intend to recast any of these funds provided by Siemens as loans. We expect that Siemens will continue to fund us through capital and other contributions until the completion of our proposed initial public offering.

     In January 2001, we issued a convertible promissory note to Siemens, pursuant to which they have loaned us $42.0 million. The note accrues interest at 7.25% per year. The principal and accrued interest is due at the earlier of November 16, 2001 or the closing of our proposed initial public offering. Our obligations under the note may be accelerated if an event of default occurs under the note. The promissory note will convert into shares of our common stock at the time of the closing of our proposed initial public offering. The number of shares to be issued upon such conversion is equal to the sum of the principal amount of the note plus accrued interest divided by our per share initial public offering price. Upon the November 16, 2001 due date or any accelerated due date, if not earlier converted, Siemens has the option to convert the note at the then fair market value of our common stock.

     Siemens has the power, by virtue of its majority ownership of our common stock, to elect our entire board of directors and to approve or disapprove any corporate transactions or other matters submitted to our stockholders for approval, including the approval of mergers or other significant corporate transactions.

     We have entered into the agreements described below with Siemens for the purpose of defining various present and prospective arrangements and transactions between us. These agreements were negotiated between a parent and a subsidiary and therefore are not the result of negotiations between independent parties. Siemens and we intend that these agreements and the transactions provided for in such agreements, taken as a whole, accommodate our and their interests in a manner that is fair to both of us. However, because of the complex nature of the various relationships between Siemens, its affiliates and us and our subsidiaries, we cannot assure you that each of the agreements described below, or the transactions provided for in the agreements, were effected on terms at least as favorable to us as we could have obtained from unaffiliated third parties.

     We and our subsidiaries may enter into additional or modified arrangements and transactions in the future with Siemens and its affiliates. We or our subsidiaries, or Siemens or its affiliates, as the case may be, will negotiate the terms of such arrangements and transactions.

     The following is a summary of the material arrangements and transactions between Siemens and us.

SOFTWARE DEVELOPMENT SERVICES AGREEMENTS

     In October 1999, we entered into a software development arrangement with Siemens Canada Limited evidenced in the form of purchase orders. Pursuant to this arrangement, Siemens Canada Limited provides engineering services to assist in the development of our ERX edge routing products. It is a month-to-month arrangement that may be terminated at will. In October 2000, pursuant to the terms of the purchase order, we did not renew this arrangement.

     In May 2000, we entered into a software development services agreement with Siemens Canada Limited. Pursuant to this agreement, Siemens Canada Limited provides engineering services to assist in the development of some of our Unisphere Management Center products. We own the intellectual property rights of any developments under this agreement. Either party may terminate this agreement upon

180 days' prior notice. Pursuant to the terms of the agreement, in October 2000 we gave notice to terminate this agreement.

OEM SOFTWARE DISTRIBUTION AGREEMENT FOR DIRX-METADIRECTORY SOFTWARE

     In March 2000, we entered into a five year software development and distribution agreement with Siemens AG. Pursuant to this agreement, Siemens AG grants us a license to develop and distribute Siemens AG's DirX-Metadirectory software for use with some of our Unisphere Management Center products and applications.

VENDOR DISTRIBUTION AGREEMENT

     In July 2000, we entered into a master purchase and reseller/distributor agreement with Siemens AG, ICN Group, Carrier Sales Germany. Pursuant to this agreement, Siemens receives discounts of between 50% and 60%, depending on the type and quantity of products purchased, and distributes our ERX edge routing and Unisphere Management Center products within Germany and upon mutual agreement to defined customers in other countries. This agreement has a five year term. Additional products may be added at Siemens' request and based on terms and conditions to be mutually agreed by the parties. This agreement can be extended to other Siemens divisions. In December 2000, we extended the agreement to Siemens SAS, ICN Fixed Networks. In addition, this agreement may be extended to Siemens' affiliates on a global basis on the same terms and conditions, or similar terms and conditions by mutual agreement of the parties.

TAX SHARING AGREEMENT

     We entered into a tax sharing agreement with Siemens Corporation setting forth our respective obligations and responsibilities with respect to federal, state and local income taxes for periods in which we are included in the Siemens Corporation consolidated income tax returns. Under the terms of the tax agreement, we are required to calculate our income taxes as if we were separate from Siemens Corporation and pay over to Siemens Corporation the amount of tax we would have paid had we not been part of the Siemens Corporation tax return. If any of our tax attributes generated after the date of this offering are utilized by another member of the Siemens group, Siemens Corporation is required to reimburse us for benefits from these attributes in the year that we would have used the attributes had such member of the Siemens Group not used them, even if that is after we are no longer included in the Siemens Corporation tax return. Under this agreement, payments received by us after we are no longer included in the Siemens Corporation tax return will not result in a tax benefit in our statement of operations. In addition, under this agreement, we will not receive a tax benefit from our net operating losses incurred prior to completion of our proposed initial public offering.

     The agreement also provides that Siemens Corporation has the right to prepare and control any tax returns and control and settle any tax audits relating to periods in which we are included in Siemens Corporation's tax return. The agreement applies to us and any future subsidiaries.

OEM AGREEMENT FOR THE PURCHASE OF SMX PRODUCTS

     In December 1998, we entered into a three-year agreement with Siemens ICN. Pursuant to this agreement, Siemens ICN licenses our SMX-2100 product for use with Siemens' products and resale to third parties and receives discounts of 50% on purchases of certain of our SMX products, which may increase or decrease based on revenue requirements being met and the type of product or configuration being purchased. This agreement may be renewed by mutual agreement for an additional two years and may be terminated upon default by a party.

SOFTWARE LICENSE AGREEMENT FOR RTP SOFTWARE

     In August 2000, Fujitsu Siemens Computers granted us a preliminary license to use its Reliant Telco Platform, or RTP, software source code for the limited purpose of permitting us to evaluate the software for use with our voice switching products. The preliminary license is due to expire on January 31, 2001. The preliminary license also contemplates that it may be superseded by a license agreement which is under negotiation with Fujitsu Siemens.

ENGINEERING SERVICES AGREEMENT

     In October 2000, we formally entered into an engineering services agreement with Siemens ICN. Pursuant to this agreement, Siemens ICN provided engineering services to assist in the development of our SMX-2100 product. Siemens ICN completed its services under this agreement in July 2000. We own the intellectual property rights of any developments under this agreement. We granted Siemens ICN a perpetual license to use, sell and sublicense specific elements of this intellectual property excluding any intellectual property related to the SMX-2100 product.

LICENSE-BACK OF VOICE OVER INTERNET PROTOCOL

     In April 1999, Siemens ICN transferred to us the assets, employees and the VoIP intellectual property rights associated with the research and development group for voice switching products. We granted Siemens ICN a license to use that intellectual property which was transferred to us and to sublicense the same to its subsidiaries.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

     In fiscal 1999, we granted options to purchase shares of common stock to Mr. Dolce, our President and Chief Executive Officer, Mr. Burkardt, our Chief Operating Officer and Executive Vice President, Mr. Lindholm, our Senior Vice President, Global Sales and Service, and Mr. Melden, our Chief Technical Officer. Messrs. Dolce and Burkardt each received an option to purchase 66,666 shares of common stock. Mr. Lindholm received an option to purchase 33,333 shares of common stock and Mr. Melden received an option to purchase 21,666 shares of common stock. The exercise price of each of these options is $7.35 per share. In November 1999, Mr. Lindholm also received an option to purchase 13,333 shares of common stock with an exercise price of $8.10 per share. Each of these options is exercisable for up to ten years. These options generally vest over a four-year period, 25% on the first anniversary of the date of grant and 6.25% every three months thereafter.

     During the first half of fiscal 2000, we paid Mr. Dolce an aggregate of $9.0 million, Mr. Lindholm an aggregate of $1.75 million and Mr. Melden an aggregate of $8.5 million in connection with milestone achievements relating to the acquisition of Redstone Communications.

     In June and July 2000, we granted options to purchase shares of common stock to each of Messrs. Burkardt and Lindholm. Mr. Burkardt received options to purchase 533,334 shares of common stock at an exercise price of $10.50 per share. Mr. Lindholm received options to purchase 485,334 shares of common stock at an exercise price of $10.50 per share. Each of these options is exercisable for up to ten years. These options vest over a four-year period, 25% on the first anniversary of the stated initial vesting date and 6.25% every three months thereafter.

     In August 2000, we sold restricted common stock to each of Messrs. Burkardt, Lindholm and Melden. Mr. Burkardt purchased 200,000 shares of restricted common stock at a purchase price of $10.50 per share. These shares vest over a four-year period, 6.25% every three months beginning January 1, 2000. Mr. Burkardt paid substantially all of the purchase price for these shares by delivering a promissory note, in accordance with the original terms of the award, which matures in January 2003 and bears interest at the six month LIBOR index rate plus 50 basis points per annum, which rate was 7.4% as of the date of the note on August 1, 2000. This rate is recalculated on each six month anniversary of the date of the note. The promissory note is secured by the purchased shares and has recourse to the general assets of Mr. Burkardt as to 25% of the principal balance and 100% of the accrued interest on the note. Interest paid is not refundable to Mr. Burkardt. Mr. Lindholm purchased 143,000 shares of restricted common stock at a purchase price of $10.50 per share. Mr. Melden purchased 378,334 shares of restricted common stock at a purchase price of $10.50 per share. Mr. Lindholm's and Mr. Melden's shares of restricted common stock vest over a four-year period, 25% on the first anniversary of the stated initial vesting date and 6.25% every three months thereafter.

     With respect to shares of restricted common stock sold to Mr. Dolce in August 2000, see "Item 5. Directors and Executive Officers -- Employment Agreements."

     On December 13, 2000, the board of directors voted to accelerate options to purchase 66,666 shares of our common stock granted to Mr. Burkardt, our Chief Operating Officer and Executive Vice President, in July 1999, provided that Mr. Burkardt exercise such options on or prior to the date of our proposed initial public offering of our common stock. In December 2000, Mr. Burkardt elected to exercise such options. In connection with such exercise, we loaned Mr. Burkardt approximately $489,995, the amount necessary to pay the exercise price of the accelerated options. The loan is evidenced by a secured promissory note which bears interest at an annual rate of 9% and matures on January 1, 2003. The promissory note and accrued interest thereon have full recourse to Mr. Burkardt's personal assets. Mr. Burkardt has entered into a pledge agreement pursuant to which he pledged to us the shares of common stock acquired upon exercise of the accelerated options as security for the loan. We will enter into similar agreements with other employees that elect to exercise options which we have agreed to accelerate.

ITEM 8.  LEGAL PROCEEDINGS

     We are not subject to any material legal proceedings.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Because there is no established trading market for shares of Unisphere common stock, information with respect to the market prices of Unisphere common stock has been omitted.

     We have never declared or paid any cash dividends on our capital stock. We presently intend to retain future earnings, if any, to finance the expansion of our business and do not expect to pay any cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

     As of September 30, 2000, an aggregate of 14,139,381 shares of common stock were subject to incentive stock options and non-statutory stock options and 2,003,920 shares of common stock were issuable upon conversion of the convertible promissory note we issued to Siemens, pursuant to which they have loaned us $42.0 million. The principal and accrued interest is due at the earlier of November 16, 2001 or closing of our proposed initial public offering of our common stock. The number of shares to be issued upon such conversion is equal to the sum of the principal amount of the note plus accrued interest divided by our per share initial public offering price. Upon the November 16, 2001 due date or any accelerated due date, if not earlier converted, Siemens has the option to convert the note at the then fair market value of our common stock.

     As of September 2000, 225 persons held shares of our common stock, 578 persons held incentive stock options exercisable for shares of our common stock and 529 persons held non-statutory stock options exercisable for shares of our common stock.

     We have filed a registration statement on Form S-1 (file no. 333-43144) with the Securities and Exchange Commission to register under the Securities Act of 1933, as amended, up to 9,775,000 shares of our common stock in connection with our proposed initial public offering.

     We have filed a registration statement on Form S-4 (file no. 333-52234) with the Securities and Exchange Commission to register under the Securities Act up to 7,460,000 shares of common stock that we will issue in the BroadSoft acquisition, including the number of shares of our common stock issuable upon exercise of the assumed BroadSoft options.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

     Since our incorporation, we have issued the following securities that were not registered under the Securities Act:

     In January 1999, we issued 1,000 shares of our common stock, $1.00 par value per share, to Siemens. In June 1999, we issued an additional 258,399,000 shares of our common stock to Siemens. In April 2000, we effected a 1-for-3 reverse stock split of our common stock and, in July 2000, we changed the par value of our common stock to $.01 per share. Consequently, Siemens Corporation currently owns 86,133,333 shares of our common stock. These shares were issued pursuant to Section 4(2) under the Securities Act.

     In August 2000, we sold an aggregate of 3,221,334 shares of restricted common stock, $.01 par value per share, to James A. Dolce, Jr., Thomas M. Burkardt, Jeffrey P. Lindholm and Kurt A. Melden for an aggregate purchase price of $33,824,007. These shares were issued pursuant to Rule 701 under the Securities Act.

     As of September 30, 2000, we had granted options to purchase an aggregate of 14,139,381 shares of common stock under our amended and restated 1999 stock incentive plan exercisable at a weighted average exercise price of $9.64 per share. As of September 30, 2000, we had issued 930,093 shares of common stock for an aggregate purchase price of approximately $8.0 million pursuant to the exercise of options. These options and shares were issued pursuant to Rule 701 under the Securities Act.

     In January 2001, we issued a convertible promissory note to Siemens, pursuant to which they have loaned us $42.0 million. The principal and accrued interest is due at the earlier of November 16, 2001 or closing of our proposed initial public offering of our common stock. The number of shares to be issued upon such conversion is equal to the sum of the principal amount of the note plus accrued interest divided by our per share initial public offering price. Upon the November 16, 2001 due date or any accelerated due date, if not earlier converted, Siemens has the option to convert the note at the then fair market value of our common stock. As of September 30, 2000, 2,000,000 shares of common stock were issuable upon conversion of the convertible promissory note, assuming a $21.00 per share conversion price. This note was issued pursuant to Section 4(2) under the Securities Act.

     No underwriters were involved in the foregoing sales of securities. Such sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering or the rules and regulations thereunder, or, in the case of options to purchase our common stock, Rule 701 under the Securities Act. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     This registration statement registers options to purchase shares of our common stock. Under our amended and restated 1999 stock incentive plan, we are authorized to grant, among other awards, incentive stock options to our employees and non-statutory stock options to our officers, directors, employees, consultants and advisors.

     Our 1999 stock incentive plan was adopted by our board of directors in June 1999, and was amended in April 2000 and amended and restated in July 2000. Our amended and restated 1999 stock incentive plan provides for the initial issuance of up to 19,690,839 shares of our common stock, to be increased annually by 5% of the outstanding shares of our common stock, 7,000,000 shares of common stock or such lesser amount as is determined by our board of directors. The aggregate number of shares of our common stock that may be issued under the plan is 34,690,839 shares.

     As of September 30, 2000, under our amended and restated 1999 stock incentive plan, options to purchase an aggregate of 14,139,381 shares of our common stock were issued and outstanding under the plan and an aggregate of 1,400,031 shares of common stock were available for grant under the plan.

     In July and September 1999, we granted non-statutory stock options to purchase an aggregate of 3,084,346 shares of common stock, each at $7.35 per share. In July 1999, we also granted non-statutory stock options to purchase an aggregate of 20,000 shares of common stock, each at $8.10 per share. In November 1999, we granted non-statutory stock options to purchase an aggregate of 229,315 shares of common stock, each at $8.10 per share. In February 2000, we granted non-statutory stock options to purchase an aggregate of 458,643 shares of common stock, each at $8.85 per share. In February 2000, we also granted non-statutory stock options to purchase 46,666 shares of common stock, each at $7.35 per share. In April 2000, we granted non-statutory stock options to purchase an aggregate of 735,421 shares of common stock and incentive stock options to purchase an aggregate of 7,021,929 shares of common stock, each at $9.30 per share. In June 2000, we granted non-statutory stock options to purchase an aggregate of 226,941 shares of common stock and incentive stock options to purchase an aggregate of 249,976 shares of common stock, each at $10.50 per share. In July 2000, we granted non-statutory stock options to purchase an aggregate of 3,207,646 shares of common stock and incentive stock options to purchase an aggregate of 790,289 shares of common stock, each at $10.50 per share. In August 2000, we granted non-statutory stock options to purchase an aggregate of 113,642 shares of common stock and incentive stock options to purchase an aggregate of 88,358 shares of common stock, each at $17.10 per share. In September 2000, we granted non-statutory stock options to purchase an aggregate of 23,574 shares of common stock and incentive stock options to purchase an aggregate of 177,926 shares of common stock, each at $17.10 per share.

     In general, both incentive and non-statutory stock options granted pursuant to our amended and restated 1999 stock incentive plan expire ten years after the original grant date. Upon our change of control, unexercisable but outstanding options will become exercisable for that number of shares of common stock for which the option would have become exercisable in the 12 months after the consummation of the change in control event. In the case of our non-employee directors, however, unexercisable but outstanding options will become exercisable in full upon our change in control. In addition, our board of directors has the right, at its discretion, to accelerate the vesting of unexercisable options at any time, including upon our change of control. Options are not assignable or transferable except by will or the laws of descent or distribution. These restrictions on transfer will terminate automatically upon the closing of our proposed initial public offering.

     In general, a holder of incentive stock options will recognize taxable income only upon the sale of common stock acquired through the exercise of the option and will not recognize taxable income upon the grant or exercise of an incentive stock option. In contrast, a holder of non-statutory stock options generally will recognize ordinary compensation income upon the exercise of a non-statutory stock option in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option on the exercise date over the exercise price. As in the case of an incentive stock option, however, a holder of non-statutory stock options will not recognize taxable income upon the grant of a non-statutory stock option.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Seventh of our certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time.

     Article Eighth of our certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent that a director is liable (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                                    EXPERTS

     The consolidated financial statements and schedule of Unisphere Networks, Inc. as of September 30, 1999 and 2000 and for the period from January 12, 1999 (date of inception) to September 30, 1999 and for the year ended September 30, 2000, have been included herein and in this registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG LLP covering the aforementioned consolidated financial statements of Unisphere Networks, Inc. refers to the restatement of the consolidated financial statements.

     The financial statements of Redstone Communications, Inc. as of April 27, 1999 and for the period from January 1, 1999 to April 27, 1999 and cumulative from inception (September 16, 1997) to April 27, 1999, have been included herein and in this registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG LLP covering the aforementioned financial statements of Redstone Communications, Inc. refers to the restatement of the financial statements.

     The financial statements of Redstone Communications, Inc. at December 31, 1997 and 1998, and for the period from inception (September 16, 1997) to December 31, 1997, for the year ended December 31, 1998 and cumulative from inception through December 31, 1998, included in this registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The financial statements of Castle Networks, Inc. as of April 20, 1999 and for the period from January 1, 1999 to April 20, 1999 and cumulative from inception (October 16, 1997) to April 20, 1999, have been included herein and in this registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG LLP covering the aforementioned financial statements of Castle Networks, Inc. refers to the restatement of the financial statements.

     The financial statements of Castle Networks, Inc. at December 31, 1997 and 1998, and for the period from inception (November 18, 1997) to December 31, 1997, for the year ended December 31, 1998 and for the period from inception (October 16, 1997) to December 31, 1998, included in this registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The financial statements of Argon Networks, Inc. as of March 31, 1998 and March 12, 1999, and for the year ended March 31, 1998, for the period from April 1, 1998 to March 12, 1999, and for the period from inception (March 13, 1997) to March 12, 1999, included in this registration statement and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                      WHERE YOU CAN FIND MORE INFORMATION

     For further information about us and the options to purchase common stock registered on this registration statement on Form 10 under the Securities Exchange Act of 1934, as amended, please refer to the exhibits which are part of this registration statement. Statements in this registration statement regarding the contents of any contract or any other document to which we refer are not necessarily complete, and in each instance where a copy of the contract or other document has been filed as an exhibit to this registration statement, we refer to the filed copy. Each statement in this information statement regarding the contents of the referenced contract or other document is qualified in all respects by the filed copy.

     You may read and copy all or any portion of this registration statement, including exhibits, or any reports, statements or other information we file at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents upon payment of a copying fee, by writing to the Securities and Exchange Commission at an address listed above. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Commission filings, including this registration statement, will also be available to you on the Commission's internet site (http://www.sec.gov).

     As a result of registering options to purchase shares of our common stock with the Securities and Exchange Commission, we will become subject to the information and reporting requirements of the Securities Exchange Act and will file periodic reports, including annual reports containing audited financial statements and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information, and other information with the Securities and Exchange Commission. You may request copies of or view our future periodic reports filed with the Securities and Exchange Commission as described above.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     See Financial Statements beginning on page F-1 and the Financial Statement Schedule on page F-93.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Not applicable.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) FINANCIAL STATEMENTS.

     See Index to Financial Statements on pages F-1 and F-2 and the Financial Statement Schedule on page F-93.

     (b) EXHIBITS:

EXHIBIT NO.                          DESCRIPTION
-----------                          -----------
 2.1(3)      Agreement and Plan of Merger by and among the Registrant,
             Pitcher Acquisition Corp. and BroadSoft, Inc., dated as of
             October 20, 2000.
 3.1(1)      Certificate of Incorporation.
 3.2(1)      By-laws.
10.1(5)      Amended and Restated 1999 Stock Incentive Plan.
10.2(5)      2000 Employee Stock Purchase Plan.
10.3(3)      Amended and Restated Employment Agreement by and between the
             Registrant and James A. Dolce, Jr., dated as of July 31,
             2000.
10.4         Intentionally omitted.
10.5(1)      Employment Agreement by and between Castle Networks, Inc.
             and Thomas M. Burkardt, dated as of March 7, 1999.
10.6(1)      Employment Agreement by and between Redstone Communications,
             Inc. and Kurt A. Melden, dated as of March 14, 1999.

EXHIBIT NO.                          DESCRIPTION
-----------                          -----------
10.7(1)      Employment Agreement by and between Redstone Communications,
             Inc. and Jeffrey P. Lindholm, dated as of March 14, 1999.
10.8(1)      Employment Agreement by and between the Registrant and
             Martin C. Clague, dated as of April 1, 1999.
10.9(1)      Severance Agreement by and between the Registrant and Martin
             C. Clague, dated as of January 31, 2000.
10.10(3)#    Custom Sales Agreement by and between Redstone
             Communications, Inc. and IBM Corporation, dated as of
             January 1, 1999.
10.11(4)     Manufacturing Services Agreement by and between Redstone
             Communications, Inc. and ACT Manufacturing, Inc., dated as of December 3, 1998.
10.12(3)#    Software License Agreement by and between Trillium Digital
             Systems, Inc. and Castle Networks, Inc., dated as of
             February 25, 1998.
10.13(4)     Master Purchase Agreement by and between the Registrant and
             Siemens AG, dated as of August 1, 2000.
10.14(3)     Tax Sharing Agreement by and between the Registrant and
             Siemens Corporation, dated as of July 31, 2000.
10.15(2)     OEM Software Distribution Agreement for DirX-Metadirectory
             Software by and between the Registrant and Siemens AG, dated as of March 29, 2000.
10.16(2)     Software Development Services Agreement by and between the
             Registrant and Siemens Canada Limited, dated as of May 12,
             2000.
10.17(1)     One Executive Drive Lease by and between MGI Chelmsford
             Corp. and Castle Networks, Inc., dated as of February 25,
             1999, with respect to property located at One Executive
             Drive, Chelmsford, Massachusetts.
10.18(1)     Lease by and between 235 Littleton Road Associates, Inc. and the Registrant, dated as of December 15, 1999, with respect to property located at 235 Littleton Road, Westford,
             Massachusetts.
10.19(1)     Lease by and between Glenborough Fund V and Redstone
             Communications, Inc., dated as of February 17, 1999, with
             respect to property located at 5 Carlisle Drive, Westford,
             Massachusetts.
10.20(3)     Lease by and between Trustees of Michelson Farm-Westford
             Technology Park Trust and the Registrant, dated as of March
             31, 2000, as amended, with respect to property located at
             Michelson Farm-Westford Technology Park, Westford,
             Massachusetts.
10.21(3)     Lease by and between Trustees of Michelson Farm-Westford
             Technology Park Trust and the Registrant, dated as of June
             30, 2000, with respect to property located at Michelson
             Farm-Westford Technology Park, Westford, Massachusetts.
10.22(1)     Lease by and between 7800 Congress L&C and the Registrant, dated as of May 9, 2000, with respect to property located at
             7800 Congress Avenue, Boca Raton, Florida.
10.23(2)     Agreement and General Release by and between the Registrant and George S. Donahue, dated as of July 31, 2000.
10.24(3)#    Master Manufacturing and Purchase Agreement by and between
             Castle Networks, Inc. and Bull HN Information Systems Inc.,
             acting through Bull Electronics Unit (now known as Celestica
             Inc.), dated as of September 22, 1999.
10.25(4)     OEM Agreement for Purchase of Products by and between Castle
             Networks, Inc. and Siemens Information and Communication
             Networks, Inc., dated as of December 23, 1998.
10.26(3)     Purchase Order by and between Siemens Telecom Innovation
             Centre and Redstone Communications, Inc., dated as of
             October 1, 1999.

EXHIBIT NO.                          DESCRIPTION
-----------                          -----------
10.27(3)     Preliminary Unsupported Software License Agreement by and
             between the Registrant and Fujitsu Siemens Computers, dated as of August 7, 2000.
10.28(4)     Engineering Services Agreement by and between the Registrant and Siemens Information and Communication Networks, Inc.,
             dated as of October 2, 2000.
10.29(4)     Assignment and Assumption Agreement by and between the
             Registrant and Siemens Information and Communication
             Networks, Inc., dated as of April 1, 1999, as amended.
10.30*       Master Purchase Agreement by and between the Registrant and
             Siemens SAS, ICN Fixed Networks, dated as of December 15,
             2000.
10.31(5)     Convertible Promissory Note by the Registrant, dated as of
             January 10, 2001.
10.32(5)     Lease by and among the Registrant, Silver Seven Road Inc.
             and Alberta Ltd., dated as of December 20, 2000, with
             respect to property located at Silver Seven Road, City of
             Ottawa, Province of Ontario.
10.33*       Form of Promissory Note by Certain Optionholders of the
             Registrant.
10.34*       Form of Pledge Agreement by Certain Optionholders of the
             Registrant.
21.1(1)      Subsidiaries of the Registrant.

(1) Incorporated by reference to the Form S-1 (SEC file no. 333-43144) filed by the Registrant with the Securities and Exchange Commission on August 4, 2000.

(2) Incorporated by reference to the Form S-1/A (SEC file no. 333-43144) filed by the Registrant with the Securities and Exchange Commission on September 25, 2000.

(3) Incorporated by reference to the Form S-1/A (SEC file no. 333-43144) filed by the Registrant with the Securities and Exchange Commission on October 20, 2000.

(4) Incorporated by reference to the Form S-1/A (SEC file no. 333-43144) filed by the Registrant with the Securities and Exchange Commission on December 1, 2000.

(5) Incorporated by reference to the Form S-1/A (SEC file no. 333-43144) filed by the Registrant with the Securities and Exchange Commission on January 18, 2001.
---------------
 *  To be filed by amendment.

 # We have sought confidential treatment from the Securities and Exchange Commission for selected portions of this exhibit. The omitted portions have been separately filed with the Securities and Exchange Commission.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
UNISPHERE NETWORKS, INC.
  Independent Auditors' Report..............................   F-3
  Consolidated Statements of Operations for the period from
     January 12, 1999 (date of inception) through September
     30, 1999 (restated) and for the year ended September
     30, 2000 (restated)....................................   F-4
  Consolidated Balance Sheets at September 30, 1999
     (restated) and 2000 (restated).........................   F-5
  Consolidated Statements of Stockholder's Equity for the
     period from January 12, 1999 (date of inception)
     through September 30, 1999 (restated) and for the year
     ended September 30, 2000 (restated)....................   F-6
  Consolidated Statements of Cash Flows for the period from
     January 12, 1999 (date of inception) through September
     30, 1999 (restated) and for the year ended September
     30, 2000 (restated)....................................   F-7
  Notes to Consolidated Financial Statements................   F-8
REDSTONE COMMUNICATIONS, INC.
  Independent Auditors' Report..............................  F-24
  Statements of Operations for the period from January 1,
     1999 to April 27, 1999 (restated) and for the
     cumulative period from inception (September 16, 1997)
     to April 27, 1999 (restated)...........................  F-25
  Balance Sheet at April 27, 1999 (restated)................  F-26
  Statements of Stockholders' Deficit for the periods from
     inception (September 16, 1997) to April 27, 1999
     (restated).............................................  F-27
  Statements of Cash Flows for the period from January 1,
     1999 to April 27, 1999 (restated) and for the
     cumulative period from inception (September 16, 1997)
     to April 27, 1999 (restated)...........................  F-28
  Notes to Financial Statements.............................  F-29
REDSTONE COMMUNICATIONS, INC.
  Report of Independent Accountants.........................  F-38
  Statements of Operations for the period from inception
     (September 16, 1997) to December 31, 1997, the year
     ended December 31, 1998, and for the cumulative period
     from inception to December 31, 1998....................  F-39
  Balance Sheets at December 31, 1997 and 1998..............  F-40
  Statements of Stockholders' Equity for the periods from
     inception (September 16, 1997) to December 31, 1998....  F-41
  Statements of Cash Flows for the period from inception
     (September 16, 1997) to December 31, 1997, the year
     ended December 31, 1998, and for the cumulative period
     from inception to December 31, 1998....................  F-42
  Notes to Financial Statements.............................  F-43
CASTLE NETWORKS, INC.
  Independent Auditors' Report..............................  F-51
  Statements of Operations for the period from January 1,
     1999 to April 20, 1999 (restated) and for the
     cumulative period from inception (October 16, 1997) to
     April 20, 1999 (restated)..............................  F-52
  Balance Sheet at April 20, 1999 (restated)................  F-53
  Statements of Stockholders' Deficit for the periods from
     inception (October 16, 1997) to April 20, 1999
     (restated).............................................  F-54
  Statements of Cash Flows for the period from January 1,
     1999 to April 20, 1999 (restated) and for the
     cumulative period from inception (October 16, 1997) to
     April 20, 1999 (restated)..............................  F-55
  Notes to Financial Statements.............................  F-56

                                                              PAGE
                                                              ----
CASTLE NETWORKS, INC.
  Report of Independent Accountants.........................  F-66
  Statements of Operations for the period from inception
     (October 16, 1997) to December 31, 1997, the year ended
     December 31, 1998 and for the period from inception
     (October 16, 1997) to December 31, 1998................  F-67
  Balance Sheets at December 31, 1997 and 1998..............  F-68
  Statements of Stockholders' Deficit for the periods from
     inception (October 16, 1997) to December 31, 1998......  F-69
  Statements of Cash Flows for the period from inception
     (October 16, 1997) to December 31, 1997, the year ended
     December 31, 1998, and for the period from inception
     (October 16, 1997) to December 31, 1998................  F-70
  Notes to Financial Statements.............................  F-71
ARGON NETWORKS, INC.
  Report of Independent Public Accountants..................  F-78
  Statement of Operations for the year ended March 31, 1998, for the period from April 1, 1998 to March 12, 1999 and
     for the cumulative period from inception (March 13,
     1997) to March 12, 1999................................  F-79
  Balance Sheets at March 31, 1998 and March 12, 1999.......  F-80
  Statements of Redeemable Preferred Stock and Stockholders'
     Deficit for the period from inception (March 13, 1997)
     to March 12, 1999......................................  F-81
  Statements of Cash Flows for the year ended March 31,
     1998, for the period from April 1, 1998 to March 12,
     1999 and for the cumulative period from inception
     (March 13, 1997) to March 12, 1999.....................  F-82
  Notes to Financial Statements.............................  F-83
UNISPHERE NETWORKS, INC.
  Independent Auditors' Report..............................  F-93
  Financial Statement Schedule..............................  F-93

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Unisphere Networks, Inc. and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of Unisphere Networks, Inc. and Subsidiaries (an indirect majority-owned subsidiary of Siemens AG) as of September 30, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from January 12, 1999 (date of inception) to September 30, 1999 and for the year ended September 30, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Unisphere Networks, Inc. and Subsidiaries as of September 30, 1999 and 2000 and the results of their operations and their cash flows for the period from January 12, 1999 (date of inception) to September 30, 1999 and for the year ended September 30, 2000, in conformity with accounting principles generally accepted in the United States of America.

     The consolidated financial statements referred to above as of September 30, 1999 and 2000, and for the period from January 12, 1999 (date of inception) to September 30, 1999 and for the year ended September 30, 2000 have been restated. See Note 2(a).

/s/ KPMG LLP

Boston, Massachusetts
October 16, 2000, except with respect to the matter discussed in Note 2(a), as to which the date is November 30, 2000

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               JANUARY 12, 1999
                                                              (DATE OF INCEPTION)
                                                                    THROUGH           YEAR ENDED
                                                                 SEPTEMBER 30,       SEPTEMBER 30,
                                                                     1999                2000
                                                              -------------------    -------------
                                                                  (RESTATED)          (RESTATED)
                                                                         (IN THOUSANDS,
                                                                     EXCEPT PER SHARE DATA)
Net revenues:
  Third parties.............................................       $   1,027           $  29,285
  Related parties...........................................           1,786              20,343
                                                                   ---------           ---------
          Net revenues......................................           2,813              49,628
Cost of revenues:
     Cost of revenues, excluding
       stock-based compensation.............................           6,485              43,476
     Stock-based compensation...............................              --                 644
                                                                   ---------           ---------
          Total cost of revenues............................           6,485              44,120
                                                                   ---------           ---------
          Gross profit (loss)(1)............................          (3,672)              5,508
Operating expenses:
  Research and development(1)...............................          68,369             112,451
  Sales and marketing(1)....................................          20,291              42,874
  General and administrative(1).............................          13,919              14,736
  Amortization of intangible assets.........................          61,629             127,033
  Impairment of intangible assets...........................              --             118,810
  Purchased in-process research and development.............         217,400                  --
  Stock-based compensation..................................              --              21,820
                                                                   ---------           ---------
          Total operating expenses..........................         381,608             437,724
                                                                   ---------           ---------
          Loss from operations..............................        (385,280)           (432,216)
Other income (expense):
  Other expense.............................................              --              (2,164)
  Interest income...........................................             227                 698
                                                                   ---------           ---------
     Total other income (expense)...........................             227              (1,466)
                                                                   ---------           ---------
          Net loss..........................................       $(385,053)          $(433,682)
                                                                   =========           =========
Basic and diluted net loss per share........................       $   (4.47)          $   (5.02)
                                                                   =========           =========
Weighted average shares used in computing basic and diluted
  net loss per share........................................          86,133              86,399
                                                                   =========           =========

------------------------
(1) Excludes non-cash, stock based compensation expense as follows:


Research and development....................................              --               9,212
Sales and marketing.........................................              --               4,753
General and administrative..................................              --               7,855
                                                                   ---------           ---------
                                                                   $      --           $  21,820
                                                                   =========           =========

   The accompanying notes are an integral part of the consolidated financial statements.

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

                          CONSOLIDATED BALANCE SHEETS

                                                              SEPTEMBER 30,     SEPTEMBER 30,
                                                                   1999              2000
                                                              --------------    --------------
                                                                (RESTATED)        (RESTATED)
                                                              (IN THOUSANDS, EXCEPT SHARE AND
                                                                      PER SHARE DATA)
ASSETS
Current assets:
  Cash and cash equivalents.................................    $   9,082         $      634
  Accounts receivable, net of allowances of $0 in 1999 and
     $1,890 in 2000.........................................          424              1,424
  Accounts receivable from related parties..................        2,939              6,989
  Inventories...............................................          532             14,359
  Prepaid expenses and other current assets.................        1,105              4,872
                                                                ---------         ----------
          Total current assets..............................       14,082             28,278
Property and equipment, net.................................       14,205             34,299
Long-term deposit...........................................           --              9,250
Intangible assets, net......................................      645,970            400,127
                                                                ---------         ----------
          Total assets......................................    $ 674,257         $  471,954
                                                                =========         ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $   5,764         $   13,519
  Accounts payable to related parties.......................        3,992              1,091
  Accrued milestone payments................................       37,717                 --
  Accrued expenses..........................................       11,886             19,334
  Deferred revenue..........................................           --              8,347
                                                                ---------         ----------
          Total current liabilities.........................       59,359             42,291
Stockholders' equity:
  Common stock, $.01 par value; 105,824,172 shares
     authorized; 86,133,333 and 90,284,760 shares issued and
     outstanding in 1999 and 2000, respectively.............          861                903
  Additional paid-in capital................................      999,090          1,324,683
  Accumulated deficit.......................................     (385,053)          (818,735)
  Notes receivable from officers............................           --            (28,323)
  Deferred compensation.....................................           --            (48,865)
                                                                ---------         ----------
          Total stockholders' equity........................      614,898            429,663
                                                                ---------         ----------
          Total liabilities and stockholders' equity........    $ 674,257         $  471,954
                                                                =========         ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                              COMMON STOCK       ADDITIONAL                                                 TOTAL
                           -------------------    PAID-IN     ACCUMULATED     NOTES        DEFERRED     STOCKHOLDERS'
                             SHARES     AMOUNT    CAPITAL       DEFICIT     RECEIVABLE   COMPENSATION      EQUITY
                           ----------   ------   ----------   -----------   ----------   ------------   -------------
                                                       (IN THOUSANDS, EXCEPT SHARE DATA)
Issuance of common
  stock..................  86,133,333    $861    $  257,540    $      --     $     --      $     --       $ 258,401
Capital contribution from
  parent.................          --      --       741,550           --           --            --         741,550
Net loss (restated)......          --      --            --     (385,053)          --            --        (385,053)
                           ----------    ----    ----------    ---------     --------      --------       ---------
Balance, September 30,
  1999 (restated)........  86,133,333     861       999,090     (385,053)          --            --         614,898
Capital contribution from
  parent.................          --      --       212,503           --           --            --         212,503
Sale of restricted common
  stock in exchange for
  notes..................   2,700,000      27        28,323           --      (28,323)           --              27
Sale of restricted common
  stock..................     521,334       5         5,469           --           --            --           5,474
Issuance of common stock
  upon the exercise of
  stock options..........     930,093      10         7,969           --           --            --           7,979
Deferred compensation on
  employee stock grants
  (restated).............          --      --        70,699           --           --       (70,699)             --
Amortization of
  compensation expense
  related to employee
  stock grants
  (restated).............          --      --            --           --           --        21,834          21,834
Deferred compensation
  related to the issuance
  of stock options to
  non-employees..........          --      --           630           --           --          (630)             --
Amortization of
  compensation expense
  related to non-employee
  stock options..........          --      --            --           --           --           630             630
Net loss (restated)......          --      --            --     (433,682)          --            --        (433,682)
                           ----------    ----    ----------    ---------     --------      --------       ---------
Balance, September 30,
  2000 (restated)........  90,284,760    $903    $1,324,683    $(818,735)    $(28,323)     $(48,865)      $ 429,663
                           ==========    ====    ==========    =========     ========      ========       =========

   The accompanying notes are an integral part of the consolidated financial statements.

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               JANUARY 12, 1999
                                                              (DATE OF INCEPTION)
                                                                    THROUGH           YEAR ENDED
                                                                 SEPTEMBER 30,       SEPTEMBER 30,
                                                                     1999                2000
                                                              -------------------    -------------
                                                                  (RESTATED)          (RESTATED)
                                                                         (IN THOUSANDS)
Cash flows from operating activities:
  Net loss..................................................       $(385,053)          $(433,682)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
  Purchased in-process research and development.............         217,400                  --
  Depreciation and amortization.............................          63,810             140,519
  Amortization of deferred compensation on employee stock
    grants..................................................              --              21,834
  Amortization of deferred compensation on non-employee
    stock grants............................................              --                 630
  Impairment of intangible assets...........................              --             118,810
  Loss on disposal of fixed assets..........................              --               2,164
    Changes in operating assets and liabilities (net of
       acquired balances):
       Accounts receivable..................................            (232)             (1,000)
       Related party accounts receivable....................          (2,939)             (4,050)
       Inventories..........................................           2,286             (13,827)
       Prepaids expenses and other current assets...........          (1,471)             (3,767)
       Long-term deposit....................................              --              (9,250)
       Accounts payable.....................................           3,213               7,755
       Related party accounts payable.......................           3,364              (2,901)
       Accrued milestone payments...........................          37,717             (37,717)
       Accrued expenses.....................................           4,898               7,448
       Deferred revenue.....................................              --               8,347
                                                                   ---------           ---------
         Net cash used in operating activities..............         (57,007)           (198,687)
                                                                   ---------           ---------
Cash flows from investing activities:
  Purchases of property and equipment.......................          (8,849)            (35,918)
  Proceeds from sale of assets..............................              --                 174
                                                                   ---------           ---------
         Net cash used in investing activities..............          (8,849)            (35,744)
                                                                   ---------           ---------
Cash flows from financing activities:
  Capital contributions by parent...........................          49,951             212,503
  Cash contributed with acquired companies by parent........          27,054                  --
  Repayment of capital lease obligation.....................          (2,067)                 --
  Proceeds from sales of restricted stock...................              --               5,501
  Proceeds from exercise of stock options...................              --               7,979
                                                                   ---------           ---------
         Net cash provided by financing activities..........          74,938             225,983
                                                                   ---------           ---------
Net increase (decrease) in cash and cash equivalents........           9,082              (8,448)
Cash and cash equivalents, beginning of period..............              --               9,082
                                                                   ---------           ---------
Cash and cash equivalents, end of period....................       $   9,082           $     634
                                                                   =========           =========
Non cash activities:
  Common stock issued and additional capital contribution
    recorded upon receipt of acquired companies from
    parent..................................................       $ 950,000           $      --
                                                                   =========           =========
  Increase to deferred compensation and additional
    paid-in-capital upon issuance of stock options..........       $      --           $  71,329
                                                                   =========           =========
  Increase to additional paid-in capital and notes
    receivable upon the sale of restricted stock in exchange
    for notes...............................................       $      --           $  28,323
                                                                   =========           =========

   The accompanying notes are an integral part of the consolidated financial statements.

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(1) NATURE OF THE BUSINESS

     Unisphere Networks, Inc. (the "Company") was incorporated in Delaware on January 12, 1999 as Unisphere Solutions, Inc. and is an indirect majority-owned subsidiary of Siemens AG. The Company changed its name from Unisphere Solutions, Inc. to Unisphere Networks, Inc. in September 2000. The Company develops, markets and supports data and voice networking products for the delivery of integrated voice and high speed data services to businesses and residential users. In March 1999, Siemens purchased Argon Networks, Inc. ("Argon"). In April 1999, Siemens purchased Castle Networks, Inc. ("Castle") and Redstone Communications, Inc. ("Redstone"). All three companies were development-stage companies engaged in research and development of next generation products for the networking industry. In April 1999, Siemens contributed a research and development group for voice switching products to the Company as an equity contribution (net assets were equal to zero). In June 1999, Siemens contributed the stock of Argon, Castle and Redstone to the Company. In accordance with AICPA Interpretation AIN-APB 16, #39, Transfers and Exchanges Between Companies Under Common Control, the assets and liabilities of the businesses contributed to Unisphere were recorded at historical cost. The results of operations of Argon, Castle and Redstone are included in the consolidated financial statements of the Company from the respective dates of acquisition. The Company considers Redstone and Castle to be the predecessor business as these two businesses represent the primary ongoing business operations of the Company.

     Through August 31, 1999, the Company was considered to be in the development stage and was principally engaged in research and development, and building its management team. As of September 30, 1999, the Company had begun shipping product for commercial deployment.

     The Company is subject to risks common to technology-based companies including, but not limited to, the development of new technology, development of markets and distribution channels, dependence on key personnel, and the ability to obtain additional capital as needed to meet its product plans. The Company has a limited operating history and has never achieved profitability. To date the Company has been funded by Siemens, which has agreed to continue funding the Company's operations until the successful completion of a public offering.

(2) SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements of the Company reflect the application of certain significant accounting policies as described below.

  (a) Restatement

     The Company began the process of registering its common stock for sale to the public on August 4, 2000 by filing its first registration statement on Form S-1 with the U.S. Securities and Exchange Commission ("SEC"). Between August 4, 2000 and December 1, 2000, the Company filed three amendments to the original Form S-1. During this process, the Company has discussed the accounting for certain transactions recorded during fiscal 1999 and fiscal 2000 with the SEC Staff. As a result of these discussions, the Company has revised its accounting as explained below.

     The consolidated financial statements as of September 30, 1999 and for the period from January 12, 1999 (date of inception) through September 30, 1999 have been restated to reflect a change in the estimated useful life of goodwill associated with the acquisitions of Argon, Castle and Redstone from seven

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

years to five years. The effects of this change on the previously filed consolidated financial statements are as follows:

                                                                   SEPTEMBER 30, 1999
                                                              ----------------------------
                                                              PREVIOUSLY FILED   RESTATED
                                                              ----------------   ---------
Balance Sheet:
Intangible assets, net......................................     $ 663,452       $ 645,970
Total assets................................................       691,739         674,257
Accumulated deficit.........................................      (367,571)       (385,053)
Total stockholders' equity..................................       632,380         614,898

                                                                    JANUARY 12, 1999
                                                                  (DATE OF INCEPTION)
                                                               THROUGH SEPTEMBER 30, 1999
                                                              ----------------------------
                                                              PREVIOUSLY FILED   RESTATED
                                                              ----------------   ---------
Statement of Operations:
Amortization of intangible assets...........................     $  44,147       $  61,629
Net loss....................................................      (367,571)       (385,053)
Basic and diluted net loss per share........................         (4.27)          (4.47)

     The consolidated financial statements as of and for the year ended September 30, 2000 have been restated to reflect a change in the accounting for modifications to certain outstanding stock options. In April 2000, the Company changed the exercise price for stock options originally granted in July, September and November 1999. As a result of the discussions with the SEC Staff noted above, the Company has restated its previously filed consolidated financial statements to account for these stock option awards under variable accounting from the date of modification, as discussed in Note 9. The effects of this change on the previously filed consolidated financial statements are as follows:

                                                                   SEPTEMBER 30, 2000
                                                              -----------------------------
                                                              PREVIOUSLY FILED    RESTATED
                                                              ----------------   ----------
Balance Sheet:
Additional paid-in capital..................................     $1,301,872      $1,324,683
Accumulated deficit.........................................       (806,854)       (818,735)
Deferred compensation.......................................        (37,935)        (48,865)

                                                                       YEAR ENDED
                                                                   SEPTEMBER 30, 2000
                                                              ----------------------------
                                                              PREVIOUSLY FILED   RESTATED
                                                              ----------------   ---------
Statement of Operations:
Cost of revenues
  Stock-based compensation..................................     $     415       $     644
  Total cost of revenues....................................        43,891          44,120
Stock-based compensation, allocated as follows:.............        10,168          21,820
  Research and development..................................         1,972           9,212
  Sales and marketing.......................................         1,909           4,753
  General and administrative................................         6,287           7,855
Net loss....................................................      (421,801)       (433,682)
Basic and diluted net loss per share........................         (4.88)          (5.02)

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (b) Principles of Consolidation

     The consolidated financial statements include the accounts of Unisphere Networks, Inc. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  (c) Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  (d) Inventories

     Inventories are stated at the lower of cost (first-in, first-out basis) or market (net realizable value).

  (e) Property and Equipment

     Property and equipment is stated at cost and depreciated over the estimated useful lives of the assets using the straight-line method, based upon the following asset lives:

Computer and telecommunications
  equipment                                 2 to 3 years
Evaluation and service components           6 months to 2 years
Furniture and office equipment              5 years
                                            Shorter of lease term or useful life of
Leasehold improvements                      asset

     The cost of significant additions and improvements is capitalized and depreciated while expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or sale, the cost and related accumulated depreciation of the assets are removed from the accounts and any resulting gain or loss is reflected in the determination of net income or loss.

  (f) Intangible Assets

     Intangible assets include goodwill and other intangible assets resulting from business combinations accounted for using the purchase method of accounting. Goodwill is amortized on a straight-line basis over five years and other intangible assets are amortized on a straight-line basis over three years.

  (g) Impairment of Long-Lived Assets and Goodwill

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Intangible assets, including goodwill, are reviewed continually to determine whether events and circumstances warrant revised estimates of useful life. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. Recoverability of goodwill is measured by a comparison of the carrying amount of goodwill to future net undiscounted cash flows expected to be generated by the business from which the goodwill was generated. If such assets or goodwill are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets or goodwill exceeds the related fair value. Estimated fair value is generally based on either appraised value or measured by discounted estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows.

     During the second quarter of fiscal 2000, management of the Company cancelled Argon's original development effort of its gigabit switch router, which was the primary focus of Argon. The cancellation of the project was due to continuing technology problems, major delays and insufficient technical features for

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

the competitive marketplace. The cancellation of this development effort included discarding and abandoning all software development and substantially all hardware components.

     As a result of the cancellation of the Argon gigabit switch router, the Company performed an impairment review of the goodwill generated from the Argon acquisition. At the time this impairment review was performed, it was determined that there would be no future cash flows generated from the Argon development concept. Accordingly, the Company recorded an impairment charge of $118,495 for the writedown of the remaining unamortized value of the Argon goodwill during the year ended September 30, 2000.

     The Company also performed an impairment review of the workforce intangible asset generated from the Argon acquisition. At the time this impairment review was performed, it was determined that there was a partial impairment of this asset, based on the higher than expected level of employee turnover experienced to date. Accordingly, the Company recorded an impairment charge of $315 for the writedown of a portion of the unamortized value of the Argon workforce intangible asset during the year ended September 30, 2000.

  (h) Fair Value of Financial Instruments

     The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values due to the short-term nature of these instruments.

  (i) Revenue Recognition

     Revenue from product sales is recognized upon shipment provided that there are no uncertainties regarding customer acceptance, persuasive evidence of an arrangement exists, the sales price is fixed or determinable and collectibility is deemed probable. If uncertainties exist, revenue is recognized when such uncertainties are resolved. A significant portion of the Company's sales are made through value-added resellers, including various Siemens sales entities. Under these arrangements, value-added resellers do not have a right of return and they purchase products from the Company after they have secured a sale to an end-user. The Company recognizes revenue provided there are no uncertainties regarding customer acceptance and generally ships the product directly to the end-user. Revenue from professional services is recognized when the services are completed. Revenue from technical support and maintenance contracts is recognized ratably over the period of the related agreements.

     A provision for sales returns and allowances is recorded at the time of revenue recognition based on estimated future returns and allowances. In addition, the Company records a warranty liability for parts and labor on its products at the time of revenue recognition. Warranty periods are generally one year from installation date.

  (j) Research and Development and Software Development Costs

     The Company's products are highly technical in nature and require a large and continuing research and development effort. All research and development costs are expensed as incurred. Software development costs incurred prior to the establishment of technological feasibility are charged to expense. Software development costs incurred subsequent to the establishment of technological feasibility are capitalized until the product is available for general release to customers. Amortization is based on the straight-line method over the remaining estimated life of the product. To date, the period between achieving technological feasibility and the general availability of the related products has been short and software development costs qualifying for capitalization have not been material. Accordingly, the Company has not capitalized any software development costs.

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (k) Advertising Costs

     The Company expenses advertising costs in the period in which they are incurred. Advertising costs for the period ended September 30, 1999 and for the year ended September 30, 2000 were $736 and $7,493, respectively.

  (l) Income Taxes

     Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     The Company does not file separate income tax returns, but rather is included in the consolidated income tax returns of its parent, Siemens Corporation, a majority-owned subsidiary of Siemens AG. The Company has entered into a tax sharing agreement with Siemens Corporation. Under this agreement, the Company will reimburse Siemens Corporation for the Company's federal and state income tax liability computed as if its tax returns were filed on a stand alone basis. The Company may use the tax benefits of net operating losses and credits generated by the Company solely to reduce its liability to Siemens Corporation. Siemens Corporation is not obligated to reimburse the Company for any tax benefits in excess of the aggregate liability to Siemens Corporation up to the date of an initial public offering ("IPO") of the Company's stock. Subsequent to the date of the IPO, Siemens Corporation will reimburse the Company for any tax attributes utilized by Siemens Corporation when the Company could have used them on a separate return basis. The Company is obligated to pay Siemens Corporation for any adjustment made by a taxing authority in a consolidated return year, the benefit of which is subsequently realized by the Company in a non-consolidated tax year.

  (m) Net Loss Per Share

     Basic net loss per share is computed by dividing the net loss for the period by the weighted average number of unrestricted common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and common equivalent shares outstanding during the period, if dilutive. Common equivalent shares are composed of restricted common shares and incremental common shares issuable upon the exercise of stock options. There were no dilutive common equivalent shares for the period ended September 30, 1999 and for the year ended September 30, 2000.

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table sets forth the computation of basic and diluted net loss per share:

                                                        JANUARY 12, 1999
                                                       (DATE OF INCEPTION)
                                                             THROUGH
                                                          SEPTEMBER 30,          YEAR ENDED
                                                              1999           SEPTEMBER 30, 2000
                                                       -------------------   ------------------
Numerator:
  Net loss...........................................       $(385,053)           $(433,682)
                                                            =========            =========
Denominator:
  Weighted average common shares outstanding.........          86,133               86,399
                                                            =========            =========
Basic and diluted net loss per share.................       $   (4.47)           $   (5.02)
                                                            =========            =========

     At September 30, 1999 and 2000, options to purchase 2,896 and 14,139 shares of common stock, respectively, at an average exercise price of $7.35 and $9.64 per share, respectively, and restricted common shares of 0 and 2,741, respectively, have not been included in the computation of diluted net loss per share as their effect would have been anti-dilutive.

  (n) Other Comprehensive Income

     The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" for the period from inception to September 30, 1999. This statement requires that changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements. To date, comprehensive loss and net loss are the same.

  (o) Concentrations of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and receivables. The Company invests its excess cash primarily in deposits with commercial banks.

  (p) Stock-Based Compensation

     The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123").

  (q) Segment Information

     The Company has adopted Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information," which requires companies to report selected information about operating segments, as well as enterprise-wide disclosures about products, services, geographic areas, and major customers. The Company has determined that it conducts its operations in one business segment.

  (r) Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Certain components and parts used in the Company's products are procured from a single source. The Company obtains some of its parts from one vendor only, even where multiple sources are available, to maintain quality control and enhance working relationships with suppliers. These purchases are made on a purchase order basis. In addition, the majority of the Company's products are manufactured by a single contract manufacturer. The failure of a supplier or the contract manufacturer to deliver on schedule could delay or interrupt the Company's delivery of products and thereby adversely affect the Company's revenues and profits.

     The Company is subject to the rapid technological change inherent in the networking industry. This change includes new product introduction, changes in customer requirements and new technologies. The Company works closely with its customers to understand its customers and the industry requirements. The delay in product and feature introductions could adversely affect the Company's revenues and profits.

(3) ACQUISITIONS

     On April 27, 1999, Siemens purchased Redstone. Under the terms of the Agreement, Siemens purchased all outstanding securities of Redstone for $450,000 in cash. The transaction was accounted for as a purchase. In conjunction with the acquisition, Siemens entered into a Milestone Incentive Compensation Plan whereby if certain performance criteria and development milestones were achieved, Siemens would compensate the employees of Redstone with cash incentives. In June 1999, Siemens contributed the stock of Redstone to the Company, which has accounted for the acquisition and Redstone's results of operations from the date of acquisition, as if the Company had effectively acquired Redstone. During the period ended September 30, 1999 and the year ended September 30, 2000, the Company expensed $35,000 and $15,000, respectively, related to the Milestone Incentive Compensation Plan for milestones which had been achieved as of those dates. No additional milestone payments remain as of September 30, 2000.

     On April 20, 1999, Siemens acquired Castle. Under the terms of the Agreement, Siemens purchased all outstanding securities of Castle for $300,000 in cash. The transaction was accounted for as a purchase. In conjunction with the acquisition, Siemens entered into a Milestone Incentive Compensation Plan whereby if certain performance criteria and development milestones were achieved, Siemens would compensate the employees of Castle with cash incentives. In June 1999, Siemens contributed the stock of Castle to the Company, which has accounted for the acquisition and Castle's results of operations from the date of acquisition, as if the Company had effectively acquired Castle. During the period ended September 30, 1999 and the year ended September 30, 2000, the Company had expensed and paid $10,000 and $5,000, respectively, related to the Milestone Incentive Compensation Plan for milestones which had been achieved as of those dates. No additional milestone payments remain as of September 30, 2000.

     On March 12, 1999, Siemens acquired Argon. Under the terms of the Agreement, Siemens purchased all outstanding securities of Argon for $200,000 in cash. The transaction was accounted for as a purchase. In conjunction with the acquisition, Siemens entered into a Milestone Incentive Compensation Plan whereby if certain performance criteria and development milestones were achieved, Siemens would compensate the employees of Argon with cash incentives. In June 1999, Siemens contributed the stock of Argon to the Company, which has accounted for the acquisition and Argon's results of operations from the date of acquisition, as if the Company had effectively acquired Argon. No development milestones had been achieved during the period ended September 30, 1999, therefore no costs were accrued. At the time of acquisition, Siemens also initiated a retention bonus plan, for which the Company expensed $2,140 and

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

$11,133 of cost related to time-based payments in the period ended September 30, 1999 and the year ended September 30, 2000, respectively. No additional retention bonus plan payments remain as of September 30, 2000.

     The amounts allocated to purchased in-process research and development were determined through established valuation techniques in the high-technology communications industry and were expensed upon acquisition, because technological feasibility had not been established and no future alternative uses existed.

     Summary of purchase transactions:

                                     ALLOCATED TO
                                       PURCHASED     ALLOCATED                 NET
                                      IN-PROCESS        TO       ALLOCATED   TANGIBLE    TOTAL
                                     RESEARCH AND    ASSEMBLED      TO        ASSETS    PURCHASE
ENTITY ACQUIRED                       DEVELOPMENT    WORKFORCE   GOODWILL    ACQUIRED    PRICE
---------------                      -------------   ---------   ---------   --------   --------
Redstone Communications                $101,700       $1,130     $342,127    $ 5,043    $450,000
Castle Networks                          79,300          870      214,363      5,467     300,000
Argon Networks                           36,400          990      148,119     14,491     200,000
                                       --------       ------     --------    -------    --------
                                       $217,400       $2,990     $704,609    $25,001    $950,000
                                       ========       ======     ========    =======    ========

     All payments related to the milestone incentive compensation plans and retention plan are being recorded as expense in the consolidated financial statements of Unisphere in the periods following the acquisitions. The expense is recorded as the milestones are achieved for the milestone plans and ratably over the retention period for the retention plan. For the period from January 12, 1999 (date of inception) to September 30, 1999 and for the year ended September 30, 2000, aggregate expense of $47,140 and $31,133, respectively, was recorded as follows in the accompanying consolidated statement of operations:

                                                          JANUARY 12, 1999
                                                         (DATE OF INCEPTION)
                                                               THROUGH           YEAR ENDED
                                                            SEPTEMBER 30,       SEPTEMBER 30,
                                                                1999                2000
                                                         -------------------    -------------
Cost of revenues.......................................        $   923             $ 1,051
Research and development...............................         34,895              25,773
Sales and marketing....................................          3,919               1,278
General and administrative.............................          7,403               3,031
                                                               -------             -------
                                                               $47,140             $31,133
                                                               =======             =======

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(4) FINANCIAL STATEMENT DETAILS

     The following table summarizes balance sheet items by major component:

                                                            SEPTEMBER 30,    SEPTEMBER 30,
                                                                1999             2000
                                                            -------------    -------------
Inventories, net:
  Component parts.........................................    $     --         $   4,390
  Finished goods..........................................         532             9,969
                                                              --------         ---------
                                                              $    532         $  14,359
                                                              ========         =========
Prepaid expenses and other current assets:
  Deposits................................................         447             1,190
  Non-trade receivables...................................          --               606
  Service contracts.......................................         211               570
  Offering costs..........................................          --             1,209
  Interest receivable from officers.......................          --               322
  Other...................................................         447               975
                                                              --------         ---------
                                                              $  1,105         $   4,872
                                                              ========         =========
Property and equipment:
  Computer and telecommunications equipment...............    $ 15,152         $  40,444
  Evaluation and service components.......................       1,178             5,612
  Furniture and office equipment..........................         986             1,560
  Leasehold improvements..................................         248             1,841
                                                              --------         ---------
                                                                17,564            49,457
  Less: accumulated depreciation and amortization.........      (3,359)          (15,158)
                                                              --------         ---------
       Property and equipment, net........................    $ 14,205         $  34,299
                                                              ========         =========
Intangible assets:
  Goodwill................................................    $704,609         $ 556,490
  Workforce...............................................       2,990             2,555
                                                              --------         ---------
                                                               707,599           559,045
  Less: accumulated amortization..........................     (61,629)         (158,918)
                                                              --------         ---------
       Intangible assets, net.............................    $645,970         $ 400,127
                                                              ========         =========
Accrued expenses:
  Accrued employee-related expenses.......................    $  4,732         $   9,226
  Accrued professional fees...............................         850             2,413
  Accrued warranty........................................          19             3,446
  Accrued marketing.......................................         930               542
  Other liabilities.......................................       5,355             3,707
                                                              --------         ---------
                                                              $ 11,886         $  19,334
                                                              ========         =========

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(5) COMMITMENTS AND CONTINGENCIES

     The Company's primary office facilities are leased under noncancelable leases that expire at various times through 2004. Rent expense under operating leases was $1,252 and $4,347 for the period from inception through September 30, 1999 and for the year ended September 30, 2000, respectively. At September 30, 2000, future minimum lease payments under all non-cancelable operating leases were as follows:

2001.......................................................  $ 5,135
2002.......................................................    6,037
2003.......................................................    5,930
2004.......................................................    5,482
2005.......................................................    4,161
Thereafter.................................................   23,251
                                                             -------
Total future minimum lease payments........................  $49,996
                                                             =======

     In March 2000, the Company entered into a 10-year lease for a 225,000 square foot building in Westford, Massachusetts. The landlord is in the process of constructing the building and the Company anticipates occupancy in January 2001. The Company has placed $9,250 in escrow to cover the cost of tenant improvements. At the time of occupancy, the escrow account will be released to the lessor and the Company will commence paying annual lease payments ranging from $2,386 to $2,829, which are included in the table above. The escrow payment is included in long-term deposits in the accompanying consolidated balance sheets.

(6) RELATED PARTY TRANSACTIONS

     The Company has been funded since inception by Siemens. The funding is provided based on the Company's operating needs and is accounted for as a capital contribution. Total capital contributions from Siemens includes the contribution of the stock of Argon, Castle and Redstone, valued at $950,000, and capital contributions to fund operations of $49,951 and $212,503 for the period ended September 30, 1999 and for the year ended September 30, 2000, respectively.

     The Company has transactions in the normal course of business with Siemens group companies. Balances resulting from these transactions are reflected on the balance sheet as accounts receivable from related parties and accounts payable to related parties. Transactions included in the statement of operations for the period ended September 30, 1999 and for the year ended September 30, 2000 are as follows:

                                                          JANUARY 12, 1999
                                                         (DATE OF INCEPTION)
                                                               THROUGH           YEAR ENDED
                                                            SEPTEMBER 30,       SEPTEMBER 30,
                                                                1999                2000
                                                         -------------------    -------------
Sales to related parties...............................        $1,786              $20,343
Engineering expenses...................................         1,350                9,216
Rent expenses..........................................           269                  861
Other expenses.........................................           806                  762

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(7) STOCKHOLDERS' EQUITY

  (a) Common Stock

     The Company has authorized 105,824 shares of common stock, $.01 par value, of which 86,133 and 90,285 were outstanding at September 30, 1999 and 2000, respectively. The holders of the common stock are entitled to one vote for each share held.

     On April 21, 2000, the Board of Directors approved a 1-for-3 reverse stock split. The accompanying financial statements reflect the effects of this reverse split for all periods presented. In addition, the Board of Directors increased the authorized number of shares of common stock to 104,404 and increased the common stock reserved for issuance pursuant to the 1999 Stock Incentive Plan to 18,271 shares. In July 2000, the Board of Directors further increased the authorized number of shares of common stock to 105,824 and increased the common stock reserved for issuance pursuant to the 1999 Stock Incentive Plan to 19,690 shares.

  (b) Notes Receivable From Officers

     In connection with the sale of restricted stock and in accordance with the original terms of the award, the Company accepted promissory notes from its Chief Executive Officer and Chief Operating Officer in the amounts of $26,225 and $2,098, respectively. The notes are secured by the purchased shares and have recourse to the general assets of the officers of 25% of the principal balance and 100% of the accrued interest on the notes. Interest paid is not refundable to the officers. The notes mature in January 2003 and bear interest at the six-month LIBOR index rate plus fifty basis points per annum (7.4% at September 30, 2000).

(8) INCOME TAXES

     The Company prepared its tax provision as if it filed tax returns on a stand-alone basis. No current provision for federal or state income taxes has been recorded as the Company has incurred net operating losses since inception. The following table reconciles the federal statutory income tax rate to the Company's effective income tax rate:

                                                        JANUARY 12, 1999
                                                       (DATE OF INCEPTION)
                                                             THROUGH
                                                          SEPTEMBER 30,          YEAR ENDED
                                                              1999           SEPTEMBER 30, 2000
                                                       -------------------   -------------------
Income taxes at federal statutory rate...............          34.0%                 34.0%
Write-off of acquired in-process research and
  development........................................         (19.2)                   --
Non-deductible goodwill amortization.................          (5.4)                (10.0)
Write-off of impaired intangible asset...............            --                  (9.3)
Tax benefit utilized by parent company...............          (9.0)                (13.3)
Change in valuation allowance and other..............          (0.4)                 (1.4)
                                                              -----                ------
                                                                 --%                   --%
                                                              =====                ======

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     At September 30, 1999 and 2000, the Company had net operating loss and tax credit carryforwards resulting from current operations and from its acquisitions of Redstone, Castle and Argon. The Company has recorded a full valuation allowance against these net operating loss and tax credit carryforwards, as well as the net deferred tax assets since management believes that, after considering all the available objective evidence, both positive and negative, it is more likely than not that these assets will not be realized. No deferred income tax provision has been recorded because of the valuation allowance. Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to significant portions of federal deferred tax assets and liabilities are comprised of the following:

                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  1999            2000
                                                              -------------   -------------
Deferred tax assets:
  Net operating loss and credit carryforwards...............    $ 18,192        $ 20,531
  Employee-related costs....................................       5,070           9,868
  Accrued compensation......................................       1,532             377
  Amortizable start-up costs................................         546             480
  Inventory reserves........................................         256           5,585
  Bad debt reserves.........................................          --             961
  Warranty reserves.........................................          --           1,267
  Accrued pension...........................................          --             457
  Other.....................................................           8             854
                                                                --------        --------
          Total gross deferred tax asset....................      25,604          40,380
          Less valuation allowance..........................     (24,542)        (39,780)
                                                                --------        --------
          Net deferred tax asset............................       1,062             600
                                                                --------        --------
Deferred tax liabilities:
  Basis differences in acquired intangible assets...........       1,027             527
  Depreciation..............................................          35              73
                                                                --------        --------
          Total gross deferred tax liability................       1,062             600
                                                                --------        --------
          Net deferred tax asset............................    $     --        $     --
                                                                ========        ========

     Subsequently reported tax benefits relating to the valuation allowance for deferred tax assets as of June 30, 2000 will be allocated as follows:

                                                              SEPTEMBER 30,
                                                                  2000
                                                              -------------
Income tax benefit that would be reported in the statement
  of operations.............................................     $29,200
Income tax benefit that would be reported as a decrease to
  goodwill..................................................      10,438
Income tax benefit that would increase additional paid-in
  capital...................................................         142
                                                                 -------
                                                                 $39,780
                                                                 =======

     The Company has federal and state net operating loss carryforwards of approximately $6,013 and $258,641, respectively, as of September 30, 2000. The federal net operating loss carryforward will expire in 2018 and the state net operating loss carryforwards will expire from 2002 through 2005. In addition, the Company has federal and state tax credit carryforwards of approximately $1,070 and $1,818, respectively, as of September 30, 2000, which will expire from 2011 through 2018. The utilization of the net operating

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

losses may be limited pursuant to Internal Revenue Code Section 382 as a result of prior and future ownership changes. In addition, to the extent these net operating losses can be utilized by Siemens Corporation, the Company is not entitled to any reimbursement under the existing tax sharing arrangement and the Company will not receive any current or future income tax benefit related to these net operating losses.

(9) STOCK-BASED COMPENSATION

     In July 1999, the Company adopted the 1999 Stock Incentive Plan (the "Plan"). The Plan provides for the granting of stock options to acquire common stock to employees, advisors and consultants of the Company. Options granted under the Plan may be either incentive stock options or non-statutory (i.e., nonqualified) stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Company employees, non-employee directors, advisors and consultants. The Company has reserved 19,690 shares of common stock for issuance under the Plan.

     Options under the Plan may be granted for periods of up to ten years and at prices to be determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO shall not be less than 100% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. Options granted generally vest over four years.

     A restricted stock award provides for the issuance of common stock to directors, officers, consultants and other key personnel at prices determined by the Board of Directors or a Committee selected by the Board of Directors. Participants' unvested shares are subject to repurchase by the Company at the original sale price. Generally, vesting occurs over a three to four year period. As of September 30, 2000, the Company had the right to repurchase up to 2,741 unvested shares at the original sale price of $10.50 per share.

     The following table presents activity under the Plan for the period from January 12, 1999 (date of inception) to September 30, 1999 and for the year ended September 30, 2000:

                                     SHARES         STOCK       RESTRICTED
                                    AVAILABLE      OPTIONS         STOCK       WEIGHTED AVERAGE
                                    FOR GRANT    OUTSTANDING    OUTSTANDING     EXERCISE PRICE
                                    ---------    -----------    -----------    ----------------
Shares authorized.................     4,533                          --            $  --
Options granted...................    (3,104)       3,104             --             7.35
Options terminated................       208         (208)            --             7.35
                                     -------       ------         ------
Balance at September 30, 1999.....     1,637        2,896             --             7.35
Shares authorized.................    15,157           --             --               --
Options and restricted stock
  granted.........................   (16,592)      13,371          3,221            10.02
Options exercised.................        --         (930)            --             8.58
Restricted stock purchased........        --           --         (3,221)           10.50
Options terminated................     1,198       (1,198)            --             7.79
                                     -------       ------         ------
Balance at September 30, 2000.....     1,400       14,139             --             9.64
                                     =======       ======         ======

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes stock options outstanding and exercisable at September 30, 2000:

                                OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
              -------------------------------------------------------   ------------------------------
  EXERCISE      NUMBER         WEIGHTED AVERAGE      WEIGHTED AVERAGE     NUMBER      WEIGHTED AVERAGE
   PRICES     OUTSTANDING   REMAINING LIFE (YEARS)    EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
------------  -----------   ----------------------   ----------------   -----------   ----------------
$7.35-$10.50    13,737               9.12                  $9.42           1,097           $9.02
   $17.10          402               9.91                  17.10              --              --
                ------                                                     -----           -----
                14,139               9.14                   9.64           1,097            9.02
                ======                                                     =====

     The weighted average grant date fair value of options granted in the period ended September 30, 1999 and the year ended September 30, 2000 was $0.00 and $4.85, respectively. The weighted average modification date fair value of stock options modified in April 2000, as discussed below, was $3.62. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, the Company's net loss would have been $385,053 and $432,975 and basic and diluted net loss per share would have been $4.47 and $5.01, for the period ended September 30, 1999 and for the year ended September 30, 2000, respectively.

     The Company calculated the fair value of each option on the date of grant using the Black-Scholes pricing model with the following weighted average assumptions:

                                            JANUARY 12, 1999
                                          (DATE OF INCEPTION)
                                                THROUGH           YEAR ENDED
                                             SEPTEMBER 30,       SEPTEMBER 30,
                                                  1999               2000
                                          --------------------   -------------
Expected life (years)...................             5                   5
Risk free interest rate.................          6.03%               6.25%
Volatility..............................            --                  65%
Dividend yield..........................            --                  --

     During the year ended September 30, 2000, the Company issued 176 non-qualified stock options to non-employees for services rendered and has valued these stock options using a Black-Scholes option pricing model. The Company used a volatility factor of 65%, a risk free interest rate of 6.03%, a dividend rate of zero and the contractual lives of the grants, which ranged from one to ten years. At September 30, 2000, the Company had 176 non-qualified stock options outstanding to non-employees. The Company has fully amortized the deferred compensation of $630 into expense during the year ended September 30, 2000 for the grant of options to non-employees.

     During the year ended September 30, 2000, the Company sold 3,221 shares of restricted common stock and granted 4,530 stock options to purchase common stock at amounts lower than the estimated fair market value. Accordingly, the Company has recorded deferred compensation related to the restricted common stock and common stock options that were sold or issued at amounts less than estimated fair market value. During fiscal 2000, the Company recorded $48,045 in deferred compensation related to restricted common stock and stock options issued to employees of the Company. In addition, the Company recorded compensation expense of $9,985 in fiscal 2000 related to the amortization of deferred compensation over the vesting period. Future amortization of the deferred compensation will be $13,215 in 2001, $13,215 in 2002, $8,639 in 2003, $2,558 in 2004 and $433 in
2005.

     In April 2000, the Company changed the exercise price of 2,344 employee stock options to purchase common stock. At September 30, 2000, stock options for the purchase of 370 shares of common stock had been exercised and 146 stock options had been cancelled. The remaining 1,828 stock options will become

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

exercisable over a four-year period. During the year ended September 30, 2000, the Company recorded $22,654 in deferred compensation and $11,849 of non-cash compensation expense related to these stock options. Deferred compensation amounts are being amortized over the vesting periods of the applicable stock options. We cannot estimate the effect of stock-based compensation related to employee stock options for which we changed the exercise price since determination of variable stock-based compensation expense is based on the fair market value of our common stock in future periods.

(10) EMPLOYEE BENEFIT PLAN

     The Company sponsors several defined contribution plans covering substantially all of its employees which are designed to be qualified under
Section 401(k) of the Internal Revenue Code. Eligible employees are permitted to contribute to the 401(k) plans through payroll deductions within statutory and plan limits. The Company recorded expense of $13 and $0 related to the plans in the period from January 12, 1999 (date of inception) to September 30, 1999 and for the year ended September 30, 2000, respectively.

(11) GEOGRAPHIC INFORMATION AND MAJOR CUSTOMERS

     The Company operates in a single industry segment encompassing the design, development, manufacture, marketing, and technical support of networking products and services.

     In the period ended September 30, 1999 and for the year ended September 30, 2000, Siemens accounted for approximately 63.5% and 41.0%, respectively, of net revenues. In addition, the Company had a customer who accounted for 28.3% of net revenue for the year ended September 30, 2000.

     Geographic revenues, which are attributed to countries based on the location of the customer, are as follows:

                                            JANUARY 12, 1999
                                           (DATE OF INCEPTION)
                                                 THROUGH             YEAR ENDED
                                           SEPTEMBER 30, 1999    SEPTEMBER 30, 2000
                                           -------------------   ------------------
United States............................        $2,020               $29,173
International
  Asia Pacific...........................           229                 9,886
  South and Latin America................            --                   711
  Europe.................................           564                 9,858
                                                 ------               -------
          Total international revenues...           793                20,455
                                                 ------               -------
          Total net revenues.............        $2,813               $49,628
                                                 ======               =======

     There were no significant long-lived assets located in foreign countries at September 30, 1999 and 2000.

(12) SUBSEQUENT EVENTS (UNAUDITED)

     On October 20, 2000, the Company entered into a definitive agreement to acquire BroadSoft, Inc. in a stock-for-stock merger. BroadSoft is a development stage company that provides software architecture that supports business telephony applications for use on the internet, such as call waiting, voice mail and conferencing. Under the terms of the agreement, each share of BroadSoft common stock will be converted into shares of the Company's common stock and all outstanding options to acquire BroadSoft common stock will be exchanged for options to purchase shares of the Company's common stock. The total number of shares of the Company's common stock that will be issued in the BroadSoft acquisition, together with the number of shares of the Company's common stock issuable upon exercise of the assumed BroadSoft options, will be between 5,710,000 and 7,460,000. The actual number will depend upon the trading price

                            UNISPHERE NETWORKS, INC.
             (AN INDIRECT MAJORITY-OWNED SUBSIDIARY OF SIEMENS AG)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

for the Company's common stock in the public market during a specified period following the completion of the Company's initial public offering of its common stock.

     The closing of the BroadSoft acquisition is subject to the condition that the Company has completed an initial public offering of its common stock and that the registration statement that the Company will file with the Securities and Exchange Commission registering the shares of common stock issuable to BroadSoft stockholders has been declared effective, and to a variety of other customary conditions.

     In January 2001, the Company issued a convertible promissory note to Siemens, pursuant to which Siemens has loaned the Company $42.0 million. The note accrues interest at 7.25% per year. The principal and accrued interest is due at the earlier of November 16, 2001 or the closing of an initial public offering. The Company's obligations under the note may be accelerated if an event of default occurs under the note. The promissory note will convert into shares of the Company's common stock at the time of the closing of an initial public offering. The number of shares to be issued upon such conversion is equal to the sum of the principal amount of the note plus accrued interest divided by the Company's per share initial public offering price. Upon the November 16, 2001 due date or any accelerated due date, if not earlier converted, Siemens has the option to convert the note at the then fair market value of the Company's common stock.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Redstone Communications, Inc.:

     We have audited the accompanying balance sheet of Redstone Communications, Inc. (a development stage enterprise) as of April 27, 1999 and the related statements of operations, stockholders' deficit and cash flows for the period from January 1, 1999 to April 27, 1999 and for the cumulative period from inception (September 16, 1997) to April 27, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Redstone Communications, Inc. as of April 27, 1999, and the results of its operations and its cash flows for the period from January 1, 1999 to April 27, 1999 and for the cumulative period from inception (September 16, 1997) to April 27, 1999, in conformity with accounting principles generally accepted in the United States of America.

     The financial statements referred to above as of April 27, 1999 and for the period from January 1, 1999 to April 27, 1999 and for the cumulative period from inception (September 16, 1997) to April 27, 1999 have been restated. See Note 2(a).

/s/ KPMG LLP

Boston, Massachusetts
June 28, 2000, except with respect to the matter discussed in Note 2(a), as to which the date is October 19, 2000

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS
       FOR THE PERIOD FROM JANUARY 1, 1999 TO APRIL 27, 1999 AND FOR THE CUMULATIVE PERIOD FROM INCEPTION (SEPTEMBER 16, 1997) TO APRIL 27, 1999

                                                              JANUARY 1, 1999 TO      CUMULATIVE
                                                                APRIL 27, 1999      FROM INCEPTION
                                                              ------------------    --------------
                                                                  (RESTATED)          (RESTATED)
Operating expenses:
  Research and development..................................     $ 21,002,559        $ 30,272,565
  Sales and marketing.......................................        6,446,254           7,218,075
  General and administrative................................        1,169,394           2,066,991
                                                                 ------------        ------------
          Total operating expenses..........................       28,618,207          39,557,631
                                                                 ------------        ------------
Loss from operations........................................      (28,618,207)        (39,557,631)
                                                                 ------------        ------------
Other income (expense), net:
  Interest income...........................................          124,709             614,819
  Interest expense..........................................          (15,455)            (38,629)
  Other income (expense)....................................           (2,446)            (24,284)
                                                                 ------------        ------------
          Other income (expense), net.......................          106,808             551,906
                                                                 ------------        ------------
          Net loss..........................................     $(28,511,399)       $(39,005,725)
                                                                 ============        ============
Net loss per share -- basic and diluted.....................     $     (19.84)
                                                                 ============
Weighted average shares outstanding -- basic and diluted....        1,436,754
                                                                 ============

                See accompanying notes to financial statements.

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEET
                                 APRIL 27, 1999
                                   (RESTATED)

ASSETS
Current assets:
  Cash and cash equivalents.................................  $  3,969,424
  Inventory.................................................       419,857
  Prepaid expenses and other current assets.................       305,879
                                                              ------------
          Total current assets..............................     4,695,160
Property and equipment, net.................................     1,753,710
                                                              ------------
          Total assets......................................  $  6,448,870
                                                              ============
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS'
  DEFICIT
Current liabilities:
  Accounts payable..........................................  $    983,578
  Accrued expenses..........................................       966,417
                                                              ------------
          Total current liabilities.........................     1,949,995
                                                              ------------
Commitments and contingencies
Redeemable preferred stock, $.01 par value; 10,000,000
  shares authorized:
  Series A redeemable convertible preferred stock, $.01 par
     value; 5,670,000 shares designated, issued and
     outstanding; liquidation value of $7,200,900...........     7,200,900
  Series B redeemable convertible preferred stock, $.01 par
     value; 2,486,702 shares designated, issued and
     outstanding; liquidation value of $12,433,510..........    12,433,510
Stockholders' deficit:
  Common stock, $.001 par value; 20,000,000 shares
     authorized, 5,005,250 shares issued and outstanding....         5,005
  Additional paid-in capital................................    23,869,854
  Deficit accumulated during the development stage..........   (39,005,725)
  Common stock in treasury, at cost, 54,375 shares..........        (4,669)
                                                              ------------
          Total stockholders' deficit.......................   (15,135,535)
                                                              ------------
          Total liabilities, redeemable preferred stock and
          stockholders' deficit.............................  $  6,448,870
                                                              ============

                See accompanying notes to financial statements.

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      STATEMENTS OF STOCKHOLDERS' DEFICIT
     FOR THE PERIODS FROM INCEPTION (SEPTEMBER 16, 1997) TO APRIL 27, 1999

                                                                 DEFICIT
                                                               ACCUMULATED
                              COMMON STOCK       ADDITIONAL       DURING                       TREASURY STOCK         TOTAL
                           -------------------     PAID-IN     DEVELOPMENT      DEFERRED      -----------------   STOCKHOLDERS'
                            SHARES     AMOUNT      CAPITAL        STAGE       COMPENSATION    SHARES     COST        DEFICIT
                           ---------   -------   -----------   ------------   -------------   -------   -------   -------------
Issuance of common
  stock..................  3,437,500   $3,438    $    12,932   $         --   $         --         --   $    --   $     16,370
Net loss.................         --       --             --       (592,207)            --         --        --       (592,207)
                           ---------   ------    -----------   ------------   ------------    -------   -------   ------------
Balance at December 31,
  1997...................  3,437,500   $3,438    $    12,932   $   (592,207)  $         --         --   $    --   $   (575,837)
Issuance of common
  stock..................  1,501,500    1,502        291,259             --             --         --        --        292,761
Repurchase of common
  stock..................         --       --             --             --             --    (45,000)  $  (450)          (450)
Options exercised........      5,000        4             45             --             --         --        --             49
Deferred compensation on
  employee grants........         --       --      7,349,675             --     (7,349,675)        --        --             --
Amortization of deferred
  compensation on
  employee grants........         --       --             --             --        541,774         --        --        541,774
Deferred compensation on
  non-employee grants....         --       --      2,456,793             --     (2,456,793)        --        --             --
Amortization of deferred
  compensation on non-
  employee grants........         --       --             --             --        808,306         --        --        808,306
Net loss.................         --       --             --     (9,902,119)            --         --        --     (9,902,119)
                           ---------   ------    -----------   ------------   ------------    -------   -------   ------------
Balance at December 31,
  1998...................  4,944,000   $4,944    $10,110,704   $(10,494,326)  $ (8,456,388)   (45,000)  $  (450)  $ (8,835,516)
Options exercised........     14,750       15          1,380             --             --         --        --          1,395
Issuance of common
  stock..................     46,500       46         23,205             --             --         --        --         23,251
Repurchase of common
  stock..................         --       --             --             --             --     (9,375)   (4,219)        (4,219)
Deferred compensation on
  employee grants........         --       --     10,836,241             --    (10,836,241)        --        --             --
Amortization of deferred
  compensation on
  employee grants
  (restated).............         --       --             --             --     17,644,142         --        --     17,644,142
Deferred compensation on
  non-employee grants....         --       --      2,898,324             --     (2,898,324)        --        --             --
Amortization of deferred
  compensation on non-
  employee grants
  (restated).............         --       --             --             --      4,546,811         --        --      4,546,811
Net loss (restated)......         --       --             --    (28,511,399)            --         --        --    (28,511,399)
                           ---------   ------    -----------   ------------   ------------    -------   -------   ------------
Balance at April 27, 1999
  (restated).............  5,005,250   $5,005    $23,869,854   $(39,005,725)  $         --    (54,375)  $(4,669)  $(15,135,535)
                           =========   ======    ===========   ============   ============    =======   =======   ============

                See accompanying notes to financial statements.

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS
       FOR THE PERIOD FROM JANUARY 1, 1999 TO APRIL 27, 1999 AND FOR THE CUMULATIVE PERIOD FROM INCEPTION (SEPTEMBER 16, 1997) TO APRIL 27, 1999

                                                              JANUARY 1, 1999 TO      CUMULATIVE
                                                                APRIL 27, 1999      FROM INCEPTION
                                                              ------------------    --------------
                                                                  (RESTATED)          (RESTATED)
Cash flows from operating activities:
  Net loss..................................................     $(28,511,399)       $(39,005,725)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation...........................................          211,750             581,632
     Amortization of deferred compensation on employee
       grants...............................................       17,644,142          18,185,916
     Amortization of deferred compensation on non-employee
       grants...............................................        4,546,811           5,355,117
     Changes in operating assets and liabilities:
       Inventory............................................         (419,857)           (419,857)
       Prepaid expenses and other current assets............         (213,546)           (305,879)
       Accounts payable.....................................           94,116             983,578
       Accrued expenses.....................................          699,189             966,417
                                                                 ------------        ------------
          Net cash used in operations.......................       (5,948,794)        (13,658,801)
                                                                 ------------        ------------
Cash flows from investing activity:
  Purchases of property and equipment.......................         (523,790)         (2,335,342)
                                                                 ------------        ------------
Cash flows from financing activities:
  Proceeds from issuance of common stock....................           24,646             333,826
  Proceeds from issuance of preferred stock, Series A.......               --           7,200,900
  Proceeds from issuance of preferred stock, Series B.......               --          12,433,510
  Repurchase of common stock................................           (4,219)             (4,669)
  Proceeds from issuance of long-term debt..................               --             550,000
  Repayment of long-term debt...............................         (550,000)           (550,000)
                                                                 ------------        ------------
          Net cash provided by (used in) financing
            activities......................................         (529,573)         19,963,567
                                                                 ------------        ------------
          Net increase (decrease) in cash and cash
            equivalents.....................................       (7,002,157)          3,969,424
Cash and cash equivalents at beginning of period............       10,971,581                  --
                                                                 ------------        ------------
Cash and cash equivalents at end of period..................     $  3,969,424        $  3,969,424
                                                                 ============        ============
Supplemental cash flow information:
  Interest paid.............................................     $     14,233        $     23,742
                                                                 ============        ============
  Income taxes paid.........................................     $         --        $      1,190
                                                                 ============        ============

                See accompanying notes to financial statements.

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS
       FOR THE PERIOD FROM JANUARY 1, 1999 TO APRIL 27, 1999 AND FOR THE CUMULATIVE PERIOD FROM INCEPTION (SEPTEMBER 16, 1997) TO APRIL 27, 1999

(1) NATURE OF THE BUSINESS AND BASIS OF PRESENTATION

     Redstone Communications, Inc. (the "Company") was incorporated in Delaware on September 16, 1997. The Company was founded to develop a high density routing solution that concentrates hundreds of permanent access lines into the public IP network. The Company's products will allow service providers to increase revenues by offering tiered bandwidth and pricing options.

     The Company is a development stage enterprise as defined in Statement of Financial Accounting Standards No. 7, and is devoting substantially all of its efforts to conducting research and development and raising capital to fund operations. The ultimate success of the Company is dependent upon the development and marketing of its products and its ability to secure adequate financing until the Company is operating profitably.

     The Company is subject to a number of risks similar to other companies in the industry, including rapid technological change, uncertainty of market acceptance of products, competition from substitute products and larger companies, protection of proprietary technology and dependence on key individuals.

     On March 14, 1999, the Company entered into an agreement and plan of merger (the "Merger") by and among Siemens Corporation ("Siemens"), Wolf Acquisition Corp. ("WAC"), a wholly owned subsidiary of Siemens, and Redstone Communications Inc., whereby WAC acquired all of the outstanding capital stock of the Company for $450 million in cash (the "Consideration") and WAC merged with and into the Company, with the Company becoming a wholly owned subsidiary of Siemens. In addition, the employees of the Company are entitled to receive an additional $50 million based on certain project milestones and employee retention criteria as defined.

     Upon consummation of the Merger on April 27, 1999, all shares of treasury stock owned by the Company were canceled and retired and the vesting for all unvested restricted common shares and outstanding common stock options was accelerated by 50%. In addition, Siemens settled all remaining unvested stock options. The consideration received by the common stockholders, preferred stockholders and common stock option holders was equal to $32.59 per share.

     The financial statements and notes to financial statements herein have been prepared to reflect the financial position of the Company immediately prior to the effective time of the Merger and do not include any adjustments for the application of push-down accounting, except that the Company has expensed all of the remaining unamortized deferred compensation related to the restricted common shares and outstanding common stock options. See Note 9.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Restatement

     Subsequent to its acquisition by Siemens, the Company was contributed by Siemens to Unisphere Networks, Inc. ("Unisphere"), a then wholly-owned subsidiary of Siemens. Unisphere began the process of registering its common stock for sale to the public on August 4, 2000 by filing its first registration statement on Form S-1 with the U.S. Securities and Exchange Commission ("SEC"). Between August 4, 2000 and December 1, 2000, Unisphere filed three amendments to its original Form S-1. During this process, Unisphere's management discussed the accounting for certain transactions recorded by the Company in the period from January 1, 1999 to April 27, 1999 with the SEC Staff. As a result of these discussions, Unisphere has revised the Company's accounting as explained below.

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The accompanying financial statements as of April 27, 1999 and for the periods from January 1, 1999 through April 27, 1999 and the cumulative period from inception (September 16, 1997) to April 27, 1999 have been restated to reflect a change in the accounting for the unamortized deferred compensation that existed at the time the Company was acquired by Siemens. The financial statements included in Unisphere's first registration statement reflected amortization of the deferred compensation through the acquisition date. The accompanying restated financial statements reflect the recognition of all of the remaining deferred compensation since Siemens settled all of the remaining unvested stock options at the acquisition date. The effects of this change on the previously filed financial statements are as follows:

                                                                      APRIL 27, 1999
                                                              -------------------------------
                                                              PREVIOUSLY FILED     RESTATED
                                                              ----------------   ------------
Balance Sheet:
Deficit accumulated during the development stage............    $(19,400,678)    $(39,005,725)
Deferred compensation.......................................     (19,605,047)              --

                                                  JANUARY 1, 1999
                                                      THROUGH                         CUMULATIVE
                                                  APRIL 27, 1999                    FROM INCEPTION
                                          -------------------------------   -------------------------------
                                          PREVIOUSLY FILED     RESTATED     PREVIOUSLY FILED     RESTATED
                                          ----------------   ------------   ----------------   ------------
Statement of Operations:
Research and development................    $ 6,759,114      $ 21,002,559     $ 16,029,120     $ 30,272,565
Sales and marketing.....................      1,323,107         6,446,254        2,094,928        7,218,075
General and administrative..............        930,939         1,169,394        1,828,536        2,066,991
Loss from operations....................     (9,013,160)      (28,618,207)     (19,952,584)     (39,557,631)
Net loss................................     (8,906,352)      (28,511,399)     (19,400,678)     (39,005,725)
Net loss per share -- basic and
  diluted...............................          (6.20)           (19.84)

  (b) Financial and Credit Risk

     Financial investments which potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains a bank account with a major financial institution.

  (c) Cash and Cash Equivalents

     Cash equivalents consist of commercial paper, mutual funds, discount notes and repurchase agreements with remaining maturities at acquisition of three months or less and are carried at cost plus accrued interest which approximates fair value.

  (d) Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, typically three years. Upon sale or retirement, the asset cost and the related accumulated depreciation would be removed from the accounts and any resulting gain or loss would be reflected in operations. Expenditures for maintenance and repair are charged to expense when incurred.

  (e) Research and Development Costs

     Research and development costs are charged to expense as incurred.

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  (f) Income Taxes

     Deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using current statutory tax rates. A valuation reserve against deferred tax assets is recorded if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

  (g) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions regarding items that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  (h) Stock-Based Compensation

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of stock-based awards on the date of grant. For employee stock-based awards, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net earnings disclosures as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure of SFAS No. 123.

     The Company accounts for non-employee stock-based awards in which goods or services are the consideration received for the equity instruments issued based on the fair value of the consideration received or the grant date fair value of the equity instruments issued, whichever is more reliably measurable.

  (i) Basic and Diluted Net Loss Per Common Share

     Basic and diluted net loss per share is presented under the provisions of SFAS No. 128, Earnings per Share, and is calculated by dividing the net loss for the period by the weighted average number of unrestricted common shares outstanding during the period. Since the Company incurred a net loss for the periods presented, common stock options of 701,313 and restricted common shares of 3,381,836 outstanding at April 27, 1999 were excluded from the diluted net loss per share calculation, as their effect would be antidilutive. As a result, diluted net loss per share is the same as basic net loss per share, and has not been presented separately.

  (j) Impairment of Long-Lived Assets

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Estimated fair value is generally based on either appraised value or measured by discounted estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows.

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  (k) Fair Value of Financial Instruments

     The carrying amounts of cash, cash equivalents, accounts payable and accrued expenses approximate their fair values due to the short-term nature of these instruments.

  (l) Other Comprehensive Income

     The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" for the period from inception to April 27, 1999. This statement requires that changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements. To date, comprehensive loss and net loss are the same.

  (m) Segment Information

     The Company has adopted Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information," which requires companies to report selected information about operating segments, as well as enterprise-wide disclosures about products, services, geographic areas, and major customers. Operating segments are determined based on the way management organizes its business for making operating decisions and assessing performance. The Company is a development stage enterprise and has not generated any revenue. The Company has determined that it conducts its operations in one business segment.

(3) PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at April 27, 1999:

Computer equipment..........................................  $2,174,685
Furniture and fixtures......................................     129,782
                                                              ----------
                                                               2,304,467
Less: accumulated depreciation..............................     550,757
                                                              ----------
Property and equipment, net.................................  $1,753,710
                                                              ==========

(4) ACCRUED EXPENSES

     Accrued expenses consisted of the following at April 27, 1999:

Accrued legal expenses......................................  $360,000
Payroll and related benefits and taxes......................   297,563
Other accruals..............................................   308,854
                                                              --------
          Total accrued expenses............................  $966,417
                                                              ========

(5) LINE OF CREDIT

     On January 6, 1998, the Company entered into a $1,000,000 commercial equipment line of credit agreement with interest at one quarter of one (.25%) percentage point in excess of the bank's prime rate. On October 15, 1998, the Company entered into an interest rate swap with a notional amount of $600,000 (the outstanding balance on the line of credit on that date), which effectively established an interest rate collar between 7.5% and 8.75% on the interest the Company pays on the outstanding line of credit. During the period ended April 27, 1999, the Company repaid the line of credit and settled the interest rate swap agreement.

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(6) INCOME TAXES

     No income tax provision or benefit has been provided for federal income tax purposes as the Company has incurred losses since inception. The actual tax benefit for the period from January 1, 1999 to April 27, 1999 differed from the expected tax benefit (computed by applying the U.S. federal income tax rate of 34% to loss before income taxes) as a result of the following:

Computed expected tax benefit...............................  $(9,693,876)
Increase in deferred tax asset valuation allowance..........    2,500,000
Nondeductible expenses, primarily deferred compensation.....    7,547,791
Increase in federal tax credits.............................     (356,718)
Other.......................................................        2,803
                                                              -----------
                                                              $        --
                                                              ===========

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred income taxes were as follows:

Gross deferred tax assets:
  Net operating losses and tax credit carryforwards.........  $ 6,420,000
  Start-up costs............................................      382,000
  Reserves..................................................       16,000
                                                              -----------
          Total.............................................    6,818,000
Valuation allowance.........................................   (6,778,000)
                                                              -----------
          Net deferred tax asset............................       40,000
Deferred tax liability:
  Excess of tax over financial statement depreciation.......  $    40,000
                                                              -----------
                                                              $        --
                                                              ===========

     Management of the Company has evaluated the positive and negative evidence impacting the realizability of its deferred tax assets, and has determined that based on the weight of the available evidence, it is more likely than not that all of the deferred tax assets will not be realized, accordingly, the net deferred tax asset has been fully reserved. If the Company achieves profitability, the net deferred tax asset would be available to offset future income tax expense.

     At April 27, 1999, the Company had federal and state net operating loss carryforwards of approximately $14.6 million and $14.4 million, respectively, which expire in 2017 through 2019 and 2002 through 2004. The use of net operating loss carryforwards may be limited due to changes in ownership of the Company's stock.

(7) REDEEMABLE PREFERRED STOCK

     The Company has authorized 10,000,000 shares of preferred stock of which 1,843,298 remain undesignated and 5,670,000 shares are designated and issued as Series A Redeemable Convertible Preferred Stock ("Series A"), and 2,486,702 shares are designated and issued as Series B Redeemable Convertible Preferred Stock ("Series B"). During 1997, the Company issued 5,500,000 shares of Series A and recorded net proceeds of $6,985,000. During 1998, the Company issued 170,000 shares of Series A

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

and 2,486,702 shares of Series B and recorded net proceeds of $215,900 and $12,433,510, respectively. The terms of Series A and Series B are as follows:

  Conversion

     Each share of Series A and Series B is convertible into one share of common stock at the option of the stockholder, subject to antidilution and other adjustments, by dividing $1.27 for Series A and $5.00 for Series B by the conversion price (in effect at the time). The conversion price shall initially be $1.27 for Series A and $5.00 for Series B. If the Company issues additional shares without consideration or for consideration per share less than the applicable conversion price in effect on the date of such issue, such conversion price shall be reduced, concurrently with such issue, to a price calculated pursuant to the guidelines outlined in the preferred stock agreement.

     Upon the closing of an initial public offering of the Company's common stock, which results in proceeds of at least $10,000,000 and a per share price of at least $10.00, all outstanding shares of Series A and Series B shall be automatically converted into shares of common stock at the then effective conversion rate.

  Dividend, Voting and Other Rights

     Stockholders of Series A and Series B are entitled to the amount of noncumulative dividends per share as would be payable as if the Series A and Series B had been converted into common shares. The holders of Series A and Series B are entitled to vote on all matters and are entitled to the number of votes equal to the number of common shares into which the Series A and Series B are convertible as of the date of record.

  Liquidation Preferences

     In the event of liquidation, dissolution or winding up of the Company, the holders of Series A and Series B are entitled to a liquidation preference of $1.27 and $5.00 per share, respectively, subject to adjustment under certain events as defined in the preferred stock agreement, prior to any distribution to holders of common stock. If upon such liquidation the remaining assets shall be insufficient to pay the holders of Series A and Series B, the holders of Series A, Series B and any other class or series of stock ranking on liquidation on a parity with Series A and Series B shall share ratably in any distribution of the remaining assets of the Company.

  Redemption

     The Company is required to redeem Series A and Series B at a price of $1.27 and $5.00 per share, respectively, plus all accrued but unpaid dividends. The Company will be required to redeem the following respective portions of the number of shares of Series A and Series B held by such holder on the following dates:

                             PORTION OF THEN OUTSTANDING
                           SHARES OF SERIES A AND SERIES B
MANDATORY REDEMPTION DATE  PREFERRED STOCK TO BE REDEEMED
-------------------------  -------------------------------
     August 26, 2003                  33 1/3%
     August 26, 2004                    50%
     August 26, 2005            All shares then held

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(8) COMMON STOCK

     The Company has authorized 20,000,000 shares of common stock, $.001 par value. Common stock has full voting rights. Dividend and liquidation rights of common stock are subordinated to those of all series of preferred stock. Additionally, 8,156,702 shares of common stock are reserved for the conversion of preferred stock.

(9) STOCK INCENTIVE PLAN

     In 1997, the Company adopted the 1997 Stock Incentive Plan (the "Plan") for directors, officers, employees and consultants of the Company. In accordance with the Plan, the Company has reserved 4,500,000 shares of common stock for issuance of stock options, restricted stock, and other awards as determined by the Board of Directors (the "Board"). As of April 27, 1999, 836,502 shares of common stock were available for future awards.

  Stock Options

     The Plan provides for the granting of incentive stock options and nonstatutory stock options. All options granted under the Plan are subject to terms and conditions, as determined by the Board, including exercise price, vesting and expiration period. The Board shall establish the exercise price and vesting period at the time each option is granted and specify it in the applicable option agreement. Options typically are granted at fair value and vest over 4 to 5 years with partial acceleration upon certain acquisition events, as defined. The options expire ten years from the date of grant.

     The following is a summary of the Company's stock option plan as of April 27, 1999:

                                                            NUMBER OF     EXERCISE PRICE
                                                             SHARES      WEIGHTED AVERAGE
                                                            ---------    ----------------
Options outstanding at December 31, 1998..................   286,500          $0.30
Granted...................................................   440,813           1.33
Exercised.................................................   (14,750)         (0.09)
Cancelled.................................................   (11,250)         (0.02)
                                                             -------
Options outstanding at April 27, 1999.....................   701,313           0.96
                                                             =======

     The following table summarizes stock options outstanding and exercisable at April 27, 1999:

                             OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
           -------------------------------------------------------   ------------------------------
EXERCISE     NUMBER         WEIGHTED AVERAGE      WEIGHTED AVERAGE     NUMBER      WEIGHTED AVERAGE
 PRICES    OUTSTANDING   REMAINING LIFE (YEARS)    EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
--------   -----------   ----------------------   ----------------   -----------   ----------------
 $ .01        48,000              8.88                 $ .01            41,127          $ .01
   .10        33,500              9.05                   .10            32,876            .10
   .45       182,500              9.50                   .45            96,792            .45
   .50       168,813              9.70                   .50            86,123            .50
  1.00       152,500              9.83                  1.00            76,250           1.00
  3.00       116,000              9.87                  3.00            58,000           3.00
             -------                                                   -------
             701,313              9.58                   .96           391,168            .87
             =======                                                   =======

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Restricted Stock

     All restricted stock awards granted under the Plan are subject to terms and conditions, as determined by the Board including the right of the Company to repurchase any vested shares a stockholder desires to sell at fair market value. In the event that employment is terminated, the Company may elect to repurchase any unvested shares for the original purchase price.

     During the period from January 1, 1999 to April 27, 1999, the Company issued 46,500 shares of restricted common stock to various employees and consultants at a purchase price of $.50 per share. Prior to the inception of the plan, 2,000,000 shares were issued at a purchase price of $.001 per share. Pursuant to the plan, 1,863,500 were issued at $.01 per share, 558,500 at $.10 per share and 517,000 shares were issued at $.45 per share. These shares generally vest between four and five years and are subject to accelerated vesting in the event the Company is acquired. At April 27, 1999, 1,603,664 shares of restricted stock had vested.

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), requires that companies either recognize compensation expense for grants to employees of stock, stock options, and other equity instruments based on fair value, or provide pro forma disclosure of net income or loss in the notes to the financial statements. For stock-based awards granted to employees, the Company has adopted the disclosure provisions of SFAS 123 and recognizes compensation cost using the intrinsic value based method described in Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." For stock-based awards granted to non-employees, the Company recognizes compensation costs in accordance with the requirements of SFAS 123. Had compensation expense for stock-based awards issued to employees been determined based upon the fair value at the grant dates in accordance with SFAS 123 for the period from January 1, 1999 to April 27, 1999, net loss would have been $28,946,673 and net loss per share would have been $20.15.

     The fair value of stock options granted to employees at the date of grant was estimated using a Black Scholes option pricing model. The following table details the weighted-average assumptions used in the calculations of fair value for stock options for the period from January 1, 1999 to April 27, 1999:

Expected volatility.........................................       0%
Risk-free interest rate.....................................     6.5%
Dividend rate...............................................       0%
Expected life...............................................  8 years

     The weighted average grant date fair value for options granted during 1999 was $23.48.

     Deferred compensation recognized in connection with the issuance of stock options and restricted stock to nonemployees was $2,898,324 for the period ended April 27, 1999, and $4,546,811 was amortized into expense. This compensation cost was calculated using the Black-Scholes option pricing model and the following weighted average assumptions; expected volatility of 70%, risk-free interest rate of 5%, zero dividend rate and a contractual life of 10 years.

     In connection with the Merger discussed in Note 1, the Company's common and preferred stockholders and common stock option holders received consideration equal to $32.59 per share. During the period from January 1, 1999 to April 27, 1999, the Company sold 46,500 shares of restricted common stock and granted 440,813 options to purchase common stock at amounts, in some cases, lower than the estimated fair market value. Accordingly, the Company has estimated and recorded deferred compensation related to the restricted common stock and common stock options that were sold or issued at amounts less than estimated fair market value.

     During fiscal 1998 and the period from January 1, 1999 to April 27, 1999, the Company recorded $7,349,675 and $10,836,241, respectively, in deferred compensation related to restricted common stock and

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

stock options issued to employees of the Company. In addition, the Company recorded compensation expense of $541,774 for fiscal 1998 and $17,644,142 for the period from January 1, 1999 to April 27, 1999 related to the amortization of the deferred compensation balances. The amount amortized in the period from January 1, 1999 to April 27, 1999 included the recognition of all remaining unamortized deferred compensation at April 27, 1999 as a result of the merger discussed in Note 1.

(10) EMPLOYEE BENEFIT PLAN

     The Company maintains the Redstone Communications, Inc. 401(k) Plan and Trust (the "Plan") for all eligible employees which provides for matching employer contributions determined annually by the Board of Directors. There have been no matching employer contributions made to the Plan for the period ended April 27, 1999.

(11) COMMITMENTS AND CONTINGENCIES

     The Company entered into an operating lease in March 1999 for its office facility, which expires March 2004. Under the office facility lease agreement, the Company is also obligated to pay for utilities. The Company has also entered into three other leases for office equipment. Total rent expense for the period ended April 27, 1999 was $89,953.

     At April 27, 1999, the Company has commitments under these long-term leases requiring approximate annual payments as follows:

CALENDAR YEAR ENDING DECEMBER 31,
---------------------------------
1999.....................................................  $  465,233
2000.....................................................     662,732
2001.....................................................     678,827
2002.....................................................     698,873
2003.....................................................     717,213
2004.....................................................     180,414
                                                           ----------
          Total minimum rental payments..................  $3,403,292
                                                           ==========

     The Company, from time to time, is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Redstone Communications, Inc.:

     In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Redstone Communications, Inc. (a development stage enterprise) (the "Company") at December 31, 1997 and 1998, and the results of its operations and its cash flows for the period from inception (September 16, 1997) through December 31, 1997, for the year ended December 31, 1998, and cumulative from inception through December 31, 1998, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

February 8, 1999,
except for Note 11, as to which
the date is March 14, 1999
Boston, Massachusetts

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS
  FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 1997) TO DECEMBER 31, 1997, THE
                                   YEAR ENDED
DECEMBER 31, 1998, AND FOR THE CUMULATIVE PERIOD FROM INCEPTION THROUGH DECEMBER
                                    31, 1998

                                                                                    CUMULATIVE
                                                       1997           1998        FROM INCEPTION
                                                     ---------    ------------    --------------
Operating expenses:
  Research and development.........................  $ 502,776    $  8,767,230     $  9,270,006
  Sales and marketing..............................     40,657         731,164          771,821
  General and administrative.......................    132,738         764,859          897,597
                                                     ---------    ------------     ------------
          Total operating expenses.................    676,171      10,263,253       10,939,424
                                                     ---------    ------------     ------------
Loss from operations...............................   (676,171)    (10,263,253)     (10,939,424)
                                                     ---------    ------------     ------------
Interest income, net...............................     83,964         361,134          445,098
                                                     =========    ============     ============
Net loss...........................................  $(592,207)   $ (9,902,119)    $(10,494,326)
                                                     =========    ============     ============
Net loss per share -- basic and diluted............               $     (13.35)
                                                                  ============
Weighted average shares outstanding -- basic and
  diluted..........................................                    741,832
                                                                  ============

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1998

                                                                 1997          1998
                                                              ----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $6,318,337    $10,971,581
  Prepaid expenses and other current assets.................      16,149         92,333
                                                              ----------    -----------
          Total current assets..............................   6,334,486     11,063,914
Property and equipment, net.................................     223,448      1,441,670
                                                              ----------    -----------
          Total assets......................................  $6,557,934    $12,505,584
                                                              ==========    ===========
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable..........................................         300        889,462
  Accrued expenses..........................................     148,471        267,228
  Debt currently due........................................          --        200,000
                                                              ----------    -----------
          Total current liabilities.........................     148,771      1,356,690
Long-term debt..............................................          --        350,000
                                                              ----------    -----------
          Total liabilities.................................     148,771      1,706,690
                                                              ----------    -----------
Commitments and contingencies (Note 9)
Redeemable preferred stock, $.01 par value; 10,000,000
  shares authorized:
  Series A redeemable convertible preferred stock, $.01 par
     value; 5,500,000 and 5,670,000 shares designated,
     issued and outstanding at December 31, 1997 and 1998,
     respectively; liquidation value of $6,985,000 and
     $7,200,900.............................................   6,985,000      7,200,900
  Series B redeemable convertible preferred stock, $.01 par
     value; 2,486,702 shares designated, issued and
     outstanding at December 31, 1998; liquidation value of
     $12,433,510............................................          --     12,433,510
Stockholders' equity:
  Common stock, $.001 par value; 20,000,000 shares
     authorized, 3,437,500 and 4,944,000 shares issued and
     outstanding at December 31, 1997 and 1998,
     respectively...........................................       3,438          4,944
  Additional paid-in capital................................      12,932     10,110,704
  Deficit accumulated during the development stage..........    (592,207)   (10,494,326)
  Deferred compensation.....................................          --     (8,456,388)
  Common stock in treasury, at cost -- 45,000 shares in
     1998...................................................          --           (450)
                                                              ----------    -----------
          Total stockholders' equity........................    (575,837)    (8,835,516)
                                                              ----------    -----------
          Total liabilities, redeemable preferred stock and
            stockholders' equity............................  $6,557,934    $12,505,584
                                                              ==========    ===========

    The accompanying notes are an integral part of the financial statements.

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 1997) TO DECEMBER 31, 1997, FOR THE
                                   YEAR ENDED
     DECEMBER 31, 1998, AND CUMULATIVE FROM INCEPTION TO DECEMBER 31, 1998

                                                                      DEFICIT
                                                                    ACCUMULATED
                                    COMMON STOCK      ADDITIONAL       DURING                     TREASURY STOCK        TOTAL
                                 ------------------     PAID-IN     DEVELOPMENT      DEFERRED     ---------------   STOCKHOLDERS'
                                  SHARES     AMOUNT     CAPITAL        STAGE       COMPENSATION   SHARES    COST       EQUITY
                                 ---------   ------   -----------   ------------   ------------   -------   -----   -------------
Issuance of common stock.......  3,437,500   $3,438   $    12,932             --            --         --      --    $    16,370
Net loss.......................                                     $   (592,207)           --         --      --       (592,207)
                                 ---------   ------   -----------   ------------   -----------    -------   -----    -----------
Balance, December 31, 1997.....  3,437,500   3,438         12,932       (592,207)           --         --      --       (575,837)
                                 ---------   ------   -----------   ------------   -----------    -------   -----    -----------
Issuance of common stock.......  1,501,500   1,502        291,259             --   $        --         --      --        292,761
Repurchase of common stock.....         --      --             --             --            --    (45,000)  $(450)          (450)
Options exercised..............      5,000       4             45             --            --         --      --             49
Deferred compensation on
  employee grants..............         --      --      7,349,675             --    (7,349,675)        --      --             --
Amortization of deferred
  compensation on employee
  grants.......................         --      --             --             --       541,774         --      --        541,774
Deferred compensation on non-
  employee grants..............         --      --      2,456,793             --    (2,456,793)        --      --             --
Amortization of deferred
  compensation on non-employee
  grants.......................         --      --             --             --       808,306                           808,306
Net loss.......................         --      --             --     (9,902,119)           --         --      --     (9,902,119)
                                 ---------   ------   -----------   ------------   -----------    -------   -----    -----------
Balance, December 31, 1998.....  4,944,000   $4,944   $10,110,704   $(10,494,326)  $(8,456,388)   (45,000)  $(450)   $(8,835,516)
                                 =========   ======   ===========   ============   ===========    =======   =====    ===========

    The accompanying notes are an integral part of the financial statements.

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 16, 1997) TO DECEMBER 31, 1997, FOR THE
                                   YEAR ENDED
DECEMBER 31, 1998, AND FOR THE CUMULATIVE PERIOD FROM INCEPTION TO DECEMBER 31,
                                      1998

                                                                                     CUMULATIVE
                                                         1997          1998        FROM INCEPTION
                                                      ----------    -----------    --------------
Cash flows from operating activities:
  Net loss..........................................  $ (592,207)   $(9,902,119)    $(10,494,326)
  Adjustment to reconcile net loss to net cash used
     in operating activities:
     Depreciation...................................      12,116        357,766          369,882
     Amortization of deferred compensation on
       employee grants..............................          --        541,774          541,774
     Amortization of deferred compensation on non-
       employee grants..............................          --        808,306          808,306
     Changes in operating assets and liabilities:
       Prepaid expenses and other current assets....     (16,149)       (76,184)         (92,333)
       Accounts payable.............................         300        889,162          889,462
       Accrued expenses.............................     148,471        118,757          267,228
                                                      ----------    -----------     ------------
          Net cash used in operations...............    (447,469)    (7,262,538)      (7,710,007)
                                                      ----------    -----------     ------------
Cash flows from investing activities:
  Purchases of property and equipment...............    (235,564)    (1,575,988)      (1,811,552)
                                                      ----------    -----------     ------------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt..........          --        550,000          550,000
  Proceeds from issuance of preferred stock, Series
     A..............................................   6,985,000        215,900        7,200,900
  Proceeds from issuance of preferred stock, Series
     B..............................................          --     12,433,510       12,433,510
  Proceeds from issuance of common stock............      16,370        292,810          309,180
  Repurchase of common stock........................          --           (450)            (450)
                                                      ----------    -----------     ------------
          Net cash provided by financing
            activities..............................   7,001,370     13,491,770       20,493,140
                                                      ----------    -----------     ------------
Net increase in cash and cash equivalents...........   6,318,337      4,653,244       10,971,581
Cash and cash equivalents, beginning of period......          --      6,318,337               --
                                                      ----------    -----------     ------------
Cash and cash equivalents, end of period............  $6,318,337    $10,971,581     $ 10,971,581
                                                      ----------    -----------     ------------
Supplemental cash flow information:
  Interest paid.....................................          --    $     9,509     $      9,509
  Income taxes paid.................................          --    $     1,190     $      1,190

    The accompanying notes are an integral part of the financial statements.

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF THE BUSINESS AND BASIS OF PRESENTATION:

     Redstone Communications, Inc. (the "Company") was incorporated in Delaware on September 16, 1997. The Company was founded to develop a high density routing solution that concentrates hundreds of permanent access lines into the public IP network. The Company's products will allow service providers to increase revenues by offering tiered bandwidth and pricing options.

     The Company is a development stage enterprise as defined in Statement of Financial Accounting Standards No. 7, and is devoting substantially all of its efforts to conducting research and development and raising capital to fund operations. The ultimate success of the Company is dependent upon the development and marketing of its products and its ability to secure adequate financing until the Company is operating profitably.

     The Company is subject to a number of risks similar to other companies in the industry, including rapid technological change, uncertainty of market acceptance of products, competition from substitute products and larger companies, protection of proprietary technology and dependence on key individuals.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Financial and Credit Risk

     Financial investments which potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains a bank account with a major financial institution.

  Cash and Cash Equivalents

     Cash equivalents consist of commercial paper, mutual funds, discount notes and repurchase agreements with remaining maturities at acquisition of three months or less and are carried at cost plus accrued interest which approximates fair value.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, typically three years. Upon sale or retirement, the asset cost and the related accumulated depreciation would be removed from the accounts and any resulting gain or loss would be reflected in operations. Expenditures for maintenance and repair are charged to expense when incurred.

  Research and Development Costs

     Research and development costs are charged to expense as incurred.

  Income Taxes

     Deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using current statutory tax rates. A valuation reserve against deferred tax assets is recorded if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions regarding items that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Stock-Based Compensation

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of stock-based awards on the date of grant. For employee stock-based awards, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net earnings disclosures as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure of SFAS No. 123.

     The Company accounts for non-employee stock-based awards in which goods or services are the consideration received for the equity instruments issued based on the fair value of the consideration received or the grant date fair value of the equity instruments issued, whichever is more reliably measurable.

  Basic and Diluted Net Loss Per Common Share

     Basic and diluted net loss per share is presented under the provisions of SFAS No. 128, "Earnings per Share." Since the Company incurred a net loss in 1998, common stock options of 286,500 and restricted common shares of 3,698,040 outstanding at December 31, 1998 were excluded from the diluted net loss per share calculation, as their effect would be antidilutive. As a result, diluted net loss per share is the same as basic net loss per share, and has not been presented separately. No loss per share calculation is presented for 1997 because all of the 3,437,500 common shares outstanding were restricted.

     The following table sets forth the computation of basic and diluted net loss per share:

                                                                 1998
                                                              -----------
Numerator:
  Net loss..................................................  $(9,902,119)
                                                              ===========
Denominator:
  Weighted average unrestricted common shares outstanding...      741,832
                                                              ===========
Basic and diluted net loss per share........................  $    (13.35)
                                                              ===========

  Impairment of Long-Lived Assets

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Estimated fair value is generally based on either appraised value or measured by discounted estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows.

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Fair Value of Financial Instruments

     The carrying amounts of cash, cash equivalents, accounts payable and accrued expenses approximate their fair values due to the short-term nature of these instruments.

  Other Comprehensive Income

     The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This statement requires that changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements. To date, comprehensive loss and net loss are the same.

  Segment Information

     The Company has adopted Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information," which requires companies to report selected information about operating segments, as well as enterprise-wide disclosures about products, services, geographic areas, and major customers. Operating segments are determined based on the way management organizes its business for making operating decisions and assessing performance. The Company is a development stage enterprise and has not generated any revenue. The Company has determined that it conducts its operations in one business segment.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consisted of the following at December 31, 1997 and 1998:

                                                                1997         1998
                                                              --------    ----------
Computer equipment..........................................  $229,314    $1,780,677
Furniture and fixtures......................................     6,250        30,875
                                                              --------    ----------
                                                               235,564     1,811,552
Less: accumulated depreciation..............................   (12,116)     (369,882)
                                                              --------    ----------
Property and equipment, net.................................  $223,448    $1,441,670
                                                              ========    ==========

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4. INCOME TAXES:

     No income tax provision or benefit has been provided for federal income tax purposes as the Company has incurred losses since inception.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred income taxes were as follows:

                                                                1997         1998
                                                              --------    ----------
Gross deferred tax assets:
  Net operating losses......................................  $103,079    $3,036,640
  Start-up costs............................................   134,973            --
  Temporary differences.....................................        --       676,162
                                                              --------    ----------
          Total.............................................   238,052     3,712,802
  Valuation allowance.......................................  (238,052)   (3,712,802)
                                                              --------    ----------
          Net deferred tax asset............................        --            --
                                                              ========    ==========

     Management of the Company has evaluated the positive and negative evidence impacting the realizability of its deferred tax assets, and has determined that based on the weight of the available evidence, it is more likely than not that all of the deferred tax assets will not be realized, accordingly, the deferred tax assets have been fully reserved. If the Company achieves profitability, the net deferred tax asset would be available to offset future income tax expense.

     At December 31, 1998, the Company had federal and state net operating loss carryforwards of $7,540,842 and $7,539,530, respectively, which expire in the year 2018 and 2013. The use of net operating loss carryforwards may be limited due to changes in ownership of the Company's stock.

5. REDEEMABLE PREFERRED STOCK:

     The Company has authorized 10,000,000 shares of preferred stock of which 1,843,298 remain undesignated and 5,670,000 shares are designated and issued as Series A Redeemable Convertible Preferred Stock ("Series A"), and 2,486,702 shares are designated and issued as Series B Redeemable Convertible Preferred Stock ("Series B").

     The terms of Series A and Series B are as follows:

  Conversion

     Each share of Series A and Series B is convertible into one share of common stock at the option of the stockholder, subject to antidilution and other adjustments, by dividing $1.27 for Series A and $5.00 for Series B by the conversion price (in effect at the time). The conversion price shall initially be $1.27 for Series A and $5.00 for Series B. If the Company issues additional shares without consideration or for a consideration per share less than the applicable conversion price in effect on the date of such issue, such conversion price shall be reduced, concurrently with such issue, to a price calculated pursuant to the guidelines outlined in the preferred stock agreement.

     Upon the closing of an initial public offering of the Company's common stock, which results in proceeds of at least $10,000,000 and a per share price of at least $10.00, all outstanding shares of Series A and Series B shall be automatically converted into shares of common stock at the then effective conversion rate.

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Dividend, Voting and Other Rights

     Stockholders of Series A and Series B are entitled to the amount of noncumulative dividends per share as would be payable as if the Series A and Series B had been converted into common shares. The holders of Series A and Series B are entitled to vote on all matters and are entitled to the number of votes equal to the number of common shares into which the Series A and Series B are convertible as of the date of record.

  Liquidation Preferences

     In the event of liquidation, dissolution or winding up of the Company, the holders of Series A and Series B are entitled to a liquidation preference of $1.27 and $5.00 per share, respectively, subject to adjustment under certain events as defined in the preferred stock agreement, prior to any distribution to holders of common stock. If upon such liquidation the remaining assets shall be insufficient to pay the holders of Series A and Series B, the holders of Series A, Series B and any other class or series of stock ranking on liquidation on a parity with Series A and Series B shall share ratably in any distribution of the remaining assets of the Company.

  Redemption

     The Company is required to redeem Series A and Series B at a price of $1.27 and $5.00 per share, respectively, plus all accrued but unpaid dividends. The Company will be required to redeem the following respective portions of the number of shares of Series A and Series B held by such holder on the following dates:

                              PORTION OF THEN OUTSTANDING
                            SHARES OF SERIES A AND SERIES B
MANDATORY REDEMPTION DATE   PREFERRED STOCK TO BE REDEEMED
-------------------------   -------------------------------
  August 26, 2003                    33 1/3%
  August 26, 2004                      50%
  August 26, 2005             All shares then held

6. COMMON STOCK:

     The Company has authorized 20,000,000 shares of common stock, $.001 par value. Common stock has full voting rights. Dividend and liquidation rights of common stock are subordinated to those of all series of preferred stock. Additionally, 8,156,702 shares of common stock are reserved for the conversion of preferred stock.

7. STOCK INCENTIVE PLAN:

     In 1997, the Company adopted the 1997 Stock Incentive Plan (the "Plan") for directors, officers, employees and consultants of the Company. In accordance with the Plan, the Company has reserved 4,500,000 shares of common stock for issuance of stock options, restricted stock, and other awards as determined by the Board of Directors (the "Board"). As of December 31, 1998, 1,314,500 shares of common stock were available for future awards.

  Stock Options

     The Plan provides for the granting of incentive stock options and nonstatutory stock options. All options granted under the Plan are subject to terms and conditions, as determined by the Board, including exercise price, vesting and expiration period. The Board shall establish the exercise price and vesting

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

period at the time each option is granted and specify it in the applicable option agreement. Options typically vest over 4 to 5 years with partial acceleration upon acquisition. The options expire ten years from the date of grant.

     The following is a summary of the Company's stock option plan as of December 31, 1997 and 1998 and the change during the period and year ending on those dates:

                                                            NUMBER OF    WEIGHTED AVERAGE
                                                             SHARES       EXERCISE PRICE
                                                            ---------    ----------------
Options outstanding at September 16, 1997.................        --              --
  Granted.................................................    43,500          $ 0.01
  Exercised...............................................        --              --
  Canceled................................................        --              --
                                                             -------          ------
Options outstanding at December 31, 1997..................    43,500            0.01
  Granted.................................................   248,000            0.35
  Exercised...............................................    (5,000)          (0.01)
  Canceled................................................        --              --
                                                             -------          ------
Options outstanding at December 31, 1998..................   286,500          $ 0.30
                                                             =======          ======

     The following table summarizes stock options outstanding and exercisable at December 31, 1998:

                             OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
RANGE OF   -------------------------------------------------------   -------------------------------
EXERCISE     NUMBER         WEIGHTED AVERAGE      WEIGHTED AVERAGE     NUMBER      WEIGHTED AVERAGE
 PRICES    OUTSTANDING   REMAINING LIFE (YEARS)    EXERCISE PRICE    EXERCISABLE   EXERCISABLE PRICE
--------   -----------   ----------------------   ----------------   -----------   -----------------
 $0.01        69,500              1.7                  $0.01           44,688            $0.01
  0.10        34,500              2.2                   0.10           24,500             0.10
  0.45       182,500              9.5                   0.45            5,542             0.45

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), requires that companies either recognize compensation expense for grants to employees of stock, stock options, and other equity instruments based on fair value, or provide pro forma disclosure of net income or loss in the notes to the financial statements. For stock options granted to employees, the Company has adopted the disclosure provisions of SFAS 123 and recognizes compensation cost using the intrinsic value based method described in Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." For stock options granted to nonemployees, the Company recognizes compensation costs in accordance with the requirements of SFAS 123. Had compensation expense for stock options issued to employees been determined based upon the fair value at the grant dates for awards issued under that Plan in accordance with SFAS 123 for 1997 and 1998, net loss would have been $592,473 and $9,783,326, respectively, and net loss per share would have been $13.19 in 1998.

     The fair value of the incentive stock options granted to employees at the date of grant was estimated using the minimum value method. The following table details the weighted-average assumptions used in the calculations of fair value for incentive stock options:

                                                                INCENTIVE
                                                              STOCK OPTIONS
                                                              -------------
Expected volatility.........................................          0%
Risk-free interest rates....................................       6.42%
Dividend rates..............................................          0%
Expected life...............................................     8 years

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The weighted average grant date fair value for options granted during 1998 was $8.20.

     Deferred compensation cost recognized in connection with the issuance of stock options to non-employees was $2,456,793 for 1998 of which $808,306 was amortized into expense. This compensation cost was calculated using the Black-Scholes option pricing model and the following assumptions; expected volatility of 70%, risk-free interest rate of 4.66%, zero dividend rate and a contractual life of 10 years.

  Restricted Stock

     All restricted stock awards granted under the Plan are subject to terms and conditions, as determined by the Board including the right of the Company to repurchase any vested shares a stockholder desires to sell at fair market value. In the event that employment is terminated, the Company may elect to repurchase any unvested shares for the original purchase price.

     During fiscal years 1997 and 1998, the Company issued 3,437,500 and 1,501,500 shares of restricted common stock, respectively, to various employees and consultants. Prior to the inception of the Plan, 2,000,000 shares were issued at a purchase price of $.001 per share. Pursuant to the Plan, 1,863,500 shares were issued at a purchase price of $.01 per share, 558,500 shares were issued at a purchase price of $.10 per share and 517,000 shares were issued at a purchase price of $.45 per share. These shares generally vest between four and five years and are subject to accelerated vesting in the event of an acquisition. At December 31, 1998, 359,467 shares of stock had vested.

     During fiscal 1998, the Company recorded $7,349,675 in deferred compensation related to restricted common stock and stock options issued to employees of the Company at exercise prices lower than the estimated fair market value. In addition, the Company recorded compensation expense of $541,774 for fiscal 1998 related to the amortization of the deferred compensation balances.

8. EMPLOYEE BENEFIT PLAN:

     The Company maintains the Redstone Communications, Inc. 401(k) Plan and Trust (the "Plan") for all eligible employees which provides for matching employer contributions determined annually by the Board of Directors. There have been no matching employer contributions made to the Plan as of December 31, 1998.

9. COMMITMENTS AND CONTINGENCIES:

     The Company has entered into an eighteen-month operating lease for its office facility, which expires March 31, 1999. Under the office facility lease agreement, the Company is also obligated to pay for utilities. The Company intends to enter into a new lease for its current office facility. The Company has also entered into three other leases for office equipment. Total rent expense for the period ended December 31, 1997 and the year ended December 31, 1998 was approximately $38,600 and $177,992, respectively.

                         REDSTONE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     At December 31, 1998, the Company has commitments under these long-term leases requiring approximate annual payments as follows:

1999.......................................................  $56,378
2000.......................................................    6,225
2001.......................................................    2,274
2002.......................................................    2,274
2003.......................................................      568
                                                             -------
Total minimum rental payments..............................  $67,719
                                                             =======

10. LONG-TERM DEBT:

     On January 6, 1998 the Company entered into a $1,000,000 commercial equipment line of credit agreement with interest of one quarter of one (.25%) percentage point in excess of the bank's prime rate (7.75% at December 31, 1998). On October 15, 1998, the Company entered into an interest rate swap with a notional amount of $600,000, (the outstanding balance on the line of credit on that date), which effectively established an interest rate collar between 7.5% and 8.75% on the interest the Company pays on the outstanding line of credit. The fair market value of the swap at December 31, 1998 was immaterial. At December 31, 1998, $550,000 was outstanding. The outstanding balance on the line is being repaid in equal monthly installments through October 2001. Maturities of long-term debt are as follows: 1999 -- $194,118; 2000 -- $194,118; 2001-
$161,764.

11. SUBSEQUENT EVENT:

     On March 14, 1999 the Company entered into an "Agreement and Plan of Merger" with Siemens Corporation whereby all of the issued and outstanding capital stock and the number of shares of capital stock that are issuable under all options, warrants and similar rights to acquire shares of capital stock of the Company shall be converted into the right to receive an amount per share in cash.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Castle Networks, Inc.:

     We have audited the accompanying balance sheet of Castle Networks, Inc. (a development stage enterprise) as of April 20, 1999 and the related statements of operations, stockholders' deficit, and cash flows for the period from January 1, 1999 to April 20, 1999 and for the cumulative period from inception (October 16, 1997) to April 20, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Castle Networks, Inc. as of April 20, 1999, and the results of its operations and its cash flows for the period from January 1, 1999 to April 20, 1999 and for the cumulative period from inception (October 16, 1997) to April 20, 1999, in conformity with accounting principles generally accepted in the United States of America.

     The financial statements referred to above as of April 20, 1999 and for the period from January 1, 1999 to April 20, 1999 and for the cumulative period from inception (October 16, 1997) to April 20, 1999 have been restated. See Note 2(a).

/s/ KPMG LLP

Boston, Massachusetts
June 28, 2000, except with respect to the matter discussed in Note 2(a), as to which the date is October 19, 2000

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS
       FOR THE PERIOD FROM JANUARY 1, 1999 TO APRIL 20, 1999 AND FOR THE CUMULATIVE PERIOD FROM INCEPTION (OCTOBER 16, 1997) TO APRIL 20, 1999

                                                              JANUARY 1, 1999 TO      CUMULATIVE
                                                                APRIL 20, 1999      FROM INCEPTION
                                                              ------------------    --------------
                                                                  (RESTATED)          (RESTATED)
Operating expenses
  Research and development..................................     $ 10,153,740        $ 16,227,411
  Selling and marketing.....................................       10,072,285          11,859,324
  General and administrative................................        2,163,959           3,029,232
                                                                 ------------        ------------
          Total operating expenses..........................       22,389,984          31,115,967
                                                                 ------------        ------------
Other income (expense), net:
  Interest income...........................................          131,880             452,857
  Interest expense..........................................          (31,380)            (75,967)
                                                                 ------------        ------------
          Other income (expense), net.......................          100,500             376,890
                                                                 ------------        ------------
          Net loss..........................................     $(22,289,484)       $(30,739,077)
                                                                 ============        ============
Net loss per share -- basic and diluted.....................     $     (18.09)
                                                                 ============
Weighted average shares outstanding -- basic and diluted....        1,231,857
                                                                 ============

                See accompanying notes to financial statements.

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEET
                                 APRIL 20, 1999
                                   (RESTATED)

ASSETS
Current assets:
  Cash and cash equivalents.................................  $  6,219,412
  Prepaid expenses and other current assets.................       216,719
                                                              ------------
          Total current assets..............................     6,436,131
Property and equipment, net.................................     1,706,803
Other assets................................................       105,892
                                                              ------------
          Total assets......................................  $  8,248,826
                                                              ============
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS'
  DEFICIT
Current liabilities:
  Accounts payable..........................................  $    621,208
  Accrued expenses..........................................     2,141,590
  Current portion of capital lease obligation...............        13,472
                                                              ------------
          Total current liabilities.........................     2,776,270
Lease obligation, excluding current portion.................         5,945
                                                              ------------
          Total liabilities.................................     2,782,215
                                                              ------------
Preferred stock, Series A, $0.001 par value; mandatorily
  redeemable, convertible; authorized 6,925,000 shares;
  issued and outstanding 6,925,000 shares; at liquidation
  value.....................................................     6,925,000

Preferred stock, Series B, $0.001 par value; mandatorily
  redeemable, convertible; authorized 4,084,967 shares;
  issued and outstanding 4,084,967 shares; at liquidation
  value.....................................................    11,249,999

Stockholders' deficit:
  Common stock, $0.001 par value, 19,090,033 shares
     authorized; issued and outstanding 5,991,250 shares....         5,991
  Additional paid-in capital................................    18,029,748
  Deficit accumulated during the development stage..........   (30,741,052)
  Treasury stock, at cost, 105,000 shares...................        (3,075)
                                                              ------------
          Total stockholders' deficit.......................   (12,708,388)
                                                              ------------
          Total liabilities, redeemable preferred stock, and
          stockholders' deficit.............................  $  8,248,826
                                                              ============

                See accompanying notes to financial statements.

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      STATEMENTS OF STOCKHOLDERS' DEFICIT
      FOR THE PERIODS FROM INCEPTION (OCTOBER 16, 1997) TO APRIL 20, 1999

                                                                                                 DEFICIT
                                                                                               ACCUMULATED
                                                                                 ADDITIONAL     DURING THE
                                           COMMON STOCK        COMMON STOCK        PAID-IN     DEVELOPMENT    TREASURY
                                          $.01 PAR VALUE     $.001 PAR VALUE       CAPITAL        STAGE        STOCK
                                         ----------------   ------------------   -----------   ------------   --------
                                         SHARES    AMOUNT    SHARES     AMOUNT
                                         -------   ------   ---------   ------
Issuance of common stock at $.01 per
  share................................   20,000   $ 200           --   $  --    $        --   $         --   $    --
Net loss...............................       --      --           --      --             --        (63,202)       --
                                         -------   -----    ---------   ------   -----------   ------------   -------
Balance at December 31, 1997...........   20,000     200           --      --             --        (63,202)       --
Conversion of $.01 par value common to
  $.001 par value common...............  (20,000)   (200)   2,175,000   2,175             --         (1,975)       --
Issuance of common stock...............       --      --    3,419,250   3,419        221,197             --        --
Purchase of common shares..............       --      --           --      --             --             --    (3,075)
Deferred compensation on employee
  grants...............................       --      --           --      --      6,523,199             --        --
Amortization of deferred compensation
  on employee grants...................       --      --           --      --             --             --        --
Deferred compensation on non-employee
  grants...............................       --      --           --      --      1,504,945             --        --
Amortization of deferred compensation
  on non-employee grants...............       --      --           --      --             --             --        --
Net loss...............................       --      --           --      --             --     (8,386,391)       --
                                         -------   -----    ---------   ------   -----------   ------------   -------
Balance at December 31, 1998...........       --      --    5,594,250   5,594      8,249,341     (8,451,568)   (3,075)
Issuance of common stock...............       --      --      397,000     397        118,703             --        --
Deferred compensation on employee
  grants...............................       --      --           --      --      7,718,710             --        --
Amortization of deferred compensation
  on employee grants (restated)........       --      --           --      --             --             --        --
Deferred compensation on non-employee
  grants...............................       --      --           --      --      1,942,994             --        --
Amortization of deferred compensation
  on non-employee grants (restated)....       --      --           --      --             --             --        --
Net loss (restated)....................               --           --      --             --    (22,289,484)       --
                                         -------   -----    ---------   ------   -----------   ------------   -------
Balance at April 20, 1999 (restated)...       --   $  --    5,991,250   $5,991   $18,029,748   $(30,741,052)  $(3,075)
                                         =======   =====    =========   ======   ===========   ============   =======


                                                            TOTAL
                                           DEFERRED     STOCKHOLDERS'
                                         COMPENSATION      DEFICIT
                                         ------------   -------------

Issuance of common stock at $.01 per
  share................................  $         --   $        200
Net loss...............................            --        (63,202)
                                         ------------   ------------
Balance at December 31, 1997...........            --        (63,002)
Conversion of $.01 par value common to
  $.001 par value common...............            --             --
Issuance of common stock...............            --        224,616
Purchase of common shares..............            --         (3,075)
Deferred compensation on employee
  grants...............................    (6,523,199)            --
Amortization of deferred compensation
  on employee grants...................       815,060        815,060
Deferred compensation on non-employee
  grants...............................    (1,504,945)            --
Amortization of deferred compensation
  on non-employee grants...............       906,770        906,770
Net loss...............................            --     (8,386,391)
                                         ------------   ------------
Balance at December 31, 1998...........    (6,306,314)    (6,506,022)
Issuance of common stock...............            --        119,100
Deferred compensation on employee
  grants...............................    (7,718,710)            --
Amortization of deferred compensation
  on employee grants (restated)........    13,426,849     13,426,849
Deferred compensation on non-employee
  grants...............................    (1,942,994)            --
Amortization of deferred compensation
  on non-employee grants (restated)....     2,541,169      2,541,169
Net loss (restated)....................            --    (22,289,484)
                                         ------------   ------------
Balance at April 20, 1999 (restated)...            --   $(12,708,388)
                                         ============   ============

                See accompanying notes to financial statements.

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS
       FOR THE PERIOD FROM JANUARY 1, 1999 TO APRIL 20, 1999 AND FOR THE CUMULATIVE PERIOD FROM INCEPTION (OCTOBER 16, 1997) TO APRIL 20, 1999

                                                              JANUARY 1, 1999 TO      CUMULATIVE
                                                                APRIL 20, 1999      FROM INCEPTION
                                                              ------------------    --------------
                                                                  (RESTATED)          (RESTATED)
Cash flows from operating activities:
  Net loss..................................................     $(22,289,484)       $(30,739,077)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................          119,907             254,164
     Amortization of deferred compensation on employee
       grants...............................................       13,426,849          14,241,909
     Amortization of deferred compensation on non-employee
       grants...............................................        2,541,169           3,447,939
     Loss on disposal of property and equipment.............               --               8,461
     Proceeds from insurance claim..........................               --              18,109
  Changes in assets and liabilities:
     Prepaid expenses and other current assets..............          (62,672)           (216,719)
     Other assets...........................................          (92,168)           (105,892)
     Accounts payable.......................................          374,378             621,208
     Accrued expenses.......................................        1,632,280           2,141,590
                                                                 ------------        ------------
          Net cash used in operating activities.............       (4,349,741)        (10,328,308)
                                                                 ------------        ------------
Cash flows from investing activity:
  Purchases of property and equipment.......................         (512,364)         (1,939,201)
                                                                 ------------        ------------
          Net cash used in investing activity...............         (512,364)         (1,939,201)
                                                                 ------------        ------------
Cash flows from financing activities:
  Proceeds from issuance of preferred stock Series A........               --           6,550,000
  Proceeds from issuance of preferred stock Series B........               --          11,249,999
  Proceeds from issuance of common stock....................          119,100             343,916
  Purchase of treasury stock................................               --              (3,075)
  Payments on capital lease obligation......................           (5,477)            (28,919)
  Net proceeds from (repayment of) line of credit...........       (1,250,000)                 --
  Proceeds from notes payable...............................               --             375,000
                                                                 ------------        ------------
          Net cash provided by (used in) financing
            activities......................................       (1,136,377)         18,486,921
                                                                 ------------        ------------
          Net increase (decrease) in cash and cash
            equivalents.....................................       (5,998,482)          6,219,412
Cash and cash equivalents at beginning of period............       12,217,894                  --
                                                                 ------------        ------------
Cash and cash equivalents at end of period..................     $  6,219,412        $  6,219,412
                                                                 ============        ============
Supplemental disclosures of cash flow information:
  Cash paid for interest....................................     $     31,380        $     75,967
Supplemental disclosures of noncash investing and financing
  activities:
  Equipment acquired under capital leases...................               --              48,336
  Conversion of notes payable to preferred stock............               --             375,000

                See accompanying notes to financial statements.

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS
       FOR THE PERIOD FROM JANUARY 1, 1999 TO APRIL 20, 1999 AND FOR THE CUMULATIVE PERIOD FROM INCEPTION (OCTOBER 16, 1997) TO APRIL 20, 1999

(1) NATURE OF BUSINESS

     Castle Networks. Inc. (the "Company") was incorporated in The Commonwealth of Massachusetts on October 16, 1997. The Company reincorporated in the state of Delaware on February 19, 1998. The Company was organized to design, manufacture, market, and sell voice and data convergence equipment for the telecommunications market. The Company's principal market is in the United States.

     Since its inception, the Company has devoted a substantial portion of its efforts toward establishing its business, raising capital, developing hardware and software, and marketing. No revenues have been derived from operations. Accordingly, through the date of these financial statements, the Company is considered to be a development stage enterprise as defined in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises."

     The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis or to obtain additional financing as may be required. The Company has yet to generate any revenues from customers and has no assurance of future revenues. To date the Company has been funded by private equity financing.

     On March 7, 1999, the Company entered into an agreement and plan of merger (the "Merger") by and among Siemens Corporation ("Siemens"), Mediator Acquisition Corp. ("MAC"), a wholly-owned subsidiary of Siemens, and Castle Networks, Inc., whereby MAC acquired all of the outstanding capital stock of the Company for $300 million in cash (the "Consideration") and MAC merged with and into the Company, with the Company becoming a wholly-owned subsidiary of Siemens. In addition, the employees of the Company are entitled to receive an additional $15 million based on certain project milestones and employee retention criteria.

     Upon consummation of the Merger on April 20, 1999, all shares of treasury stock owned by the Company were canceled and retired and the vesting for all unvested restricted common shares and outstanding common stock options were accelerated by 50%. In addition, Siemens settled all remaining unvested stock options. The consideration received by the common stockholders, preferred stockholders and common stock option holders was equal to $17.21 per share.

     The financial statements and notes to financial statements herein have been prepared to reflect the financial position of the Company immediately prior to the effective time of the Merger and do not include any adjustments for the application of push-down accounting, except that the Company has expensed all of the remaining unamortized deferred compensation related to the restricted common shares and outstanding common stock options. See Note 9.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Restatement

     Subsequent to its acquisition by Siemens, the Company was contributed by Siemens to Unisphere Networks, Inc. ("Unisphere"), a then wholly-owned subsidiary of Siemens. Unisphere began the process of registering its common stock for sale to the public on August 4, 2000 by filing its first registration statement on Form S-1 with the U.S. Securities and Exchange Commission ("SEC"). Between August 4, 2000 and December 1, 2000, Unisphere filed three amendments to its original Form S-1. During this process, Unisphere's management discussed the accounting for certain transactions recorded by the Company in the period from January 1, 1999 to April 20, 1999 with the SEC Staff. As a result of these discussions, Unisphere has revised the Company's accounting as explained below.

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The accompanying financial statements as of April 20, 1999 and for the periods from January 1, 1999 through April 20, 1999 and the cumulative period from inception (October 16, 1997) to April 20, 1999 have been restated to reflect a change in the accounting for the unamortized deferred compensation that existed at the time the Company was acquired by Siemens. The financial statements included in Unisphere's first registration statement reflected amortization of the deferred compensation through the acquisition date. The accompanying restated financial statements reflect the recognition of all of the remaining deferred compensation since Siemens settled all of the remaining unvested stock options at the acquisition date. The effects of this change on the previously filed financial statements are as follows:

                                                                      APRIL 20, 1999
                                                              -------------------------------
                                                              PREVIOUSLY FILED     RESTATED
                                                              ----------------   ------------
Balance Sheet:
Deficit accumulated during the development stage............    $(17,281,788)    $(30,741,052)
Deferred compensation.......................................     (13,459,264)              --

                                                  JANUARY 1, 1999
                                                      THROUGH                         CUMULATIVE
                                                  APRIL 20, 1999                    FROM INCEPTION
                                          -------------------------------   -------------------------------
                                          PREVIOUSLY FILED     RESTATED     PREVIOUSLY FILED     RESTATED
                                          ----------------   ------------   ----------------   ------------
Statement of Operations:
Research and development................    $ 4,248,001      $ 10,153,740     $ 10,321,672     $ 16,227,411
Sales and marketing.....................      2,780,559        10,072,285        4,567,598       11,859,324
General and administrative..............      1,902,160         2,163,959        2,767,433        3,029,232
Net loss................................     (8,830,220)      (22,289,484)     (17,279,813)     (30,739,077)
Net loss per share -- basic and
  diluted...............................          (7.17)           (18.09)

  (b) Cash and Cash Equivalents

     The Company considers all short-term investments with original maturities of three months or less at acquisition to be cash equivalents. Cash and cash equivalents include cash held in banks and short-terns investments in money market funds. Due to the short-term nature of these assets cost approximates fair value.

  (c) Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentration of credit risk consist principally of temporary cash investments. The Company maintains temporary cash investments with major financial institutions with high credit standing.

  (d) Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on estimated useful lives of three to five years. The cost of significant additions and improvements is capitalized and depreciated while expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income.

     Equipment under capital leases is recorded at the present value of the minimum lease payments required during the lease period. Equipment under capital leases is amortized over the shorter of the estimated useful lives or the term of the lease.

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  (e) Research and Development and Software Development Costs

     Research and development costs are expensed as incurred. Software production costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software production costs incurred subsequent to the establishment of technological feasibility are capitalized until the product is available for general release to customers. As of April 20, 1999, the Company's products have not established technological feasibility and accordingly, no software development costs have been capitalized.

  (f) Income Taxes

     Deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using current statutory tax rates. A valuation reserve against deferred tax assets is recorded if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

  (g) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (h) Stock-Based Compensation

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", which permits entities to recognize as expense over the vesting period the fair value of stock-based awards on the date of grant. For employee stock-based awards, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net earnings disclosures as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure of SFAS No. 123 for employee awards.

     The Company accounts for non-employee stock-based awards in which goods or services are the consideration received for the equity instruments issued based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

  (i) Basic and Diluted Net Loss Per Common Share

     Basic and diluted net loss per share is presented under the provisions of SFAS No. 128, "Earnings per Share", and is calculated by dividing the net loss for the period by the weighted average number of unrestricted common shares outstanding during the period. As the Company incurred a net loss for the period presented, potential dilutive common stock options of 533,950 and restricted common shares of 4,402,003 were excluded from the diluted net loss per share calculation as their effect would have been antidilutive. As a result, diluted net loss per share is the same as basic net loss per share, and has not been presented separately.

  (j) Impairment of Long-Lived Assets

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Estimated fair value is generally based on either appraised value or measured by discounted estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows.

  (k) Fair Value of Financial Instruments

     The carrying amounts of cash, cash equivalents, accounts payable and accrued expenses approximate their fair values due to the short-term nature of these instruments.

  (l) Other Comprehensive Income

     The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" for the period from inception to April 20, 1999. This statement requires that changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements. To date, comprehensive loss and net loss are the same.

  (m) Segment Information

     The Company has adopted Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information," which requires companies to report selected information about operating segments, as well as enterprise-wide disclosures about products, services, geographic areas, and major customers. Operating segments are determined based on the way management organizes its business for making operating decisions and assessing performance. The Company is a development stage enterprise and has not generated any revenue. The Company has determined it conducts its operations in one business segment.

(3) PROPERTY AND EQUIPMENT

     Property and equipment at April 20, 1999 consist of the following:

Furniture and fixtures......................................  $   63,743
Office equipment............................................      18,326
Data processing equipment...................................     449,590
Test equipment..............................................   1,293,554
Leasehold improvements......................................      17,488
Equipment under capital lease...............................      48,336
Construction in progress....................................      69,930
                                                              ----------
                                                               1,960,967
Less accumulated depreciation and amortization..............     254,164
                                                              ----------
Property and equipment, net.................................  $1,706,803
                                                              ==========

     At April 20, 1999, accumulated amortization amounted to $28,858 on equipment under capital leases.

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(4) ACCRUED EXPENSES

     Accrued expenses consisted of the following at April 20, 1999:

Accrued legal and accounting fees...........................  $  536,320
Payroll and related benefits and taxes......................     226,649
Consulting fees.............................................   1,000,000
Other accruals..............................................     378,621
                                                              ----------
Total accrued expenses......................................  $2,141,590
                                                              ==========

(5) INCOME TAXES

     No income tax provision or benefit has been provided for federal income tax purposes as the Company has incurred losses since inception. The actual tax benefit for the period from January 1, 1999 to April 20, 1999 differed from the expected tax benefit (computed by applying the U.S. federal income tax rate of 34% to loss before income taxes) as a result of the following:

Computed expected tax benefit...............................  $(7,578,425)
Increase in deferred tax asset valuation allowance..........    2,322,000
Nondeductible expenses, primarily deferred compensation.....    5,430,908
Increase in federal tax credits.............................     (174,052)
Other.......................................................         (431)
                                                              -----------
                                                              $        --
                                                              ===========

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred income taxes were as follows:

Gross deferred tax assets:
  Net operating losses and tax credit carryforwards.........  $ 5,556,000
  Start-up costs............................................       15,000
  Reserves and accruals.....................................      168,000
                                                              -----------
          Total.............................................    5,739,000
Valuation allowance.........................................   (5,669,000)
                                                              -----------
          Net deferred tax asset............................       70,000
                                                              -----------
Deferred tax assets:
  Excess of tax over financial statement depreciation.......  $    66,000
  Other.....................................................        4,000
                                                              -----------
          Total.............................................       70,000
                                                              -----------
                                                                       --
                                                              ===========

     Management of the Company has evaluated the positive and negative evidence impacting the realizability of its deferred tax assets, and has determined that based on the weight of the available evidence, it is more likely than not that all of the deferred tax assets will not be realized, accordingly, the net deferred tax asset has been fully reserved. If the Company achieves profitability, the net deferred tax asset would be available to offset future income tax expense.

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     At April 20, 1999, the Company had federal and state net operating loss carryforwards of approximately $12.7 million and $12.5 million, respectively, which expire in 2017 through 2019 and 2002 through 2004. The use of net operating loss carryforwards may be limited due to changes in ownership of the Company's stock.

(6) LINE OF CREDIT

     In March 1998, the Company obtained an equipment line of credit from a bank which provides for maximum borrowings of $1,250,000 and bears interest at 0.5% over the Bank's prime rate (8.25% at December 31, 1998). The line of credit is collateralized by the Company's inventories (if any), accounts receivable (if any), and equipment. In addition, the agreement places certain financial restrictions on the Company, including limitations on the payment of dividends, the acquisition of capital assets, and the incurrence of additional indebtedness. During 1999, the Company repaid the entire $1,250,000 balance that was outstanding at December 31, 1998.

(7) COMMITMENTS AND CONTINGENCIES

     The Company leases its office space and certain office equipment under noncancelable operating leases. Total rent expense under these operating leases was approximately $59,000 for the period from January 1, 1999 to April 20, 1999.

     At April 20, 1999, the Company has various capital leases for office equipment expiring during calendar year 1999.

     Future minimum lease commitments at April 20, 1999 are as follows:

                                                              CAPITAL    OPERATING
              CALENDAR YEAR ENDING DECEMBER 31                LEASES       LEASES
              --------------------------------                -------    ----------
1999........................................................  $15,627    $  324,539
2000........................................................    6,000       711,468
2001........................................................      543       605,828
2002........................................................       --       553,008
2003........................................................       --       553,008
Thereafter..................................................       --       553,008
                                                              -------    ----------
Total minimum lease payment.................................   22,170    $3,300,859
                                                                         ==========
Less amount representing interest...........................    2,753
                                                              -------
Present value of minimum lease payments.....................   19,417
Less current portion........................................   13,472
                                                              -------
Obligations under capital lease, excluding current
  portion...................................................  $ 5,945
                                                              =======

     The Company, from time to time, is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

(8) REDEEMABLE PREFERRED STOCK

     The Company's Board of Directors has authorized 6,925,000 shares of Series A Convertible Preferred Stock ("Series A"), $.001 par value and 4,084,967 shares of Series B Convertible Preferred Stock ("Series B"), $.001 par value. In February 1998, the Company sold 6,550,000 shares of Series A at a

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

price of $1.00 per share and received proceeds of $6,550,000. In connection with the sale of Series A, the Company converted $375,000 of promissory notes and issued 375,000 shares of Series A preferred stock. In September 1998, the Company sold 4,084,967 shares of Series B at a price of $2.754 per share and received proceeds of $11,249,999.

     The terms of the Series A and Series B preferred stock are as follows:

  Conversion

     Each share of Series A and Series B may be converted into one share of common stock at any time at the option of the holder, subject to adjustment for certain events such as a stock split, stock dividend, or stock issuance. Upon the closing of an initial public offering of the Company's common stock at a price which equals or exceeds $5.00 per share and results in proceeds of a least $10,000,000, all outstanding Series A automatically convert into shares of common stock. Upon the closing of an initial public offering of the Company's common stock at a price which equals or exceeds $11.00 per share and results in proceeds of a least $20,000,000, all outstanding Series B automatically convert into shares of common stock.

  Dividend and Voting Rights

     Commencing February 25, 2002, the holders of Series A and Series B are entitled to fixed, preferential, cumulative dividends in the amount of 8% per annum of the issue price per share of $1.00 and $2.754 for Series A and Series B, respectively, When and if declared by the Company's Board of Directors, dividends on Series A and Series B are payable in cash in preference and prior to any payment of any dividend on common shares. Any dividends that are not declared by the Board of Directors shall accrue. The holders of Series A and Series B are entitled to vote on all matters and are entitled to the number of votes equal to the number of common share into which the Series A and Series B are convertible as of the date of record.

  Liquidation Preference

     In the event of any liquidation, dissolution, or winding up of the Company, the holders of Series A and Series B are entitled to receive, prior and in preference to any payment or distribution of any assets or surplus funds of the Company to holders of the common shares, an amount for each share of Series A and Series B held, equal to $1.00 and $2.754, respectively, plus in each case, any accrued and unpaid dividends on Series A and Series B that have been declared. In addition, the Series A and Series B share on a pro rata basis with common shareholders in the remaining assets of the Company up to a maximum of $4.00 per share for Series A and $5.516 per share for Series B.

  Redemption

     If the holders of 65% of Series A or Series B, at any time after February 25, 2002, so demand, the Company will be required to redeem 25% of the shares of Series A and Series B outstanding and an additional 25% of each on the three succeeding anniversaries of such demand. The redemption price of each share of Series A and Series B will be $1.00 and $2.754, respectively, plus all accrued and unpaid dividends, if any, whether or not declared.

(9) STOCK-BASED COMPENSATION

     In accordance with the Company's 1998 Stock Incentive Plan (the "Plan"), incentive stock options (ISOs) and nonqualified stock options, restricted stock, or other stock-based awards may be granted to

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

qualified individuals by the Company's Board of Directors. Options of the Plan are exercisable over periods determined by the Board of Directors. The maximum number of shares authorized for award under the Plan is 8,080,066.

  Stock Options

     ISOs are granted to employees of the Company at not less than the fair market value of the shares on the date of grant, as determined by the Company's Board of Directors. Nonqualified options may be granted to employees, officers, directors, consultants and other advisors to the Company on terms set forth by the Company's Board of Directors on an individual basis. Generally, one-fourth of the original number of shares vest on the first anniversary of the grant date and one-thirty-sixth of the original number of shares vest on each successive full-month period following the first anniversary of the grant date. The options expire ten years from the date of grant.

     In the event of a sale, liquidation, merger or acquisition of the Company, the then unexercised stock options will, as determined by the Board of Directors, be substituted for equivalent options of the succeeding company or alternatively such unexercised options will become exercisable in full. In the event of a sale, merger or acquisition under the terms of which the holders of common stock will receive a cash payment for each share held, all options shall terminate and each option holder will receive a cash payment based on a formula outlined in the Plan.

     A summary of the Company's stock option activity for the period from January 1, 1999 to April 20, 1999 is presented below:

                                                                        WEIGHTED AVERAGE
                                                             SHARES      EXERCISE PRICE
                                                             -------    ----------------
Options outstanding at December 31, 1998...................  183,000          $.22
  Granted..................................................  350,950           .43
                                                             -------
Options outstanding at April 20, 1999......................  533,950           .36
                                                             =======

     The following table summarizes stock options outstanding and exercisable at April 20, 1999:

                             OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
           -------------------------------------------------------   ------------------------------
EXERCISE     NUMBER         WEIGHTED AVERAGE      WEIGHTED AVERAGE     NUMBER      WEIGHTED AVERAGE
 PRICES    OUTSTANDING   REMAINING LIFE (YEARS)    EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
--------   -----------   ----------------------   ----------------   -----------   ----------------
  $.10        78,000              9.02                  $.10            58,583           $.10
   .30       215,500              9.62                   .30           109,110            .30
   .50       240,450              9.86                   .50           116,091            .50
             -------                                                   -------
             533,950              9.58                   .36           283,784            .34
             =======                                                   =======

  Restricted Stock

     Restricted stock may be issued to employees, officers, directors, consultants, and other advisors. The Plan states that the Company has the right to repurchase the common stock at the issuance price (which shall be at least equal to the par value per share for each share of common stock subject to such award) or other stated or formula price in the event that conditions specified by the Board of Directors in the award agreement are not satisfied prior to the end of the applicable restriction period or periods established for such award. The vesting period for employees is four years.

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes restricted stock outstanding at April 20, 1999:

PURCHASE     NUMBER      WEIGHTED AVERAGE
 PRICES    OUTSTANDING    PURCHASE PRICE
--------   -----------   ----------------
 $  --      2,175,000         $  --
  .001      1,390,000          .001
   .01      1,769,250           .01
   .30        552,000           .30
            ---------
            5,886,250          .058
            =========

     At April 20, 1999, 1,484,247 shares of stock had vested.

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), requires that companies either recognize compensation expense for grants to employees of stock, stock options, and other equity instruments based on fair value, or provide pro forma disclosure of net income or loss in the notes to the financial statements. For stock-based awards granted to employees, the Company has adopted the disclosure provisions of SFAS 123 and recognizes compensation cost using the intrinsic value based method described in Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." For stock-based awards granted to nonemployees, the Company recognizes compensation costs in accordance with the requirements of SFAS 123. Had compensation expense for stock-based awards issued to employees been determined based upon the fair value at the grant dates in accordance with SFAS 123 for the period from January 1, 1999 to April 20, 1999, net loss would have been $22,524,314 and net loss per share would have been $18.28.

     The fair value of stock options granted to employees at the date of grant was estimated using a Black-Scholes option pricing model. The following table details the weighted-average assumptions used in the calculations of fair value for stock options for the period from January 1, 1999 to April 20, 1999:

Expected volatility.........................................       0%
Risk-free interest rate.....................................     6.5%
Dividend rate...............................................       0%
Expected life...............................................  7 years

     The weighted average grant date fair value for options granted during 1999 was $12.57.

     Deferred compensation cost recognized in connection with the issuance of stock options and restricted stock to non-employees was $1,942,994 for the period from January 1, 1999 to April 20, 1999, and $2,541,169 was amortized into expense. This compensation cost was calculated using the Black-Scholes option pricing model and the following weighted average assumptions; expected volatility of 70%, risk-free interest rate of 5%, zero dividend rate and a contractual life of 10 years.

     In connection with the Merger discussed in Note 1, the Company's common and preferred stockholders and common stock option holders received consideration equal to $17.21 per share. During the period from January 1, 1999 to April 20, 1999, the Company sold 397,000 shares of restricted common stock and granted 350,950 options to purchase common stock at amounts, in some cases, lower than the estimated fair market value. Accordingly, the Company has estimated and recorded deferred compensation related to the restricted common stock and common stock options that were sold or issued at amounts less than estimated fair market value.

     During 1998 and for the period from January 1, 1999 to April 20, 1999, the company recorded $6,523,199 and $7,718,710, respectively, in deferred compensation related to restricted common stock and

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

stock options issued to employees of the Company. In addition, the Company recorded compensation expense of $815,060 in 1998 and $13,426,849 for the period from January 1, 1999 to April 20, 1999 related to the amortization of the deferred compensation balance. The amount amortized in the period from January 1, 1999 to April 20, 1999 included the recognition of all remaining unamortized deferred compensation at April 20, 1999 as a result of the Merger discussed in
Note 1.

(10) EMPLOYEE BENEFIT PLAN

     The Company sponsors a defined contribution plan covering substantially all of its employees which is designed to be qualified under section 401(k) of the Internal Revenue Code. Eligible employees are permitted to contribute to the 401(k) plan through payroll deductions within statutory and plan limits. The Company has not contributed to the plan.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Castle Networks, Inc.:

     In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Castle Networks, Inc. (a development stage enterprise) (the "Company") at December 31, 1997 and 1998, and the results of its operations and its cash flows for the period from inception (October 16, 1997) to December 31, 1997, the year ended December 31, 1998, and for the period from inception (October 16, 1997) to December 31, 1998, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

March 19, 1999
Boston, Massachusetts

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (OCTOBER 16, 1997) TO DECEMBER 31, 1997, THE YEAR
                                     ENDED
  DECEMBER 31, 1998, AND FOR THE CUMULATIVE PERIOD FROM INCEPTION (OCTOBER 16,
                           1997) TO DECEMBER 31, 1998

                                                                                     CUMULATIVE FROM
                                               FROM INCEPTION                           INCEPTION
                                             (OCTOBER 16, 1997)                     (OCTOBER 16, 1997)
                                            TO DECEMBER 31, 1997       1998        TO DECEMBER 31, 1998
                                            --------------------    -----------    --------------------
Operating expenses:
  Research and development................       $   22,450         $ 6,051,221        $ 6,073,671
  Selling and marketing...................            2,339           1,784,700          1,787,039
  General and administrative..............           38,413             826,860            865,273
                                                 ----------         -----------        -----------
          Total operating expenses........           63,202           8,662,781          8,725,983
                                                 ----------         -----------        -----------
Interest income...........................               --            (320,977)          (320,977)
Interest expense..........................               --              44,587             44,587
                                                 ----------         -----------        -----------
Net loss..................................       $  (63,202)        $(8,386,391)       $(8,449,593)
                                                 ==========         ===========        ===========
Net loss per share basic and diluted......                          $    (14.99)
                                                                    ===========
Weighted average shares outstanding, basic
  and diluted.............................                              559,450
                                                                    ===========

    The accompanying notes are an integral part of the financial statements.

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1997 AND 1998

                                                               1997         1998
                                                              -------    -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $47,302    $12,217,894
  Prepaid expenses and other current assets.................    6,348        154,047
                                                              -------    -----------
          Total current assets..............................   53,650     12,371,941
Property and equipment, net.................................      754      1,314,346
Other assets................................................    6,238         13,724
                                                              -------    -----------
          Total assets......................................  $60,642    $13,700,011
                                                              =======    ===========
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS'
  DEFICIT
Current liabilities:
  Accounts payable..........................................    5,602        246,830
  Accrued expenses..........................................   10,000        509,310
  Notes payable.............................................  108,042             --
  Current portion of line of credit.........................       --        479,200
  Current portion of capital lease obligations..............       --         21,266
                                                              -------    -----------
          Total current liabilities.........................  123,644      1,256,606
Line of credit..............................................       --        770,800
Capital lease obligations, excluding current portion........       --          3,628
Commitments and contingencies (Note F)
Preferred stock, Class A, $.001 par value; mandatorily
  redeemable, convertible; authorized 6,925,000 shares;
  issued and outstanding 0 and 6,925,000 shares at December
  31, 1997 and 1998, respectively; at liquidation value.....       --      6,925,000
Preferred stock, Class B. $.001 par value; mandatorily
  redeemable, convertible; authorized 4,084,967 shares;
  issued and outstanding 0 and 4,084,967 shares at December
  31, 1997 and 1998, respectively; at liquidation value.....       --     11,249,999
Stockholders' deficit:
  Common stock, $.01 par value, 200,000 shares authorized;
     issued and outstanding 20,000 shares at December 31,
     1997...................................................      200             --
  Common stock, $.001 par value, 19,090,033 shares
     authorized; issued 5,594,250 shares at December 31,
     1998...................................................       --          5,594
  Additional paid-in capital................................       --      8,249,341
  Deficit accumulated during the development stage..........  (63,202)    (8,451,568)
  Less treasury stock, at cost, 105,000 shares..............       --         (3,075)
  Deferred compensation.....................................       --     (6,306,314)
                                                              -------    -----------
          Total stockholders' deficit.......................  (63,002)    (6,506,022)
                                                              -------    -----------
          Total liabilities, redeemable preferred stock, and
            stockholders' deficit...........................  $60,642    $13,700,011
                                                              =======    ===========

    The accompanying notes are an integral part of the financial statements.

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM INCEPTION (OCTOBER 16, 1997) TO DECEMBER 31, 1997, THE YEAR
                                     ENDED
   DECEMBER 31, 1998, AND FOR THE PERIOD FROM INCEPTION (OCTOBER 16, 1997) TO
                               DECEMBER 31, 1998

                                                                                                DEFICIT
                                          COMMON STOCK        COMMON STOCK                    ACCUMULATED
                                         $.01 PAR VALUE      $.001 PAR VALUE     ADDITIONAL   DURING THE
                                        ----------------   -------------------    PAID-IN     DEVELOPMENT     TREASURY
                                        SHARES    AMOUNT    SHARES     AMOUNT     CAPITAL        STAGE      STOCK AMOUNT
                                        -------   ------   ---------   -------   ----------   -----------   ------------
October 16, 1997:
  Issuance of common stock at $.01 per
    share.............................   20,000   $ 200           --       --            --            --          --
October 16, 1997 through December 31,
  1997: Net loss......................       --      --           --       --            --   $   (63,202)         --
                                        -------   -----    ---------   ------    ----------   -----------     -------
Balance at December 31, 1997..........   20,000     200           --       --            --       (63,202)         --
February 19, 1998:
  Conversion of $.01 par value common
    stock to $.001 par value common
    stock.............................  (20,000)   (200)   2,175,000   $2,175            --        (1,975)         --
February 20, 1998 - December 31, 1998:
  Issuance of common stock to
    employees and non-employees.......       --      --    3,419,250    3,419    $  221,197            --          --
  Purchase of 105,000 shares of
    treasury stock, at cost...........       --      --           --       --            --            --     $(3,075)
Deferred compensation on employee
  grants..............................       --      --           --       --     6,523,199            --          --
Amortization of deferred compensation
  on employee grants..................       --      --           --       --            --            --          --
Deferred compensation on non-employee
  grants..............................       --      --           --       --     1,504,945            --          --
Amortization of deferred compensation
  on non-employee grants..............       --      --           --       --            --            --          --
Net loss..............................       --      --           --       --            --    (8,386,391)         --
                                        -------   -----    ---------   ------    ----------   -----------     -------
Balance at December 31, 1998                 --   $  --    5,594,250   $5,594    $8,249,341   $(8,451,568)    $(3,075)
                                        =======   =====    =========   ======    ==========   ===========     =======


                                                           TOTAL
                                          DEFERRED     STOCKHOLDERS'
                                        COMPENSATION      DEFICIT
                                        ------------   -------------
October 16, 1997:
  Issuance of common stock at $.01 per
    share.............................           --     $       200
October 16, 1997 through December 31,
  1997: Net loss......................           --         (63,202)
                                        -----------     -----------
Balance at December 31, 1997..........           --         (63,002)
February 19, 1998:
  Conversion of $.01 par value common
    stock to $.001 par value common
    stock.............................           --              --
February 20, 1998 - December 31, 1998:
  Issuance of common stock to
    employees and non-employees.......           --         224,616
  Purchase of 105,000 shares of
    treasury stock, at cost...........           --          (3,075)
Deferred compensation on employee
  grants..............................  $(6,523,199)             --
Amortization of deferred compensation
  on employee grants..................      815,060         815,060
Deferred compensation on non-employee
  grants..............................   (1,504,945)             --
Amortization of deferred compensation
  on non-employee grants..............      906,770         906,770
Net loss..............................           --      (8,386,391)
                                        -----------     -----------
Balance at December 31, 1998            $(6,306,314)    $(6,506,022)
                                        ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (OCTOBER 16, 1997) TO DECEMBER 31, 1997, THE YEAR
                                     ENDED
  DECEMBER 31, 1998, AND FOR THE CUMULATIVE PERIOD FROM INCEPTION (OCTOBER 16,
                           1997) TO DECEMBER 31, 1998

                                                                                FOR THE YEAR     CUMULATIVE FROM
                                                            FROM INCEPTION         ENDED            INCEPTION
                                                          (OCTOBER 16, 1997)    DECEMBER 31,    (OCTOBER 16, 1997)
                                                         TO DECEMBER 31, 1997       1998       TO DECEMBER 31, 1998
                                                         --------------------   ------------   --------------------
Cash flows from operating activities:
  Net loss.............................................        $(63,202)        $(8,386,391)       $(8,449,593)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization.....................              --             134,257            134,257
     Loss on disposal of property and equipment........              --               8,461              8,461
     Proceeds from insurance claim.....................              --              18,109             18,109
     Amortization of deferred compensation on employee
       grants..........................................              --             815,060            815,060
     Amortization of deferred compensation on
       non-employee grants.............................              --             906,770            906,770
  Changes in assets and liabilities:
     Prepaid expenses and other current assets.........          (6,348)           (147,699)          (154,047)
     Other assets......................................          (6,238)             (7,486)           (13,724)
     Accounts payable..................................           5,602             241,228            246,830
     Accrued expenses..................................          10,000             499,310            509,310
                                                               --------         -----------        -----------
          Net cash used in operating activities........         (60,186)         (5,918,381)        (5,978,567)
Cash flows from investing activities:
  Purchases of property and equipment..................            (754)         (1,426,083)        (1,426,837)
                                                               --------         -----------        -----------
          Net cash used in investing activities........            (754)         (1,426,083)        (1,426,837)
Cash flows from financing activities:
  Proceeds from issuance of common stock...............             200             224,616            224,816
  Proceeds from issuance of preferred stock Series A...              --           6,550,000          6,550,000
  Proceeds from issuance of preferred stock Series B...              --          11,249,999         11,249,999
  Proceeds from line of credit.........................              --           1,250,000          1,250,000
  Proceeds from notes payable..........................         108,042             266,958            375,000
  Purchase of treasury stock...........................              --              (3,075)            (3,075)
  Payments on capital lease............................              --             (23,442)           (23,442)
                                                               --------         -----------        -----------
          Net cash provided by financing activities....         108,242          19,515,056         19,623,298
                                                               --------         -----------        -----------
Net increase in cash and cash equivalents..............          47,302          12,170,592         12,217,894
Cash and cash equivalents, beginning of period.........              --              47,302                 --
                                                               --------         -----------        -----------
Cash and cash equivalents, end of period...............        $ 47,302         $12,217,894        $12,217,894
                                                               ========         ===========        ===========
Supplemental disclosures of cash flow information:
  Cash paid during the period for interest.............              --         $    44,587        $    44,587
Supplemental disclosures of noncash investing and
  financing activities:
  Equipment acquired under capital leases..............              --              48,336             48,336
  Conversion of notes payable to preferred stock.......        $108,042         $   266,958        $   375,000

    The accompanying notes are an integral part of the financial statements.

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

A. NATURE OF BUSINESS:

     Castle Networks, Inc. (the "Company") began operations on October 16, 1997 and was incorporated in The Commonwealth of Massachusetts in November, 1997. The Company reincorporated in the state of Delaware on February 19, 1998. The Company was organized to design, manufacture, market, and sell voice and data convergence equipment for the telecommunications market. The Company's principal market is in the United States.

     Since its inception, the Company has devoted a substantial portion of its efforts toward establishing its business, raising capital, developing hardware and software, and marketing. No revenues have been derived from operations. Accordingly, through the date of these financial statements, the Company is considered to be a development stage enterprise as defined in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises."

     The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis or to obtain additional financing as may be required. The Company has yet to generate any revenues from customers and has no assurance of future revenues. To date the Company has been funded by private equity financings. On March 7, 1999, the Company signed a definitive plan of merger agreement to be acquired by Siemens Corporation ("Siemens") for an estimated aggregate purchase price of $300,000,000 based on the value of the shares to be exchanged on the date of closing. Therefore, the Company expects to operate as a subsidiary of Siemens and receive future funding from Siemens as its parent.

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     The Company considers all short-term investments with original maturities of three months or less at acquisition to be cash equivalents. Cash and cash equivalents include cash held in banks and short-term investments in money market funds. Due to the short-term nature of these assets cost approximates fair value.

  Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentration of credit risk consist principally of temporary cash investments. The Company maintains temporary cash investments with major financial institutions with high credit standing.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on estimated useful lives of three to five years.

     The cost of significant additions and improvements is capitalized and depreciated while expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income.

     Equipment under capital leases is recorded at the present value of the minimum lease payments required during the lease period. Equipment under capital leases is amortized over the shorter of the estimated useful lives or the term of the lease.

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Research and Development and Software Development Costs

     Research and development costs are expensed as incurred. Software production costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software production costs incurred subsequent to the establishment of technological feasibility are capitalized until the product is available for general release to customers. As of December 31, 1998, the Company's products have not established technological feasibility and accordingly, no software development costs have been capitalized.

  Income Taxes

     Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax basis carrying amounts of assets and liabilities measured using current statutory rates in effect for the year in which the differences are expected to reverse. At December 31, 1998, the Company had a net deferred tax asset of $2,794,000 consisting principally of net operating loss carryforwards for federal income tax purposes of approximately $2,638,000. The carryforwards begin to expire in 2013. The Company's net deferred tax asset at December 31, 1998 has been offset in full by a valuation allowance as the realization of related tax benefits is uncertain. The net operating loss carryforwards could be limited in future years if there is a significant change in Company ownership.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Stock-based Compensation

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of stock-based awards on the date of grant. For employee stock-based awards, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net earnings disclosures as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure of SFAS No. 123 for employee awards.

     The Company accounts for non-employee stock-based awards in which goods or services are the consideration received for the equity instruments issued based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

  Basic and Diluted Net Loss Per Common Share

     Basic and diluted net loss per share is presented under the provisions of SFAS No. 128, "Earnings per Share." As the Company incurred a net loss in 1998, potential dilutive common stock options of 183,000 and restricted common shares of 4,544,004 were excluded from the diluted net loss per share calculation at December 31, 1998 as their effect would have been antidilutive. As a result, diluted net loss per share is the same as basic net loss per share, and has not been presented separately. No loss per share calculation is presented for 1997 because all of the common shares outstanding were restricted.

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The following table sets forth the computation of basic and diluted net loss per share:

                                                                 1998
                                                              -----------
Numerator:
  Net loss..................................................  $(8,386,391)
                                                              ===========
Denominator
  Weighted average unrestricted common shares outstanding...      559,450
                                                              ===========
Basic and diluted net loss per share........................  $    (14.99)
                                                              ===========

  Impairment of Long-Lived Assets

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Estimated fair value is generally based on either appraised value or measured by discounted estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows.

  Fair Value of Financial Instruments

     The carrying amounts of cash, cash equivalents, accounts payable and accrued expenses approximate their fair values due to the short-term nature of these instruments.

  Other Comprehensive Income

     The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" for the period from inception to December 31, 1998. This statement requires that changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements. To date, comprehensive loss and net loss are the same.

  Segment Information

     The Company has adopted Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information," which requires companies to report selected information about operating segments, as well as enterprise-wide disclosures about products, services, geographic areas, and major customers. Operating segments are determined based on the way management organizes its business for making operating decisions and assessing performance. The Company is a development stage enterprise and has not generated any revenue. The Company has determined it conducts its operations in one business segment.

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

C. PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 1997 and 1998 consist of the following:

                                                              1997       1998
                                                              ----    ----------
Furniture and fixtures......................................  $154    $   51,047
Office equipment............................................   600        16,966
Data processing equipment...................................    --       347,773
Test equipment..............................................    --       966,993
Leasehold improvements......................................    --        17,488
Equipment under capital lease...............................    --        48,336
                                                              ----    ----------
                                                               754     1,448,603
                                                              ----    ----------
Less accumulated depreciation and amortization..............    --      (134,257)
                                                              ----    ----------
Property and equipment, net.................................  $754    $1,314,346
                                                              ====    ==========

     At December 31, 1997 and 1998, accumulated amortization amounted to $0 and $12,746, respectively, on equipment under capital leases. Depreciation and amortization expense for the years ended December 31, 1997 and 1998 was $0 and $134,257, respectively.

D. RELATED PARTY:

     In 1998, the Company purchased $109,260 of computer equipment and furniture and fixtures from a related party.

E. LINE OF CREDIT:

     In March 1998, the Company obtained an equipment line of credit from a bank which provides for maximum borrowings of $1,250,000 and bears interest at 0.5% over the Bank's prime rate (8.25% at December 31, 1998). During 1998, the Company borrowed $1,250,000 under this line. Beginning January 1, 1999, the outstanding principal balance will be repaid monthly in 36 equal installments for hardware purchases and 24 equal installments for software purchases. The line of credit is collateralized by the Company's inventories (if any), accounts receivable (if any), and equipment. In addition, the agreement places certain financial restrictions on the Company, including limitations on the payment of dividends, the acquisition of capital assets, and the incurrence of additional indebtedness. Beginning on March 31, 1999, the Company will be required to maintain a minimum tangible capital base (defined as stockholder's equity plus subordinated debt less intangible assets) not less than the greater of (i) $500,000 or (ii) 75% of outstanding borrowings on the facility.

F. COMMITMENTS:

     The Company leases its office space and certain office equipment under noncancelable operating leases. Total rent expense under these operating leases was approximately $12,162 and $137,626 for the years ended December 31, 1997 and 1998, respectively.

     At December 31, 1998 the Company has two 36 month capital equipment leases expiring on November 30, 2000 and December 31, 2000, respectively, and a 24 month capital equipment lease ending on November 30, 1999.

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease commitments at December 31, 1998 are as follows:

                                                              OPERATING    CAPITAL
YEAR ENDING DECEMBER 31,                                       LEASES      LEASES
------------------------                                      ---------    -------
1999........................................................  $192,973     $21,266
2000........................................................   192,973       3,628
2001........................................................    63,443          --
2002........................................................        --          --
2003........................................................        --          --
     Thereafter.............................................        --          --
                                                              --------     -------
                                                              $449,389      24,894
                                                              ========
Less: long-term portion.....................................                (3,628)
                                                                           -------
                                                                           $21,266
                                                                           =======

     The Company has entered into an operating lease for new office space which commences on April 10, 1999 and terminates on December 31, 2004. Annual rent expenses under this operating lease, not included above, will be $218,899 for the year ended December 31, 1999 and $553,008 per year for each year ended December 31, 2000 to 2004.

G. REDEEMABLE PREFERRED STOCK:

     The Company's Board of Directors has authorized 6,925,000 shares of Series A Convertible Preferred Stock ("Series A"), $.001 par value and 4,084,967 shares of Series B Convertible Preferred Stock ("Series B"), $.001 par value. In February 1998, the Company sold 6,550,000 shares of Series A at a price of $1 per share and received proceeds of $6,550,000. In connection with the sale of Series A, the Company converted $375,000 of promissory notes and issued 375,000 shares of Series A preferred stock. In September 1998, the Company sold 4,084,967 shares of Series B at price of $2.754 per share and received proceeds of $11,249,999.

     The terms of the Series A and Series B preferred stock are as follows:

  Conversion

     Each share of Series A and Series B may be converted into one share of common stock at any time at the option of the holder, subject to adjustment for certain events such as a stock split, stock dividend, or stock issuance. Upon the closing of an initial public offering of the Company's common stock at a price which equals or exceeds $5 per share and results in proceeds of a least $10,000,000, all outstanding Series A automatically convert into shares of common stock. Upon the closing of an initial public offering of the Company's common stock at a price which equals or exceeds $11 per share and results in proceeds of a least $20,000,000, all outstanding Series B automatically convert into shares of common stock.

  Dividend and Voting Rights

     Commencing February 25, 2002, the holders of Series A and Series B are entitled to fixed, preferential, cumulative dividends in the amount of 8% per annum of the issue price per share of $1 and $2.754 for Series A and Series B, respectively. When and if declared by the Company's Board of Directors, dividends on Series A and Series B are payable in cash in preference and prior to any payment of any dividend on common shares. Any dividends that are not declared by the Board of Directors shall accrue. The holders of Series A and Series B are entitled to vote on all matters and are entitled to the

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

number of votes equal to the number of common shares into which the Series A and Series B are convertible as of the date of record.

  Liquidation Preference

     In the event of any liquidation, dissolution, or winding up of the Company, the holders of Series A and Series B are entitled to receive, prior and in preference to any payment or distribution of any assets or surplus funds of the Company to holders of the common shares, an amount for each share of Series A and Series B held, equal to $1 and $2.754, respectively, plus in each case, any accrued and unpaid dividends on Series A and Series B that have been declared. In addition, the Series A and Series B share on a pro rata basis with common shareholders in the remaining assets of the Company up to a maximum of $4 per share for Series A and $5.516 per share for Series B.

  Redemption

     If the holders of 65% of Series A or Series B, at any time after February 25, 2002, so demand, the Company will be required to redeem 25% of the shares of Series A and Series B outstanding and an additional 25% of each on the three succeeding anniversaries of such demand. The redemption price of each share of Series A and Series B will be $1 and $2.754, respectively, plus all accrued and unpaid dividends, if any, whether or not declared.

H. STOCK-BASED COMPENSATION:

     In accordance with the Company's 1998 Stock Incentive Plan (the "Plan"), incentive stock options (ISOs) and nonqualified stock options, restricted stock, or other stock based awards may be granted to qualified individuals by the Company's Board of Directors. Options of the Plan are exercisable over periods determined by the Board of Directors. The maximum number of shares authorized for award under the Plan is 8,080,066.

  Stock Options

     ISOs are granted to employees of the Company at not less than the fair market value of the shares on the date of grant, as determined by the Company's Board of Directors. Nonqualified options may be granted to employees, officers, directors, consultants and other advisors to the Company on terms set forth by the Company's Board of Directors on an individual basis. Generally, one-fourth of the original number of shares vest on the first anniversary of the grant date and one-thirty-sixth of the original number of shares vest on each successive full-month period following the first anniversary of the grant date. The options expire ten years from the date of grant.

     In the event of a sale, liquidation, merger or acquisition of the Company, the then unexercised stock options will, as determined by the Board of Directors, be substituted for equivalent options of the succeeding company or alternatively such unexercised options will become exercisable in full. In the event of a sale, merger or acquisition under the terms of which the holders of common stock will receive a cash payment for each share held, all options shall terminate and each option holder will receive a cash payment based on a formula outlined in the Plan.

  Restricted Stock

     Restricted stock may be issued to employees, officers, directors, consultants, and other advisors. The Plan states that the Company has the right to repurchase the common stock at the issuance price (which shall be at least equal to the par value per share for each share of common stock subject to such award)

                             CASTLE NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

or other stated or formula price in the event that conditions specified by the Board of Directors in the award agreement are not satisfied prior to the end of the applicable restriction period or periods established for such award. The vesting period for employees is four years. The number of restricted stock shares outstanding at December 31, 1997 and 1998 was 0 and 5,489,250, respectively.

     A summary of the Company's stock option activity for 1998 is presented below:

                                                                           WEIGHTED-
                                                                            AVERAGE
                                                              SHARES     EXERCISE PRICE
                                                              -------    --------------
Options outstanding at January 1, 1998:
  Granted...................................................  195,000        $0.23
  Exercised.................................................       --           --
  Cancelled.................................................   12,000         0.30
                                                              -------        -----
Options outstanding at December 31, 1998....................  183,000        $0.22
                                                              =======        =====

     At December 31, 1998, no options were exercisable. The weighted-average grant-date fair value of options granted during 1998 was $6.84. The weighted average remaining contractual life for options outstanding at December 31, 1998 is nine years. No options were granted prior to 1998.

     The Company accounts for its stock-based compensation plans in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting or Stock Issued to Employees." Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), the Company's net loss for the year ended December 31, 1998 would have been $8,253,068 and net loss per share would have been $14.75.

     The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts and additional awards in future years are anticipated.

     The fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: an expected life of 7 years, no dividends, no volatility, and a risk-free rate of 4.95% for the year ended December 31, 1998.

     During 1998, the Company recorded $6,523,199 in deferred compensation related to restricted common stock and stock options issued to employees of the Company at exercise prices lower than the estimated fair market value. In addition, the Company recorded $815,060 in compensation expense related to the amortization of the deferred compensation balance.

     Deferred compensation cost recognized in connection with the issuance of stock options and restricted stock to non-employees was $1,504,945 for the year ended December 31, 1998, of which $906,770 was amortized into expense. This compensation cost was calculated using the Black-Scholes option pricing model and the following weighted average assumptions; expected volatility of 70%, risk-free interest rate of 5.5%, zero dividend rate and a contractual life of 10 years.

I. EMPLOYEE BENEFIT PLAN:

     The Company sponsors a defined contribution plan covering substantially all of its employees which is designed to be qualified under section 401(k) of the Internal Revenue Code. Eligible employees are permitted to contribute to the 401(k) plan through payroll deductions within statutory and plan limits. The Company has not contributed to the plan.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Argon Networks, Inc.:

     We have audited the accompanying balance sheets of Argon Networks, Inc. (a Delaware corporation in the development stage) as of March 31, 1998 and March 12, 1999 and the related statements of operations, redeemable convertible preferred stock and stockholders' deficit, and cash flows for the year ended March 31, 1998, the period from April 1, 1998 to March 12, 1999 and the period from inception (March 13, 1997) to March 12, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Argon Networks, Inc. as of March 31, 1998 and March 12, 1999 and the results of its operations and its cash flows for the year ended March 31, 1998, the period from April 1, 1998 to March 12, 1999 and for the period from inception (March 13, 1997) to March 12, 1999 in conformity with accounting principles generally accepted in the United States.

/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 30, 1999

                              ARGON NETWORKS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS

                                                                  PERIOD FROM     CUMULATIVE PERIOD
                                                  YEAR ENDED     APRIL 1, 1998     FROM INCEPTION
                                                   MARCH 31,     TO MARCH 12,     (MARCH 13, 1997)
                                                     1998            1999         TO MARCH 12, 1999
                                                  -----------    -------------    -----------------
Operating Expenses:
  Research and development......................  $ 3,821,567    $ 17,350,574       $ 21,172,141
  Selling, general and administrative...........    1,044,678       5,027,246          6,071,924
                                                  -----------    ------------       ------------
          Total operating expenses..............    4,866,245      22,377,820         27,244,065
Interest Income.................................      330,710       1,280,236          1,610,946
Interest Expense................................      (27,019)       (114,767)          (141,786)
                                                  -----------    ------------       ------------
     Net loss...................................  $(4,562,554)   $(21,212,351)      $(25,774,905)
                                                  ===========    ============       ============
Basic and Diluted Net Loss per Share............  $   (105.97)   $     (16.97)
                                                  ===========    ============
Basic and Diluted Weighted Average Shares
  Outstanding...................................       43,056       1,249,794
                                                  ===========    ============

   The accompanying notes are an integral part of these financial statements.

                              ARGON NETWORKS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS
                       MARCH 31, 1998 AND MARCH 12, 1999

                                                                 1998            1999
                                                              -----------    ------------
ASSETS
Current Assets:
  Cash and cash equivalents.................................  $20,484,105    $  6,811,905
  Short-term investments....................................    9,874,350      10,064,191
  Prepaid expenses and other current assets.................           --          32,460
                                                              -----------    ------------
          Total current assets..............................   30,358,455      16,908,556
                                                              -----------    ------------
Property and Equipment, at cost:
  Software and computer equipment...........................      956,421       2,501,142
  Research and development test equipment...................           --         684,731
  Furniture and fixtures....................................       70,422         122,623
  Leasehold improvements....................................           --          29,183
                                                              -----------    ------------
                                                                1,026,843       3,337,679
  Less -- Accumulated depreciation..........................      213,577         974,614
                                                              -----------    ------------
                                                                  813,266       2,363,065
                                                              -----------    ------------
Other Assets................................................       38,000          38,375
                                                              -----------    ------------
                                                              $31,209,721    $ 19,309,996
                                                              ===========    ============
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current Liabilities:
  Current portion of long-term debt (Note 4)................  $   186,825    $    622,619
  Accounts payable..........................................      215,410         958,592
  Accrued expenses..........................................      364,470       1,792,961
                                                              -----------    ------------
          Total current liabilities.........................      766,705       3,374,172
                                                              -----------    ------------
Long-term Debt, less current portion (Note 4)...............      745,476       1,444,330
                                                              -----------    ------------
Commitments (Note 5)
Series A Redeemable Convertible Preferred Stock, $0.01 par
  value -- Authorized, issued and outstanding -- 5,704,063
  shares, at redemption value...............................    7,779,778       7,779,778
                                                              -----------    ------------
Series B Redeemable Convertible Preferred Stock, $0.01 par
  value -- Authorized, issued and outstanding -- 7,154,469
  shares at March 31, 1998 and March 12, 1999, at redemption
  value.....................................................   26,399,991      26,399,991
                                                              -----------    ------------
Stockholders' Deficit:
  Common stock, $0.01 par value --
     Authorized -- 20,000,000 shares
     Issued -- 3,545,000 and 3,955,625 shares, at March 31,
       1998 and March 12, 1999, respectively
     Outstanding -- 3,545,000 and 3,688,125 shares at March
       31, 1998 and March 12, 1999, respectively............       35,450          39,556
  Additional paid-in capital................................       96,000       6,136,425
  Deficit accumulated during the development stage..........   (4,613,679)    (25,826,030)
  Treasury stock, at cost -- No shares at March 31, 1998 and
     267,500 shares at March 12, 1999.......................           --         (38,226)
                                                              -----------    ------------
          Total stockholders' deficit.......................   (4,482,229)    (19,688,275)
                                                              -----------    ------------
                                                              $31,209,721    $ 19,309,996
                                                              ===========    ============

   The accompanying notes are an integral part of these financial statements.

                              ARGON NETWORKS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

            STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
                             STOCKHOLDERS' DEFICIT
        FOR THE PERIOD FROM INCEPTION (MARCH 13, 1997) TO MARCH 12, 1999

                                     REDEEMABLE CONVERTIBLE                                                          DEFICIT
                                        PREFERRED STOCK            COMMON STOCK                                    ACCUMULATED
                                    ------------------------   ---------------------   ADDITIONAL                   DURING THE
                                    NUMBER OF    REDEMPTION    NUMBER OF     $.01       PAID-IN       DEFERRED     DEVELOPMENT
                                      SHARES        VALUE       SHARES     PAR VALUE    CAPITAL     COMPENSATION      STAGE
                                    ----------   -----------   ---------   ---------   ----------   ------------   ------------
Inception (March 13, 1997)........          --   $        --   2,000,000    $20,000    $       --   $        --    $         --
 Sale of restricted common
   stock..........................          --            --   1,545,000     15,450        96,000            --              --
 Sale of Series A redeemable
   convertible preferred stock,
   net of issuance costs of
   $24,011........................   5,704,063     7,779,778          --         --            --            --         (24,011)
 Sale of Series B redeemable
   convertible preferred stock,
   net of issuance costs of
   $27,114........................   7,154,469    26,399,991          --         --            --            --         (27,114)
 Net loss.........................          --            --          --         --            --            --      (4,562,554)
                                    ----------   -----------   ---------    -------    ----------   -----------    ------------
Balance, March 31, 1998...........  12,858,532    34,179,769   3,545,000     35,450        96,000            --      (4,613,679)
 Sale of restricted common stock
   and exercise of common stock
   options........................          --            --     410,625      4,106       118,875            --              --
 Repurchase of restricted common
   stock..........................          --            --          --         --            --            --              --
 Deferred compensation related to
   the issuance of restricted
   common stock and stock options
   to employees...................          --            --          --         --     5,267,250    (5,267,250)             --
 Amortization of deferred
   compensation related to the
   issuance of restricted common
   stock and stock options to
   employees......................          --            --          --         --            --     5,267,250              --
 Compensation expense related to
   the issuance of restricted
   common stock and stock options
   to nonemployees................          --            --          --         --       654,300            --              --
 Net loss.........................          --            --          --         --            --                   (21,212,351)
                                    ----------   -----------   ---------    -------    ----------   -----------    ------------
Balance, March 12, 1999...........  12,858,532   $34,179,769   3,955,625    $39,556    $6,136,425   $        --    $(25,826,030)
                                    ==========   ===========   =========    =======    ==========   ===========    ============


                                       TREASURY STOCK
                                    ---------------------       TOTAL
                                    NUMBER OF               STOCKHOLDERS'
                                      SHARES       COST        DEFICIT
                                    ----------   --------   -------------
Inception (March 13, 1997)........          --   $     --   $     20,000
 Sale of restricted common
   stock..........................          --         --        111,450
 Sale of Series A redeemable
   convertible preferred stock,
   net of issuance costs of
   $24,011........................          --         --        (24,011)
 Sale of Series B redeemable
   convertible preferred stock,
   net of issuance costs of
   $27,114........................          --         --        (27,114)
 Net loss.........................          --         --     (4,562,554)
                                    ----------   --------   ------------
Balance, March 31, 1998...........          --         --     (4,482,229)
 Sale of restricted common stock
   and exercise of common stock
   options........................          --         --        122,981
 Repurchase of restricted common
   stock..........................     267,500    (38,226)       (38,226)
 Deferred compensation related to
   the issuance of restricted
   common stock and stock options
   to employees...................          --         --             --
 Amortization of deferred
   compensation related to the
   issuance of restricted common
   stock and stock options to
   employees......................          --         --      5,267,250
 Compensation expense related to
   the issuance of restricted
   common stock and stock options
   to nonemployees................          --         --        654,300
 Net loss.........................          --         --    (21,212,351)
                                    ----------   --------   ------------
Balance, March 12, 1999...........     267,500   $(38,226)  $(19,688,275)
                                    ==========   ========   ============

   The accompanying notes are an integral part of these financial statements.

                              ARGON NETWORKS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                                          CUMULATIVE
                                                                                          PERIOD FROM
                                                                     PERIOD FROM           INCEPTION
                                                   YEAR ENDED      APRIL 1, 1998 TO    (MARCH 13, 1997)
                                                 MARCH 31, 1998     MARCH 12, 1999     TO MARCH 12, 1999
                                                 --------------    ----------------    -----------------
Cash Flows from Operating Activities:
  Net loss.....................................   $(4,562,554)       $(21,212,351)       $(25,774,905)
  Adjustments to reconcile net loss to net cash
     used in operating activities --
     Compensation expense related to the
       issuance of restricted common stock and
       stock options to employees and
       nonemployees............................            --           5,921,550           5,921,550
     Depreciation and amortization.............       213,577             761,037             974,614
     Changes in assets and liabilities --
       Prepaid expenses and other current
          assets...............................            --             (32,460)            (32,460)
       Increase in other assets................       (38,000)               (375)            (38,375)
       Accounts payable........................       214,410             743,182             958,592
       Accrued expenses........................       364,470           1,428,491           1,792,961
                                                  -----------        ------------        ------------
          Net cash used in operating
            activities.........................    (3,808,097)        (12,390,926)        (16,198,023)
                                                  -----------        ------------        ------------
Cash Flows from Investing Activities:
  Sale of short-term investments...............     2,200,000          26,997,000          29,197,000
  Purchase of short-term investments...........   (12,074,350)        (27,186,841)        (39,261,191)
  Purchase of property and equipment, net......    (1,026,843)         (2,159,261)         (3,186,104)
                                                  -----------        ------------        ------------
          Net cash used in investing
            activities.........................   (10,901,193)         (2,349,102)        (13,250,295)
                                                  -----------        ------------        ------------
Cash Flows from Financing Activities:
  Net proceeds from sale of Series A redeemable
     convertible preferred stock...............     7,755,767                  --           7,755,767
  Net proceeds from sale of Series B redeemable
     convertible preferred stock...............    26,372,877                  --          26,372,877
  Proceeds from sale of restricted common stock
     and exercise of common stock options......       111,450             122,981             254,431
  Repurchase of restricted common stock........            --             (38,226)            (38,226)
  Proceeds from officer (stockholder)
     promissory note payable...................       100,000                  --             100,000
  Payments on officer (stockholder) promissory
     note payable..............................      (100,000)                 --            (100,000)
  Payments under equipment line of credit and
     note payable..............................        (7,083)           (383,509)           (390,592)
  Borrowings under equipment line of credit and
     note payable..............................       939,384           1,366,582           2,305,966
                                                  -----------        ------------        ------------
          Net cash provided by financing
            activities.........................    35,172,395           1,067,828          36,260,223
                                                  -----------        ------------        ------------
Net (Decrease) Increase in Cash and Cash
  Equivalents..................................    20,463,105         (13,672,200)          6,811,905
                                                  -----------        ------------        ------------
Cash and Cash Equivalents, beginning of
  period.......................................        21,000          20,484,105                  --
                                                  -----------        ------------        ------------
Cash and Cash Equivalents, end of period.......   $20,484,105        $  6,811,905        $  6,811,905
                                                  ===========        ============        ============
Supplemental Disclosure of Cash Flow
  Information:
  Cash paid for --
  Interest.....................................   $    27,019        $    114,767        $    141,786
                                                  ===========        ============        ============
Supplemental Disclosure of Noncash Financing
  Activities:
  Equipment acquired under capital lease.......   $        --        $    151,575        $    151,575
                                                  ===========        ============        ============

   The accompanying notes are an integral part of these financial statements.

                              ARGON NETWORKS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 12, 1999

(1) OPERATIONS, MERGER AND RESTATEMENT

       (a) Operations

     Argon Networks, Inc. (the Company) was incorporated as a Delaware corporation on March 13, 1997 and is engaged in the development of data communications hardware and software. The Company commenced operations in April 1997.

     The Company is in the development stage and is devoting substantially all of its efforts toward product research and development. The Company is subject to a number of risks similar to those of other development stage companies, including dependence on key individuals, competition from established companies, the development of commercially viable products and the continued financial support of Siemens, necessary to fund product development.

       (b) Merger

     On February 4, 1999, the Company entered into an agreement and plan of merger (the Merger) by and among Siemens Corporation (Siemens), Arthur Acquisition Corp. (AAC), a wholly owned subsidiary of Siemens, and Argon Networks, Inc. whereby Siemens and AAC acquired all of the outstanding capital stock of the Company for $200 million in cash (the Consideration) and AAC merged with and into the Company, with the Company becoming a wholly owned subsidiary of Siemens. In addition, the employees of the Company are entitled to receive an additional $32.1 million based on certain project milestones and employee retention criteria, as defined.

     Upon consummation of the Merger on March 12, 1999, all shares of treasury stock owned by the Company were canceled and retired. All nondissenting shares of common stock converted into the right to receive 21.52% of the Consideration divided by the number of common shares outstanding immediately prior to the effective date of the transaction. All nondissenting shares of preferred stock converted into the right to receive 71.45% of the Consideration divided by the number of preferred shares outstanding immediately prior to the effective date of the transaction. Additionally, the vesting of all outstanding common stock options accelerated and were canceled and converted into the right to receive 7.03% of the Consideration divided by the number of common shares issuable pursuant to the outstanding stock options immediately prior to the effective date of the transaction. The consideration received by the common stockholders, preferred stockholders and common stock optionholders was equal to $11.44, $11.11 and $11.46 per share, respectively.

     At the effective time of the Merger, Siemens distributed $180 million in cash and entered into an escrow agreement, whereby $20 million was deposited into an escrow account. The escrow account will be released 18 months after the effective date of the transaction.

     The financial statements and notes to financial statements herein have been prepared to reflect the financial position of the Company immediately prior to the effective time of the Merger and do not include any adjustments for the application of push-down accounting. The financial statements reflect the amortization of deferred compensation, resulting from the acceleration of vesting that occurred at the time of the merger, related to shares of restricted common stock and stock options issued to employees. (See Note 8(b)).

                              ARGON NETWORKS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(2) SIGNIFICANT ACCOUNTING POLICIES

  (a) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (b) Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of 90 days or less to be cash equivalents.

  (c) Short-Term Investments

     The Company accounts for investments under Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. As of March 12, 1999, all of the Company's investments are classified and accounted for as held-to-maturity and reported at amortized cost. As of March 31, 1998 and March 12, 1999, the amortized cost of the Company's short-term investments, which approximates fair market value, consists of the following:

                                                                1998          1999
                                                             ----------    -----------
U.S. government agencies...................................  $4,939,278    $ 5,399,842
Commercial paper...........................................   4,935,072      4,664,349
                                                             ----------    -----------
                                                             $9,874,350    $10,064,191
                                                             ==========    ===========

     The average maturity of the Company's short-term investments at March 31, 1998 and March 12, 1999 is 104 and 125 days, respectively. Realized gains and losses from the sale of investment securities are recorded on the trade date by specific identification of the security sold. Realized gains and losses were not material during the period from April 1, 1998 to March 12, 1999 and the year ended March 31, 1998.

  (d) Depreciation and Amortization

     The Company provides for depreciation by charges to operations on a straight-line basis in amounts estimated to allocate the cost of the assets over their estimated useful lives, as follows:

                                                                ESTIMATED
ASSET CLASSIFICATION                                           USEFUL LIFE
--------------------                                          -------------
Software and computer equipment.............................  2-3 years
Research and development test equipment.....................  5 years
Furniture and fixtures......................................  2-5 years
Leasehold improvements......................................  Life of lease

  (e) Software Development Costs

     All of the Company's research and development expenses have been charged to operations as incurred. In accordance with SFAS No. 86, Accounting for the Costs of Computer Software To Be Sold, Leased or Otherwise Marketed, the Company will capitalize material software development costs incurred after the technological feasibility of software development projects has been established. For the year

                              ARGON NETWORKS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

ended March 31, 1998 and the period from April 1, 1998 to March 12, 1999, no software development costs met the criteria for capitalization.

  (f) Comprehensive Income (Loss)

     SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive income on an annual and interim basis. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. Comprehensive net loss is the same as net loss for all periods presented.

  (g) Loss Per Share

     Basic and diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of unrestricted common shares outstanding during the period. Basic and diluted net loss per share are the same, as the effect of the inclusion of shares of common stock issuable upon the conversion of redeemable convertible preferred stock, as well as stock options and restricted common stock, would be antidilutive. In accordance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 98, Earnings Per Share in an Initial Public Offering, the Company has determined that there were no nominal issuances of common stock or potential common stock. The following weighted average total of securities were excluded from the calculation of dilutive weighted average shares outstanding, as their effect would be antidilutive:

                                                                             PERIOD FROM
                                                          YEAR ENDED        APRIL 1, 1998
                                                        MARCH 31, 1998    TO MARCH 12, 1999
                                                        --------------    -----------------
Redeemable convertible preferred stock................    4,962,942          12,858,532
Common stock options..................................      122,441           1,011,421
Restricted common stock...............................    3,000,713           2,419,437
                                                          ---------          ----------
          Total.......................................    8,086,096          16,289,390
                                                          =========          ==========

  (h) New Accounting Standards

     American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 98-5, Reporting on the Costs of Start-up Activities, was issued in April 1998. SOP 98-5 requires that all nongovernmental entities expense the costs of start-up activities, including organizational costs, as those costs are incurred. The Company has recorded all start-up costs as expense when incurred.

     In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. This new standard is not anticipated to have a significant impact on the Company's financial statements.

(3) INCOME TAXES

     The Company accounts for federal and state income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under the liability method specified by SFAS No. 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates assumed to be in effect when these differences reverse.

                              ARGON NETWORKS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

As of March 12, 1999, the Company had net operating loss and tax credit carryforwards that could result in future potential tax benefits.

     As of March 12, 1999, the Company had federal and state net operating loss carryforwards and research and development credit carryforwards available to offset future taxable income, if any, of approximately $14,502,000, $14,021,000 and $625,000, respectively. These carryforwards expire beginning in 2012 and are subject to review and possible adjustment by the Internal Revenue Service. In addition, the occurrence of certain events, including significant changes in ownership interests (see Note 1), may limit the amount of the net operating loss carryforward available to be used in any given year.

     The components of the Company's net deferred tax assets at March 31, 1998 and March 12, 1999 are as follows:

                                                               1998           1999
                                                            -----------    -----------
Net operating loss and credit carryforwards...............  $ 1,604,000    $ 6,706,000
Other temporary differences...............................      420,000      1,803,000
Valuation allowance.......................................   (2,024,000)    (8,509,000)
                                                            -----------    -----------
                                                            $        --    $        --
                                                            ===========    ===========

     The Company has recorded a full valuation allowance against its net deferred tax asset as of March 31, 1998 and March 12, 1999, because the future realizability of such asset is uncertain.

(4) LONG-TERM DEBT

  (a) Equipment Line of Credit and Note Payable

     The Company has entered into three equipment lines of credit with a bank totaling $2,500,000, $1,600,000 and $30,000, respectively. All outstanding borrowings bear interest at the prime rate (7.75% at March 12, 1999) and are collateralized by substantially all assets of the Company. In addition, the Company is required to comply with certain restrictive covenants regarding minimum levels of tangible net worth and liquidity. As of March 12, 1999, the Company was in compliance with all covenants.

     All advances that are outstanding under the $2,500,000 line of credit as of December 11, 1999 convert into a promissory note that is payable in 36 equal monthly installments of principal plus interest beginning January 11, 2000. As of March 12, 1999, $676,106 was outstanding under this facility. The $1,600,000 line of credit converted to a promissory note on August 28, 1998 and is payable in 36 equal monthly installments of principal plus interest through August 28, 2001. The $30,000 line of credit converted to a promissory note on July 28, 1997 and is payable in 36 equal monthly installments of principal plus interest through July 28, 2000.

  (b) Capital Lease

     During fiscal 1999, the Company entered into a capital lease with a financing institution with the principal amount totaling $151,575. The capital lease bears interest at 13.5% and is payable in 12 equal monthly installments of principal and interest of $13,423 through July 1999.

  (c) Officer/Stockholder Promissory Note Payable

     On May 30, 1997, the Company entered into a $100,000 promissory note payable (the Note) with an officer/stockholder of the Company. The Note was repaid, including interest of $611, with the proceeds from the sale of the Series A redeemable convertible preferred stock (Series A Preferred Stock) (see
Note 6) during June 1997.

                              ARGON NETWORKS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  (d) Future Minimum Payments

     The following table summarizes future principal payments required on these facilities:

FISCAL YEAR-
------------
2000........................................................    $  622,619
2001........................................................       763,914
2002........................................................       492,754
2003........................................................       187,662
                                                                ----------
                                                                $2,066,949
                                                                ==========

(5) COMMITMENTS

     The Company conducts its operations in a leased facility and is obligated to pay monthly rent through 2004. In addition, the Company leases certain office equipment under operating lease agreements. The minimum future rental payments under these operating lease agreements are approximately as follows:

FISCAL YEAR-
------------
2000........................................................    $  240,000
2001........................................................       240,000
2002........................................................       240,000
2003........................................................       257,000
2004........................................................        46,000
                                                                ----------
                                                                $1,023,000
                                                                ==========

     Rent expense for the year ended March 31, 1998 and the period ended March 12, 1999 was approximately $94,000 and $174,000, respectively.

(6) REDEEMABLE CONVERTIBLE PREFERRED STOCK

     The Company has authorized 12,858,532 shares of redeemable convertible preferred stock, of which 5,704,063 and 7,154,469 have been designated as Series A Preferred Stock and Series B redeemable convertible preferred stock (Series B Preferred Stock), respectively. In April 1997, the Company sold 131,970 shares of Series A Preferred Stock at $1.3639 per share for net proceeds of $180,000 to the two cofounders of the Company. In June, 1997, the Company sold to various investors 5,572,093 shares of Series A Preferred Stock at $1.3639 per share for net proceeds of $7,575,767. On March 10, 1998, the Company sold 7,154,469 shares of Series B Preferred Stock at $3.69 per share for net proceeds of $26,372,877.

     The rights, preferences and privileges of the Series A and Series B Preferred Stock are listed below.

     Dividends

     The Company shall not declare or pay any dividends on shares of common stock unless the holders of the Series A and Series B Preferred Stock then outstanding receive an amount equal to the dividends declared or paid on common stock.

                              ARGON NETWORKS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Conversion

     Each share of Series A and Series B Preferred Stock is convertible at the option of the holder into one share of common stock, adjusted for certain dilutive events, as defined. In addition, all shares of the Series A and Series B Preferred Stock shall be automatically converted into shares of common stock upon the closing of an initial public offering at a per share price of at least $11.00 and resulting in net proceeds to the Company of at least $15,000,000.

     Mandatory Redemption

     The Company will be required to redeem, subject to certain conditions, on March 10, 2003, March 10, 2004 and March 10, 2005, each a Mandatory Redemption Date, the percentage of Series A and Series B Preferred Stock, as listed in the following table, at a rate of $1.3639 per share in the case of the Series A Preferred Stock and $3.69 per share in the case of the Series B Preferred Stock.

                                                               PORTION OF SHARES OF SERIES A
                                                               AND SERIES B PREFERRED STOCK
MANDATORY REDEMPTION DATE                                             TO BE REDEEMED
-------------------------                                      -----------------------------
March 10, 2003                                                          33.33%
March 10, 2004                                                          50.00%
March 10, 2005                                                   All shares then held

     Voting Rights

     The Series A and Series B preferred stockholders are entitled to vote on all matters with the common stockholders as if they were one class of stock. The Series A and Series B preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of the Series A and Series B Preferred Stock is then convertible.

     Liquidation

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, as defined, the holders of the Series A and Series B Preferred Stock then outstanding will be entitled to be paid an amount equal to $1.3639 per share and $3.69 per share, respectively, plus any dividends declared but unpaid on such shares prior to any payment to common stockholders. Amounts remaining after payment to the Series A and Series B preferred stockholders, if any, will be shared among all stockholders on a proportional basis depending on the number of shares of common stock into which the shares are convertible.

(7) STOCKHOLDERS' EQUITY

  (a) Merger

     As discussed in Note 1, on February 4, 1999, the Company entered into an Agreement and Plan of Merger, whereby all of the outstanding capital stock of the Company was acquired. All shares of treasury stock owned by the Company were cancelled and retired. All nondissenting shares of common and preferred stock converted into the right to receive 21.52% and 71.45%, respectively, of the Consideration divided by the number of shares outstanding immediately prior to the effective date of the transaction. Additionally, the vesting of all outstanding common stock options were accelerated and were canceled and converted into the right to receive 7.03% of the Adjusted Merger Consideration divided by the number of common shares issuable pursuant to the outstanding stock options immediately prior to the effective date of the transaction.

                              ARGON NETWORKS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  (b) Reverse Stock Split

     On June 17, 1997, the Company effected a reverse stock split of .26394 per share of Series A Preferred Stock. All share and per share amounts have been retroactively restated.

  (c) Common Stock

     The Company has 20,000,000 authorized shares of common stock, of which a total of 3,955,625 shares have been issued as of March 12, 1999. The Company has reserved a total of 5,704,063 and 7,154,469 shares of common stock for the conversion of the Series A and Series B Preferred Stock, respectively.

  (d) Founders Shares

     On March 13, 1997, the Company sold 2,000,000 shares of common stock to its co-founders at $.01 per share, which represented the fair value of the common stock as determined by the Board of Directors. In conjunction with the sale, the Company entered into a stock restriction agreement with its cofounders under which 500,000 shares became vested on March 1, 1998. In the event that the cofounders are no longer employed by the Company, the Company has the right to repurchase at the original price, through March 1, 2001, the total number of shares that have not vested. This repurchase right on the remaining 1,500,000 shares will lapse at a rate of 125,000 shares at the end of each three-month period beginning on March 1, 1998. As of March 12, 1999 a total of 1,000,000 shares remain unvested and upon consummation of the Merger all such unvested shares vested in full.

(8) THE 1997 STOCK PLAN

     In April 1997, the Company's Board of Directors approved the 1997 Stock Plan (the 1997 Plan), which provides for the granting of Incentive Stock Options
(ISOs) and Nonqualified Stock Options, awards of common stock and the sale of common stock to key employees, directors and consultants of the Company.

  (a) Restricted Common Stock

     Under the 1997 Plan, the Board of Directors may authorize the sale of common stock to employees, directors and consultants of the Company. The purchase price for the common stock shall be determined by the Board of Directors, but shall not be less than the fair market value on the date of the grant. In addition, for each grant, the Board of Directors will determine the terms under which the Company may repurchase such shares.

     During fiscal 1998 and 1999, the Company sold 1,545,000 and 365,000 shares, respectively, of common stock to various employees, directors and consultants. The Company has also entered into stock repurchase agreements with the common stockholders, which provides that in the event the stockholder is no longer employed or affiliated with the Company, the Company has the right initially to repurchase all shares at a price per share equal to the original purchase price. For those stockholders that terminate their employment or affiliation after their first anniversary date but prior to the fourth anniversary date, the Company generally has the right to repurchase 75% of the shares less 6.25% of the shares per quarter beginning on the anniversary date. During fiscal 1999, the Company repurchased 267,500 shares of common stock; no shares of common stock were repurchased in fiscal 1998.

                              ARGON NETWORKS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  (b) Stock Options

     Under the 1997 Plan, the Board of Directors may grant ISOs and nonqualified stock options to key employees, directors and consultants of the Company. ISOs may be granted only to employees, with the exercise price not less that 100% of the fair market value on the date of grant, or in the case of 10% or greater shareholders, not less that 110% of the fair market value. Nonqualified stock options may be granted to key employees, directors or consultants of the Company. The exercise price of each nonqualified stock option shall be determined by the Board of Directors, but shall not be less than the par value of the common stock on the date of grant. In general the vesting period for common stock options is four years. All stock options issued under the 1997 Plan expire within 10 years, or in the case of 10% or greater stockholders, within five years.

     Activity under the 1997 Plan is summarized as follows:

                                                              OPTION PLAN
                                              -------------------------------------------
                                                           WEIGHTED AVERAGE     EXERCISE
                                              NUMBER OF       PRICE PER        PRICE PER
                                               SHARES           SHARE            SHARE
                                              ---------    ----------------    ----------
Outstanding, March 31, 1997.................         --         $  --          $       --
  Granted...................................    390,000          0.23           0.13-0.37
                                              ---------         -----          ----------
Outstanding, March 31, 1998.................    390,000          0.23           0.13-0.37
  Granted...................................  1,013,000          0.63           0.25-1.50
  Exercised.................................    (45,625)         0.21           0.13-0.25
  Cancelled.................................    (57,500)         0.31           0.25-0.37
                                              ---------         -----          ----------
Outstanding, March 12, 1999.................  1,299,875         $0.54          $0.13-1.50
                                              =========         =====          ==========
Exercisable, March 12, 1999.................    131,877         $0.27          $0.13-0.37
                                              =========         =====          ==========
Exercisable, March 31, 1998.................         --         $  --          $       --
                                              =========         =====          ==========

     Information regarding stock options as of March 12, 1999 is as follows:

                                OUTSTANDING
             -------------------------------------------------            EXERCISABLE
 RANGE OF                  WEIGHTED AVERAGE                      ------------------------------
 EXERCISE      NUMBER         REMAINING       WEIGHTED AVERAGE     NUMBER      WEIGHTED AVERAGE
  PRICES     OUTSTANDING   CONTRACTUAL LIFE    EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
-----------  -----------   ----------------   ----------------   -----------   ----------------
      $0.13     154,375          8.53              $0.13            43,125           0.13
$0.25-$0.37     907,500          9.23               0.36            88,752           0.34
      $1.50     238,000          9.58               1.50                --             --
              ---------                            -----           -------          -----
              1,299,875                            $0.54           131,877          $0.27
              =========                            =====           =======          =====

     SFAS No. 123, Accounting for Stock-Based Compensation, requires the measurement of the fair value of stock options or warrants to be included in the statement of operations or disclosed in the notes to the financial statements. The Company has determined that it will account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123. Options granted during the period ended March 12, 1999 and the year ended March 31, 1998 have been valued for disclosure purposes using the Black-Scholes option pricing model prescribed by SFAS No. 123.

                              ARGON NETWORKS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The weighted average assumptions used for the year ended March 31, 1998 and the period from April 1, 1998 to March 12, 1999 are as follows:

                                                                1998          1999
                                                             ----------    ----------
Risk-free interest rate....................................  5.40-6.19%    4.18-5.50%
Expected dividend yield....................................  0.00%         0.00%
Expected lives.............................................  5 years       1 year
Expected volatility........................................  0.00%         0.00%
Weighted average grant date fair value.....................  $0.05         $0.03
Weighted average remaining contractual life................  9.75 years    9.32 years

     Had compensation cost for the Company's stock option plan been determined consistent with SFAS No. 123, the Company's net loss would have resulted in the following pro forma amounts:

                                                              1998            1999
                                                           -----------    ------------
Net loss --
As reported..............................................  $(4,562,554)   $(21,212,351)
  Pro forma..............................................  $(4,564,635)   $(21,221,644)
Basic and diluted net loss per share --
  As reported............................................  $   (105.97)   $     (16.97)
  Pro forma..............................................  $   (106.02)   $     (16.98)

     The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions, including expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

     In connection with the Merger discussed in Note 1, the Company's common and preferred stockholders and common stock option holders received consideration equal to $11.44, $11.11 and $11.46 per share, respectively. During the period from April 1, 1998 to March 12 ,1999, the Company sold 365,000 shares of restricted common stock and granted 1,013,000 options to purchase common stock, at amounts that were, in some cases, lower than the deemed fair market value. Accordingly, the Company has estimated and recorded deferred compensation related to the restricted common stock and common stock options that were sold or issued at amounts less than the deemed fair market value.

     During the period from April 1, 1998 to March 12, 1999, the Company recorded $5,267,250 in deferred compensation related to restricted common stock and stock options issued to employees of the Company. In addition, the Company recorded compensation expense of $5,267,250 and $654,300 related to the vesting of restricted common stock and stock options issued to employees and nonemployees, respectively.

                              ARGON NETWORKS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(9) 401(k) PROFIT SHARING PLAN

     In September 1997, the Board of Directors adopted the Argon Networks, Inc. 401(k) Profit Sharing Plan (the Plan). All employees who are 21 years of age and have completed one year of service, with the exception of the initial plan year, are eligible to contribute 1% to 12% of their annual compensation, subject to IRS limitations. The Company may elect to make discretionary contributions to the Plan. There have been no discretionary contributions made by the Company to date.

(10) ACCRUED EXPENSES

     Accrued expenses at March 31, 1998 and March 12, 1999 consist of the following:

                                                                1998         1999
                                                              --------    ----------
Accrued payroll and benefits................................  $251,373    $  770,608
Accrued professional fees...................................    48,267       196,491
Accrued other...............................................    64,830       825,862
                                                              --------    ----------
                                                              $364,470    $1,792,961
                                                              ========    ==========

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Unisphere Networks, Inc.:

     Under date of October 16, 2000, except as to note 2(a) which is as of November 30, 2000, we reported on the consolidated balance sheets of Unisphere Networks, Inc. and Subsidiaries (an indirect majority-owned subsidiary of Siemens AG) as of September 30, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from January 12, 1999 (date of inception) to September 30, 1999 and for the year ended September 30, 2000. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related financial statement schedule set forth below. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit.

     In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

Boston, Massachusetts
October 16, 2000

                            UNISPHERE NETWORKS, INC.
                 SCHEDULE II-VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                 BALANCE AT     ADDITIONS                   BALANCE AT
                                                BEGINNING OF    CHARGED TO                    END OF
                                                  PERIODS        EXPENSES     DEDUCTIONS      PERIOD
                                                ------------    ----------    ----------    ----------
Allowance for doubtful accounts:
For the period January 12, 1999 to September
  30, 1999....................................     $   --         $   --        $   --        $   --
For the Year Ended September 30, 2000.........     $   --         $  827        $   --        $  827
Reserve for sales returns, allowances & other:
For the period January 12, 1999 to September
  30, 1999....................................     $   --         $   --        $   --        $   --
For the Year Ended September 30, 2000.........     $   --         $1,267        $ (204)       $1,063

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chelmsford, Massachusetts on January 29, 2001.

                                          UNISPHERE NETWORKS, INC.

                                          By: /s/JAMES A. DOLCE, JR.
                                              ----------------------------------
                                                 James A. Dolce, Jr.
                                                 President and Chief Executive
                                                 Officer